UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. __)

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Check the appropriate box:
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☑	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
US FOODS HOLDING CORP.
(Name of the Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

US FOODS

2024 PROXY STATEMENT

NOTICE OF ANNUAL MEETING

WEDNESDAY, MAY 15, 2024

8 AM (CENTRAL DAYLIGHT TIME)

OUR CULTURE

DELIVER EXCELLENCE
I do it right for my customer every time

STOP WASTE
I drive productivity through continuous improvement

YOU MATTER
I work safely, care for my co-workers and enable their success

WIN TOGETHER
I team up with the right people, in the right way, at the right time

SPEAK UP
I seek the facts, talk straight and exchange objective feedback

April 2, 2024
DEAR STOCKHOLDERS

On behalf of the Board of Directors, I am pleased to invite you to attend US Foods’ 2024 Annual Meeting of Stockholders on Wednesday, May 15, 2024, at 8:00 a.m. Central Daylight Time. We will once again host a completely virtual meeting this year, building off the success of last year’s annual meeting to ensure expanded access for as many stockholders as possible.
Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting and Proxy Statement. Whether or not you plan to attend the virtual Annual Meeting, the representation of your shares and your vote at the Annual Meeting are very important. I encourage you to review this Proxy Statement and submit your vote today. You can find the instructions for voting your shares in the Proxy Statement.
Throughout 2023, the dedicated US Foods team relentlessly focused on delivering best-in-class service to customers and executing on strategic long-range plan initiatives. The Board continued its oversight of the Company’s growth strategy, prudent allocation of capital, and corporate sustainability initiatives.
The most significant change for US Foods in 2023 was the arrival of Dave Flitman as Chief Executive Officer and member of the Board. After a thoughtful and thorough search for the leader of this great company, the Board was thrilled to welcome Dave to US Foods. He is a highly accomplished executive, who has already made a meaningful impact on the organization by driving safety, operational excellence, profitable growth, shareholder returns, and a high-performing culture. The Board is confident in Dave’s leadership in driving the Company’s next chapter of growth.
We thank those of you who met with the Company over the past year and provided valuable feedback on broad-ranging topics such as the CEO transition; environmental, social, and governance matters; human capital management; Board refreshment and composition; and the Company’s executive compensation program structure. The information received during this engagement helped to inform the Board’s and its Committees’ agendas and priorities for the year. We are committed to continuing the dialogue with the Company’s stockholders and appreciate your engagement.
It is a privilege to serve as your Chair and I greatly value your support of US Foods. On behalf of the Board and everyone at US Foods, we are grateful for your continued trust and support. Thank you for being a US Foods stockholder.
Sincerely,
ROBERT M. DUTKOWSKY
Chair of the Board
| “Throughout 2023, the dedicated US Foods team relentlessly focused on delivering best-in-class service to customers and executing on strategic long-range plan initiatives.” |

April 2, 2024

| “After more than a full year with this great company, I am even more confident and excited about our future.” |
DEAR FELLOW STOCKHOLDER
In January 2023, I had the honor of joining US Foods as Chief Executive Officer. After more than a full year with this great company, I am even more confident and excited about our future. I attribute this confidence to the strong momentum we created by delivering against our long-range plan and to our 30,000 dedicated associates who bring their foodservice expertise and tireless dedication to work every day.
At US Foods, our promise is to help our customers Make It. We achieve this by focusing on four key strategic pillars that I announced in 2023 to drive value for our customers, associates and you, our stockholders.
Culture
We are committed to the safety of our associates and made significant strides in 2023 to reduce the number of vehicle accidents and associate injuries across our facilities, improving overall safety performance by 23%. Creating a supportive and inclusive workplace is also key to our success, and we increased our diverse talent pipeline by filling 51% of new or open leadership roles with women or persons of color, exceeding our 40% goal. We also remain steadfast and responsible stewards of our planet, including our commitment to reducing absolute Scope 1 and Scope 2 greenhouse gas (GHG) emissions by 32.5% by 2032 from our 2019 climate goal base year and offering more sustainable and well-being Exclusive Brands products and Serve Good® responsible disposable products.
Service
We are dedicated to providing our customers with services that are reliable, efficient and easy to use. Our customer service levels are now in line with pre-Covid levels as we worked closely with our vendors to deliver consistent service. We are also taking proactive steps to further improve routing efficiency and reduce miles driven, while increasing cases per mile. In fact, in 2023, we delivered our best cases per mile in company history. Importantly, we boosted our digital leadership position through our new MOXēTM ecommerce platform that enables customers to place orders, manage inventory and check invoices all from the palm of their hand, while freeing up time for our sales teams to further accelerate growth. We have now embedded the MOXēTM platform across 100% of our local restaurant business and approximately 50% of our national chain business.
Growth
In 2023, we drove Net Sales growth of 4.5% to $35.6 billion. We exceeded 1.5x restaurant market growth and grew independent cases by 6.9% in 2023, consistently gaining share with independent restaurants enabled by technology and our service model advantages. And, we also grew share in both Healthcare and Hospitality, largely by converting our pipeline of customers into new business through innovation, such as our VITALS platform for acute care and senior living facilities. To bolster our footprint in key markets, we executed two tuck-in acquisitions — Renzi Foodservice and Saladino’s. And we continued to differentiate ourselves through our fresh, on-trend and labor-saving ScoopTM product innovations and unique team-based selling model featuring our expert chefs and restaurant operations consultants.

Profit
Driving margin, productivity and optimization are the key tenets of our Profit pillar. We are focused on growing our Exclusive Brands to drive margin expansion. And our new flexible schedules in our distribution centers are reducing costs associated with turnover and helping us accelerate productivity. Addressing cost of goods sold, managing pricing to help neutralize commodity volatility, optimizing indirect spend and enhancing our Supply Chain operations also contributed to increased Gross Profit of 11.9% to $6.1 billion in 2023. As a result of our strategies, we grew Net Income to $506 million, an increase of 90.9%, and grew Adjusted EBITDA* to $1.56 billion, an increase of 19.0%.
We also maintain a disciplined approach to capital deployment. We reduced Total Debt to $4.67 billion, a decrease of $180 million, and reduced Net Debt* to $4.4 billion, a decrease of $238 million. This resulted in a reduction of our Net Debt* to Adjusted EBITDA* leverage ratio to 2.8 times, well within our stated range of 2.5-3.0 times. And we made significant progress in our $500 million share repurchase program, purchasing approximately $300 million in 2023.
In closing, I am pleased with our progress in 2023 as we executed the four pillars of our strategy, which is driving increased safety, productivity, and profitability – all as we live our Cultural Beliefs as a company. Even with this tremendous progress, we have a long runway of profitable growth and shareholder returns in front of us. I look forward to even greater success as we complete our current long-range plan by the end of 2024 and embark on our next exciting long-range plan that we will share in June.
I invite you to attend our virtual US Foods 2024 Annual Meeting on Wednesday, May 15, 2024, at 8:00 a.m. Central Daylight Time. And please submit your vote today – your vote matters! Meeting details and voting instructions are included in the attached Notice of Annual Meeting and Proxy Statement.
It is a true honor to serve as CEO of this great company and I greatly value your support. We are in a strong position today, and I believe we have sustainable competitive advantages to outperform the market well into the future as we continue to do what we do best — helping our customers Make It every day. Thank you for your continued trust and confidence in US Foods.
Sincerely,
Dave Flitman
Chief Executive Officer

*Note: An asterisk denotes a non-GAAP measure. All reconciliations to non-GAAP financial measures can be found in Appendix A.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 15, 2024
8:00 a.m. (Central Daylight Time)
We are pleased to provide notice of the 2024 Annual Meeting of Stockholders of US Foods Holding Corp. (including any adjournments, postponements, or continuations thereof, the “Annual Meeting”). This year’s Annual Meeting will be a completely virtual meeting of stockholders. You will be able to attend and participate in the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/USFD2024, where you will be able to listen to the meeting live, submit questions, and vote.
MEETING AGENDA
As described in the proxy statement detailing the business to be conducted at the Annual Meeting (the “Proxy Statement”), the holders of our Common Stock, par value $0.01 per share (“Common Stock”), will be asked to:
1.Elect nine director nominees to our board of directors (our “Board”);
2.Approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the Proxy Statement;
3.Approve an amendment to the US Foods Holding Corp. Amended and Restated Employee Stock Purchase Plan;
4.Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024; and
5.Transact such other business that may properly come before the Annual Meeting.
RECORD DATE
Stockholders of record at the close of business on March 18, 2024, are entitled to notice of, and to vote at, the Annual Meeting.
ONLINE PROXY DELIVERY AND VOTING
As permitted by the Securities and Exchange Commission, we are making this Proxy Statement and the Company’s annual report to stockholders available to our stockholders electronically via the Internet. We believe electronic delivery expedites your receipt of materials, reduces the environmental impact of our Annual Meeting, and reduces costs significantly. Beginning on or about April 2, 2024, a Notice of Internet Availability of Proxy Materials (“Notice”) was mailed to each of our stockholders of record as of March 18, 2024. The Notice contains instructions on how you can access the proxy materials and vote online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the Notice. As more fully described in the Notice, all stockholders may choose to access these materials online or may request printed or emailed copies.
We encourage you to vote your shares as soon as possible. Specific instructions for voting over the internet or by telephone or mail are included in the Notice. If you attend the virtual Annual Meeting and vote electronically during the meeting, your vote will replace any earlier vote.
By Order of the Board of Directors,

MARTHA HA Executive Vice President, General Counsel and Corporate Secretary
Access The Proxy Statement And Vote In One of Four Ways:

Internet Visit the website on your proxy or voting instruction form	Telephone Call the telephone number on your proxy or voting instruction card	Mail Sign, date, and return your proxy or voting instruction card in the enclosed envelope	At the Meeting Attend the virtual Annual Meeting at www.virtualshareholdermeeting.com/USFD2024
Please refer to the Notice or the information forwarded by your bank, broker, or other nominee to see which voting methods are available to you.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 15, 2024.
The Proxy Statement and our 2023 Annual Report are available free of charge at www.virtualshareholdermeeting.com/USFD2024 and under the Annual Report and Proxy Statements tab in the Financial Information section of our Investor Relations website (https://ir.usfoods.com/investors/financial-information/annual-reports).

TABLE OF CONTENTS
This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of US Foods Holding Corp., a Delaware corporation (“US Foods,” the “Company,” “we,” “us” or “our”), for the Annual Meeting of Stockholders scheduled to be held on May 15, 2024 (including any adjournments, postponements, or continuations thereof, the “Annual Meeting”) at 8:00 a.m. Central Daylight Time. You will be able to attend and participate in the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/USFD2024 where you will be able to listen to the meeting live, submit questions, and vote. This Proxy Statement and accompanying form of proxy card were first mailed to stockholders on or about April 2, 2024.

FORWARD-LOOKING STATEMENTS
Statements in this Proxy Statement which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions (although not all forward-looking statements may contain such words) and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results and there are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others: economic factors affecting consumer confidence and discretionary spending and reducing the consumption of food prepared away from home; cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers and interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; achievement of expected benefits from cost savings initiatives; increases in fuel costs; changes in consumer eating habits; cost and pricing structures; the impact of climate change or related legal, regulatory or market measures; impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets; the impact of governmental regulations; product recalls and product liability claims; our reputation in the industry; labor relations and increased labor costs and continued access to qualified and diverse labor; indebtedness and restrictions under agreements governing our indebtedness; interest rate increases; disruption of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; risks associated with intellectual property, including potential infringement; effective integration of acquired businesses; potential costs associated with stockholder activism; changes in tax laws and regulations and resolution of tax disputes; certain provisions in our governing documents; health and safety risks to our associates and related losses; adverse judgments or settlements resulting from litigation; extreme weather conditions, natural disasters and other catastrophic events; and management of retirement benefits and pension obligations.
For a detailed discussion of these risks, uncertainties and other factors that could cause our results to differ materially from those anticipated or expressed in any forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 filed with the SEC on February 15, 2024. Additional risks and uncertainties are discussed from time to time in current, quarterly, and annual reports filed by the Company with the SEC, which are available on the SEC’s website at www.sec.gov. Additionally, we operate in a highly competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible to predict all risks nor identify all uncertainties. The forward-looking statements contained in this Proxy Statement speak only as of the date of this Proxy Statement and are based on information and estimates available to us at this time. We undertake no obligation to update or revise any forward-looking statements, except as may be required by law.
WEBSITES
Links to websites included in this Proxy Statement are provided solely for convenience. Information contained on websites, including on our website, is not, and will not be deemed to be, a part of this Proxy Statement or incorporated by reference into any of our other filings with the SEC.

ABOUT US FOODS
US FOODS AT A GLANCE(1)
US Foods is one of America’s great food companies and a leading foodservice distributor, providing restaurants, healthcare, hospitality, governmental and educational institutions with broad and innovative food offerings, a comprehensive suite of e-commerce, technology and business solutions, and omni-channel solutions that enable our customers to receive product in ways that best suit their needs. Our success is powered by our talented associates who come to work every day with one goal in mind — to help our customers Make It.

70+	~90	$35.6B	6,500+	~4,000
Distribution Facilities	CHEF’STORE® Locations	Net Sales	Trucks in Our Fleet	Sales Associates

150+	~30,000	400,000+	~6,000	~250,000
Years in Business	Associates	Products	Suppliers	Customers
FISCAL YEAR 2023 PERFORMANCE HIGHLIGHTS(2)

Delivered Net Sales of $35.6 billion, up 4.5%	Grew total case volume 4.4%; independent case volume 6.9%	Increased Gross Profit 11.9% to $6.1 billion	Grew Net Income to $506 million, up 90.9%	Grew Adjusted EBITDA* to $1.56 billion, up 19%	Grew Diluted EPS 100.0% to $2.02; Adjusted Diluted EPS* 22.9% to $2.63
WHERE YOU CAN LEARN MORE

LEARN MORE ABOUT US
You can learn more about US Foods, by visiting our website at www.usfoods.com or by viewing our social media content on the platforms noted below.
@usfoods	us_foods	US Foods	US Foods

(1)Information provided above is as of fiscal year end 2023.
(2)An asterisk denotes a non-GAAP measure. For more information, including reconciliations of our non-GAAP measures to the comparable GAAP measures, see Appendix A to this Proxy Statement. All percentages noted above are increases over fiscal year 2022.

PROXY SUMMARY
INFORMATION ABOUT THE ANNUAL MEETING
You have received these proxy materials because the Board is soliciting your proxy to vote your shares during the Annual Meeting. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in deciding how to vote your shares, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Time and Date:	8:00 a.m. (Central Daylight Time) on Wednesday, May 15, 2024
Location:	Virtual Meeting (www.virtualshareholdermeeting.com/USFD2024)
Record Date:	The close of business on March 18, 2024 (the “Record Date”)
MATTERS TO BE VOTED UPON
At the Annual Meeting, the holders of our Common Stock, par value $0.01 per share (“Common Stock”), will be asked to vote upon the following matters:

	Board Recommendation	Page

Proposal 1 – Election of nine director nominees	FOR EACH OF OUR BOARD NOMINEES	8

Proposal 2 – Advisory approval of the compensation paid to our named executive officers, as disclosed in the Proxy Statement	FOR	32

Proposal 3 – Amendment to Employment Stock Purchase Plan to increase the number of authorized shares	FOR	67

Proposal 4 – Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024	FOR	71

STOCKHOLDERS ENTITLED TO VOTE
Stockholders entitled to vote at the Annual Meeting are those who owned Common Stock at the close of business on the Record Date. As of the Record Date, there were 245,274,867 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	1

PROXY SUMMARY
DIRECTOR NOMINEES
The following table provides summary information about our nine director nominees. Each director nominee was, during the entirety of fiscal year 2023, and continues to be, independent in accordance with applicable New York Stock Exchange (“NYSE”) listing standards, other than David E. Flitman, who has served as the Company’s Chief Executive Officer since January 5, 2023. Court Carruthers, Nathaniel Taylor, Scott D. Ferguson, James J. Barber, Jr., and David A. Toy, each of whom served as a director during all or part of fiscal year 2023, were also determined to be independent in accordance with the NYSE listing standards. All current members of the Board, except for Mr. Barber and Mr. Toy, are standing for election for a one-year term, expiring at the next annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal. Mr. Barber and Mr. Toy were not nominated by the Board to stand for election at the Annual Meeting.

Name	Age	Director Since	Gender or Racial Diversity	Independent(1)	Compliance with Stock Ownership Guidelines(2)

Cheryl A. Bachelder Former Chief Executive Officer of Popeyes Louisiana Kitchen, Inc. and Pier 1 Imports	67	2018	✓	✓	✓
Robert M. Dutkowsky Chair of the Board and Former Chief Executive Officer of Tech Data	69	2017		✓	✓
David E. Flitman Chief Executive Officer of US Foods	59	2023			✓
Marla Gottschalk Former Chief Executive Officer of The Pampered Chef, Ltd.	63	2022	✓	✓	✓
Sunil Gupta Edward W. Carter Professor of Business Administration at Harvard Business School	65	2018	✓	✓	✓
Carl Andrew Pforzheimer Former Co-Chief Executive Officer of Tastemaker Acquisition Corporation	62	2017		✓	✓
Quentin Roach Senior Vice President and Chief Procurement Officer at Estée Lauder Companies	57	2022	✓	✓	✓
David M. Tehle Former Executive Vice President and Chief Financial Officer of Dollar General Corporation	67	2016		✓	✓
Ann E. Ziegler Former Senior Vice President and Chief Financial Officer of CDW Corporation	65	2018	✓	✓	✓
(1)All directors are independent in accordance with the standards of the NYSE, except for Mr. Flitman, our CEO.
(2)All directors were in compliance with (or were on track to be in compliance with) the Company’s stock ownership guidelines at the end of 2023.

2	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

PROXY SUMMARY
CORPORATE GOVERNANCE HIGHLIGHTS
The Company has a long-standing commitment to strong corporate governance, which promotes the long-term interests of our stockholders, strengthens Board and management accountability, and helps build trust in the Company. The Board has adopted policies and processes that foster effective Board and Committee oversight of critical matters including strategy, enterprise risk management, financial and other controls, cybersecurity and data security, compliance and ethics, corporate sustainability, Board diversity and refreshment, and management succession planning. The Board and its Committees regularly review the Company’s corporate governance documents, policies, and processes in the context of current governance trends, recognized best practices, and legal and regulatory changes. The following sections provide an overview of our corporate governance structure, policies, and processes, including key aspects of our Board’s and its Committees’ operations.

Independence	✓	Independent Chair of the Board
	✓	Eight of nine director nominees are independent
	✓	Regular executive sessions of independent directors
	✓	Fully independent Board Committees
Accountability	✓	Annual election of all directors
	✓	Simple majority vote standard in uncontested elections
	✓	One class of voting stock with equal voting rights
Evaluation and Effectiveness	✓	Annual Board and Committee self-evaluation process
Diversity and Refreshment	✓	22% of director nominees self-identify as persons of color and 33% self-identify as female
	✓	50% of Board Committees chaired by directors who self-identify as female
	✓	Balance of new and experienced directors, with an average tenure of five years for director nominees
Active Oversight and Engagement	✓	Robust oversight of risks related to the Company’s business, including comprehensive and strategic approach to enterprise risk management
	✓	Audit Committee oversight of cybersecurity matters
	✓	Nominating and Corporate Governance Committee oversight of corporate sustainability
	✓	Compensation and Human Capital Committee oversight of diversity and inclusion
Alignment with Stockholder Interests	✓	No stockholder rights plan (poison pill)
	✓	Executive officer and independent director stock ownership requirements
	✓	Double-trigger cash severance
Compensation Policies	✓	Dodd-Frank compliant clawback policy
	✓	Anti-hedging policy
	✓	Anti-pledging policy
Commitment to Stockholder Rights and Robust Stockholder Engagement	✓	Annual say-on-pay advisory votes
	✓	Stockholders can amend charter or bylaws by a simple majority vote
	✓	Proactive year-round engagement with stockholders
	✓	Incorporation of stockholder input informs our Board and Committee agendas, as well as our strategies and programs

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	3

PROXY SUMMARY
BOARD MEMBERSHIP AND DIVERSITY
US Foods is proactive in seeking to ensure that its Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives while at the same time seeking to ensure that the Board is comprised of directors who have broad and diverse backgrounds, perspectives and experiences. The Board believes that a diverse Board is best able to effectively oversee our management and strategy and position US Foods to deliver long-term value for our stockholders. The Board actively seeks highly qualified individuals with varying backgrounds, expertise and experiences including individuals from underrepresented groups, as well as non-traditional backgrounds as part of its director search process. Additionally, with the assistance of the Nominating and Corporate Governance Committee, the Board regularly reviews trends in board composition, including on director diversity. We believe the current composition of our director nominees, illustrated below, reflects a directorship with differentiated professional backgrounds and personal characteristics, who combine a broad spectrum of experience and expertise with a reputation for integrity. We believe our director nominees have the right mix of expertise to provide the Company with effective oversight.

INDEPENDENCE	GENDER/ETHNIC DIVERSITY

AGE	BALANCED DIRECTOR TENURE
Note: The above statistics assume all director nominees are elected at the Annual Meeting and give effect to the resignation from the Board of Scott D. Ferguson on February 28, 2024, and the Board’s decision not to renominate James J. Barber, Jr. and David A. Toy.
COMMITMENT TO BOARD REFRESHMENT
In the past two years, we have refreshed our board positions and, in the process, added two new directors. The Board believes that a degree of refreshment is important to align Board composition with the changing needs of the Company and the Board, and regularly considers fresh viewpoints and perspectives. The Board also believes that directors develop an understanding of the Company and an ability to work effectively as a group over time and, therefore, a significant degree of continuity year-over-year should be expected.

4	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

PROXY SUMMARY
QUALIFICATIONS AND RELEVANT EXPERIENCE
The Board is comprised of individuals with experience in key areas relevant to US Foods. Each director nominee was nominated based on the unique experience, qualifications, and skills that he or she brings to the Board. This blend of diverse backgrounds provides the Board with the benefit of a broad array of perspectives. The table below highlights some of the experience and skills (as defined below) embodied by our director nominees. If an individual is not listed as having a particular attribute, it does not signify a director’s lack of ability to contribute in such area.

Director	Bachelder	Dutkowsky	Flitman	Gottschalk	Gupta	Pforzheimer	Roach	Tehle	Ziegler

Committee Membership[1]

Audit Committee				●		●		●
Compensation and Human Capital Committee	●						●	●
Executive Committee	●	●						●	●
Nominating and Corporate Governance Committee				●	●				●
Knowledge, Skills, and Experience

Food Industry	✓		✓	✓		✓	✓	✓	✓
Supply Chain and Logistics		✓	✓				✓
CEO Leadership	✓	✓	✓	✓		✓
Sustainability and Corporate Responsibility		✓	✓		✓	✓	✓		✓
Accounting/Finance	✓			«	✓			«	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓
Technology		✓			✓		✓	✓	✓
Marketing and Strategy	✓	✓	✓	✓	✓
Human Capital Management	✓	✓	✓	✓	✓	✓	✓	✓	✓
Other Public Company Board(s)	✓	✓	✓	✓		✓		✓	✓
Demographics

GENDER
Male		✓	✓		✓	✓	✓	✓
Female	✓			✓					✓
RACE/ETHNICITY
American Indian or Alaska Native
Asian					✓		✓
Black or African American							✓
Hispanic or Latino
Native Hawaiian or Other Pacific Islander
White / Caucasian	✓	✓	✓	✓		✓		✓	✓
« = director designated as an audit committee “financial expert”
(1)Committee membership assumes all director nominees are elected at the Annual Meeting and gives effect to the resignation from the Board of Mr. Ferguson and the departure of Mr. Barber and Mr. Toy. Mr. Barber, who currently serves on the Compensation and Human Capital Committee, and Mr. Toy, who currently serves on the Audit Committee, are not included in the above table as they were not nominated for reelection by the Board.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	5

PROXY SUMMARY

WHAT THESE SKILLS BRING TO US FOODS:

Food Industry	Experience in the food industry provides the Board with an enhanced understanding of the industry and is highly important to strategic planning and risk oversight of our business and operations.

Supply Chain and Logistics	Experience in supply chain management and logistics provides the Board with an enhanced understanding of a crucial aspect of the Company’s operations and is important to overseeing risk in our supply chain and operations.

CEO Leadership	CEO leadership experience brings different perspectives into the boardroom and is important for monitoring strategy, developing a high-performing executive leadership team, and capital allocation.

Sustainability and Corporate Responsibility	Sustainability and corporate responsibility experience is important for monitoring the environmental and corporate sustainability issues that are relevant to our Company, the sustainability of the communities in which we operate, and our related strategies and priorities.

Accounting/ Finance	Accounting and finance experience is important in overseeing our financial reporting, internal controls, and capital allocation, which are critical to our success.

Risk Management	Experience in risk management is critical in overseeing the risks we face today and anticipating emerging risks that could impact us in the future.

Technology	Experience in technology is important to assess the tools we utilize to support our business infrastructure, supply chain and customer service, and also to oversee cybersecurity and information security risks.

Marketing and Strategy	Marketing and strategy experience is important in understanding our growth strategy and customer-centric focus.

Human Capital Management	Human capital management experience is important for a large workforce like ours to assess compensation practices, diversity mix, talent, training programs, and corporate culture which we depend upon to attract and retain key personnel, to maintain good relationships with our associates, including the unions that represent some of our associates, and to motivate our associates to perform and create long-term shareholder value.

Other Public Company Board(s)	Experience in public company governance, expertise in the purpose and functioning of a board, and oversight of strategic planning and management team performance are all important to understanding and protecting stockholders’ interests.

6	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

PROXY SUMMARY
EXECUTIVE COMPENSATION HIGHLIGHTS
After reviewing market trends, evaluating our Say-on-Pay vote results, and receiving feedback from stockholders, the Compensation and Human Capital Committee determined that our fiscal year 2023 plan annual and long-term incentive plans should follow a similar structure to our fiscal year 2022 compensation design. The fiscal year 2023 plan design emphasized our strategic and operational priorities, and focused the Company and its management team on critical drivers of the Company’s future success.

2023 Base Salary Highlights. No annual merit-based salary increases were provided to our executive officers in fiscal year 2023.
Mr. Locascio, Mr. Tonnison, and Mr. Guberman were granted base salary increases in March 2023 to align their respective compensation levels to competitive market practices.
2023 Long-Term Equity Incentive Plan (“LTIP”) Highlights. Our 2023 LTIP equity grants consisted of a mix of time-based restricted stock units (“RSUs”) (50%) and performance-based RSUs (“PRSUs”) (50%). The 2023 PRSUs are subject to performance goals related to Adjusted EBITDA growth rate (70%) and Return on Invested Capital (“ROIC”) (30%). These performance metrics are directly linked to our long-term growth strategy, which we believe will drive shareholder value. Due to difficulty in establishing a single target annual growth rate for Adjusted EBITDA and ROIC for the 2023-2025 performance period, the 2023 PRSUs consist of different growth targets for each year in the three-year performance period (2023, 2024, and 2025). The ultimate vesting and payout at the end of the 2023-2025 performance period will be determined by a simple average of each year’s payout percentages.

2023 Annual Incentive Plan (“AIP”) Highlights. In fiscal year 2023, our AIP performance goals were designed to highlight the Company’s need for continued top line growth and cost control, while sending a strong signal to the entire organization that operational improvements would be critical to the achievement of our long-range plan. Specifically, while maintaining the primary metric of Adjusted EBITDA (80%), the Compensation and Human Capital Committee replaced the secondary metric of local and national share improvement with a secondary metric based on improvement to our distribution cost per case (20%), calculated based on the Company’s variable and fixed costs excluding fuel (“Distribution Cost Per Case”). The Compensation and Human Capital Committee retained discretion to reduce or eliminate AIP bonus payments if, regardless of achievement against the performance metrics, the Company’s financial performance did not warrant such payments.
Leadership Transition and Related Compensation Arrangements. In connection with Mr. Flitman’s appointment as CEO, we entered into compensation arrangements with Mr. Flitman. We also modified compensation arrangements with Mr. Iacobucci and Mr. Locascio, in order to compensate Mr. Iacobucci and Mr. Locascio for leadership and performance during a period of transition, and to ensure compensation aligned to their respective roles and tenure at the Company.

IMPORTANT DATES FOR 2025 ANNUAL MEETING

Deadline to include stockholder proposals in our Proxy Statement On or before December 3, 2024	Period to submit stockholder proposals not included in our Proxy Statement Between January 15, 2025 and February 14, 2025	Period for stockholders to nominate director candidates for election Between January 15, 2025 and February 14, 2025

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	7

PROPOSAL 1
ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of the Board. The Board is currently comprised of 11 directors, 10 of whom are independent under the corporate governance standards of the NYSE. All of our directors are subject to annual election. James J. Barber, Jr. and David A. Toy were not nominated to stand for election by the Board at the Annual Meeting.
Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated nine individuals to serve for one-year terms until the 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified (or their earlier death, resignation, retirement, disqualification, or removal).
Proxies solicited by the Board will be exercised for the election of each of the following nine nominees: Cheryl A. Bachelder, Robert M. Dutkowsky, David E. Flitman, Marla Gottschalk, Sunil Gupta, Carl Andrew Pforzheimer, Quentin Roach, David M. Tehle, and Ann E. Ziegler, unless you vote “against” one or more of the nominees or elect to abstain from voting

The Board of Directors recommends a VOTE FOR each of the Board’s director nominees on the proxy card.

8	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

PROPOSAL 1
SKILLS, EXPERIENCE, AND COMMITMENT TO DIVERSITY
US Foods is proactive in seeking to ensure that its Board possesses, in the aggregate, the strategic, managerial, and financial skills and experience necessary to fulfill its duties and to achieve its objectives, while at the same time seeking to ensure that the Board is comprised of directors who have broad and diverse backgrounds, perspectives and experiences. The Board believes that a diverse Board is best able to effectively oversee our management and strategy and position US Foods to deliver long-term value for our stockholders. The Board actively seeks highly qualified individuals with varying backgrounds, expertise and experiences including individuals from underrepresented groups, as well as non-traditional backgrounds as part of its director search process. Additionally, with the assistance of the Nominating and Corporate Governance Committee, the Board regularly reviews trends in board composition, including on director diversity. We believe the current composition of the Board reflects a directorship with differentiated professional backgrounds and personal characteristics, who combine a broad spectrum of experience and expertise with a reputation for integrity.
Our Board is currently comprised of current and former chief executive officers, former chief financial officers, a current chief procurement officer, private equity investors, and a tenured business school professor. In the past two years, we have refreshed our Board positions with two new independent directors and, in the process, added diverse directors. Currently, three of our directors self-identify as female and two of our directors self-identify as racially or ethnically diverse.
Our Corporate Governance Guidelines provide that individuals will be considered for nomination to the Board based on their business and professional experience, judgment, sexual orientation, gender or gender identity, race and ethnicity, skills, background, and other unique characteristics as the Board deems appropriate. Accordingly, the Board is committed to actively seeking out highly qualified women and individuals from underrepresented groups as well as candidates with diverse or non-traditional backgrounds, skills, and experiences as part of the director search process.
Director candidates are required to demonstrate a reputation for integrity, strong values, discipline, high ethical standards, a commitment to full participation on the Board and its Committees, and relevant career experience, along with other skills and characteristics that meet the current needs of the Board. In selecting directors to our Board, the Nominating and Corporate Governance Committee and the Board consider whether candidates meet applicable independence standards where appropriate and evaluate any potential conflicts of interest with respect to each candidate.
Each nominee has consented to stand for election, and the Board does not anticipate that any nominee will be unavailable to serve. If a director nominee should become unavailable to serve at the time of the Annual Meeting, shares of Common Stock represented by proxy may be voted for the election of a substitute nominee to be designated by the Board. Alternatively, in lieu of designating a substitute, the Board may reduce the size of the Board accordingly.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	9

PROPOSAL 1
BACKGROUND AND EXPERIENCE OF DIRECTORS
The professional background and experience of each of the Company’s director nominees is provided below. We believe that our director nominees collectively provide an appropriate mix of experience and skills relevant to the size and nature of our business.
Nine nominees for election as directors with a term expiring at the 2025 Annual Meeting, to be elected by the holders of our Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING NINE DIRECTOR NOMINEES.

Cheryl A. Bachelder		Robert M. Dutkowsky

INDEPENDENT		INDEPENDENT

Age: 67 Director since: 2018 Committees: Compensation and Human Capital (Chair) Executive	Other Current Public Company Directorships: None Past Public Company Directorships: Pier 1 Imports, Inc.	Age: 69 Director since: 2017 Committees: Executive (Chair) Other Current Public Company Directorships: Raymond James Financial, Inc. The Hershey Company	Past Public Company Directorships: Pitney Bowes Inc. (Non-Executive Chair) Tech Data Corporation (Chairman)

Ms. Bachelder is the retired Chief Executive Officer of Popeyes Louisiana Kitchen, Inc., a multinational restaurant operator and franchisor, serving in this role from October 2007 to March 2017, and Interim Chief Executive Officer of Pier 1 Imports, Inc., a home furnishings and decor retailer, serving in this role from December 2018 to November 2019. Pier 1 Imports filed for Chapter 11 bankruptcy in February 2020. Prior to her role with Popeyes and Pier 1 Imports, Ms. Bachelder served as President and Chief Concept Officer of KFC restaurants, a division of Yum! Brands, Inc. Ms. Bachelder’s earlier career included brand leadership roles at Domino’s Pizza, RJR Nabisco, Gillette, and Procter & Gamble. Ms. Bachelder currently serves on the board of directors, as Lead Director, of Chick-fil-A, Inc., a family-owned and privately held restaurant chain.		Mr. Dutkowsky has led our Board as Chair since February 2022, including serving as our Executive Chairman from May 2022 to January 2023. Mr. Dutkowsky is the former Executive Chairman of Tech Data Corporation, a technology distributor, serving in the role from 2018 to 2020. Mr. Dutkowsky previously served as Chief Executive Officer and Chairman of Tech Data from 2017 to 2018 and, prior to that, was Chief Executive Officer of Tech Data from 2006-2016. Prior to joining Tech Data, Mr. Dutkowsky served as President, Chief Executive Officer, and Chairman of the Board of Directors of Egenera, Inc., a software company, from 2004 until 2006; President, Chief Executive Officer, and Chairman of the Board of Directors of J.D. Edwards & Co., Inc., a software company, from 2002 until 2004; and President, Chief Executive Officer, Chairman of the Board of Directors of GenRad, Inc., an electric equipment manufacturer, from 2000 until 2002. Mr. Dutkowsky also served as both Executive Vice President, Markets and Channels from 1997 to 1999 and President, Data General in 1999, at EMC Corporation, a data storage manufacturer. Mr. Dutkowsky began his career at IBM, a technology company, where he served in several senior management positions.

Skills and Qualifications:
■Ms. Bachelder is an accomplished executive, with extensive experience in the food industry and a track record of creating strong brand value.
■Her expertise provides valuable insights as US Foods executes on its Great Food. Made Easy.® strategy.
■She is an experienced public company director, with expertise in human capital management, including oversight of incentive compensation.

Skills and Qualifications:
■Mr. Dutkowsky has substantial senior executive leadership experience.
■He also has substantial experience in distribution, providing valuable governance perspectives based on his experience as a board member and chairman of numerous public and private companies across a wide range of industries.
■He also brings human capital management expertise to the Board, including oversight of incentive compensation.

10	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

PROPOSAL 1

David E. Flitman		Marla Gottschalk

INDEPENDENT

Age: 59 Director since: 2023 Committees: None Other Current Public Company Directorships: None	Past Public Company Directorships: Veritiv Corporation Builders FirstSource, Inc. BMC Stock Holdings, Inc.	Age: 63 Director since: 2022 Committees: Audit Nominating and Corporate Governance	Other Current Public Company Directorships: Reynolds Consumer Products Inc. Big Lots, Inc. Past Public Company Directorships: Potbelly Corporation

Mr. Flitman has served as the Chief Executive Officer since January 2023. Prior to joining US Foods, Mr. Flitman was President and Chief Executive Officer of Builders FirstSource, the largest U.S. supplier of building products, prefabricated components, and value-added services with annual revenues of approximately $20 billion, serving from April 2021 to November 2022. Mr. Flitman also served as President and Chief Executive Officer of BMC Stock Holdings, from September 2018 until the merger of the two companies. Prior to BMC, Mr. Flitman served as Executive Vice President of Performance Food Group Company, a family of leading foodservice distributors, and President and Chief Executive Officer of its Performance Foodservice division from January 2015 to September 2018. Prior to Performance Food Group, Mr. Flitman served as Chief Operating Officer and President, USA & Mexico of Univar Corporation, a global chemical distributor, from January 2014 to December 2014 after joining Univar in December 2012 as President USA with additional responsibility for Univar’s Global Supply Chain & Export Services teams. He had also served as Executive Vice President and President, Water and Process Services at Ecolab Inc., the global leader in water, hygiene and energy technologies and services, from November 2011 to September 2012, and previously Senior Executive Vice President of Nalco Holding Company from August 2008 until it was acquired by Ecolab in November 2011. From February 2005 to July 2008, Mr. Flitman served as President of Allegheny Power System, an electric utility that served customers in Pennsylvania, West Virginia, Virginia, and Maryland. Prior to this, Mr. Flitman had nearly 20 years in operational, commercial, and global business leadership positions at DuPont, a science and technology-based company.	Ms. Gottschalk is the former Chief Executive Officer of The Pampered Chef Ltd., the premiere direct seller of high-quality kitchen and entertaining products, serving in the role from 2006 to 2013. Prior to her role as Chief Executive Officer, Ms. Gottschalk served as President and Chief Operating Officer of The Pampered Chef from 2003 to 2006. Prior to The Pampered Chef, Ms. Gottschalk served in a variety of senior roles at Kraft Foods, one of the largest global food and beverage companies, including as Senior Vice President of Financial Planning and Investor Relations, Executive Vice President and General Manager of the Post Cereal division, and Vice President of Marketing and Strategy of the Kraft Cheese Division. Ms. Gottschalk currently serves as a member of the board of directors of privately held UL Solutions Inc., a global leader in applied safety science delivering testing, inspection, certification and software services, and as a member of the board of directors of two publicly traded companies — Reynolds Consumer Products Inc. and Big Lots, Inc.

Skills and Qualifications:
■As an experienced public company CEO, Mr. Flitman brings a wealth of global business leadership experience, executive management skills and extensive commercial distribution experience across multiple industries, including food distribution.
■Mr. Flitman has a proven track record of driving operational excellence, profitable growth, shareholder returns and a people-centric, high-performing culture.

Skills and Qualifications:
■Ms. Gottschalk is an accomplished executive with more than 25 years of experience in Consumer Products.
■Ms. Gottschalk is a Chartered Professional Accountant and is designated as a financial expert (for Audit Committee purposes).
■Ms. Gottschalk is an experienced public company director.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	11

PROPOSAL 1

Sunil Gupta		Carl Andrew Pforzheimer

INDEPENDENT		INDEPENDENT

Age: 65 Director since: 2018 Committees: Nominating and Corporate Governance	Other Current Public Company Directorships: None Past Public Company Directorships: None	Age: 62 Director since: 2017 Committees: Audit Other Current Public Company Directorships: None	Past Public Company Directorships: Tastemaker Acquisition Corp

Prof. Gupta is the Edward W. Carter Professor of Business Administration at Harvard Business School, serving in the role since 2007. Prof. Gupta currently serves as Co-Chair of the Driving Digital Strategy executive program at Harvard Business School, serving in the role since 2013. Prof. Gupta previously served as the Chair of the General Management Program for senior executives at Harvard Business School from 2013 to 2019 and, prior to that, served as the Chair of Harvard Business School’s Marketing Department from 2008 to 2013. Before joining Harvard Business School, Prof. Gupta held a number of positions at Columbia University’s Graduate School of Business, including serving as the Meyer Feldberg Professor of Business from 2000 to 2006.	Mr. Pforzheimer is a lecturer at Harvard Business School, where he teaches a course on the restaurant industry. Prior to that,
Mr. Pforzheimer was the co-Chief Executive Officer of Tastemaker Acquisition Corp., a special-purpose corporation formed to make investments in the restaurant and hospitality industry. Previously, Mr. Pforzheimer founded Barteca Holdings, LLC, a multi-location restaurant group, where he served as Chief Executive Officer from 1995 until August 2016. Mr. Pforzheimer previously served on the board of directors of Tastemaker Acquisition Corp. from August 2020 until June 2023, and previously served as Chairman of the Board of Directors of Barteca from March 2012 until 2018. Mr. Pforzheimer currently serves, and has served, on the boards of directors of several private restaurant companies throughout the United States, including as Lead Director at Wisely, Inc., a restaurant technology company serving leading fast casual and full-service restaurant chains across the country, until its acquisition by Olo Inc., a leading on-demand commerce platform, at the end of 2021. Mr. Pforzheimer is a member of the Education Policy Committee of the Culinary Institute of America and has also served on the board of directors of the Connecticut Restaurant Association.

Skills and Qualifications:
■Prof. Gupta has over 30 years of research, teaching, and consulting experience in marketing and strategy, including over 10 years in digital marketing, and brings expertise in finance and risk assessment to the Board.
■He has a Ph.D. in Marketing from Columbia University.
■Prof. Gupta’s current research is in the area of digital technology and its impact on consumer behavior and firm strategy.

Skills and Qualifications:
■Mr. Pforzheimer is a successful restaurateur with significant food industry leadership and customer service experience, providing the Board with unique insights into the restaurant and hospitality industries.
■He has substantive experience in sustainability, risk management and human capital management and provides the Board with valuable perspectives in these areas and others based on his executive leadership experience with independent restaurants.
■Mr. Pforzheimer provides our Board with unique insights into the restaurant and hospitality industries.

12	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

PROPOSAL 1

Quentin Roach		David M. Tehle

INDEPENDENT		INDEPENDENT

Age: 57 Director since: 2022 Committees: Compensation and Human Capital	Other Current Public Company Directorships: None Past Public Company Directorships: None	Age: 67 Director since: 2016 Committees: Audit (Chair) Compensation and Human Capital Executive	Other Current Public Company Directorships: National Vision Holdings, Inc. Past Public Company Directorships: Genesco Inc. Jack in the Box Inc.

Mr. Roach is the Senior Vice President and Chief Procurement Officer at the Estée Lauder Companies, Inc., a leading prestige beauty company with a worldwide reputation for elegance, luxury and superior quality, working across the Global Value Chain (Supply Chain Management and Research and Development) and leading luxury brands to deliver innovation, customer enthusiasm and sustainable value-creation. Previously, Mr. Roach served as Senior Vice President and Chief Procurement Officer at Mondelēz International, Inc., an American multinational confectionery, food, holding, and beverage and snack food company, from 2020-2022, overseeing company-wide expenditures, working capital management, risk mitigation processes, supply chain ESG initiatives, supplier performance management and innovation improvements. Prior to that, he was the Chief Procurement Officer and Senior Vice President of Global Supplier Management and Workplace Enterprise Services at Merck & Co., Inc., a publicly traded pharmaceutical company, serving in the role from 2016-2020, and various other leadership roles at Merck & Co., from 2011-2016, the Senior Vice President and Chief Procurement Officer at Bristol Myers Squibb, a publicly traded pharmaceutical company, serving in the role from 2008 to 2011. From 2002 to 2008, Mr. Roach served in positions of increasing responsibility, including those related to supply chain management, at Bausch & Lomb, Strong Health, Delphi Corporation and General Motors Corporation.		Mr. Tehle is the retired Executive Vice President and Chief Financial Officer of Dollar General Corporation, a publicly traded retailer, serving in the role from 2004 to 2015 to. Prior to Dollar General, Mr. Tehle was Chief Financial Officer of Haggar Corporation from 1997 to 2004 and held finance positions at several companies, including Ryder System, Inc., a transportation and logistics company, and Texas Instruments Incorporated, a semiconductor design and manufacturing company. Mr. Tehle currently serves on the board of directors of National Vision Holdings, Inc., a publicly traded optical retail company. He previously served on the boards of directors of Genesco, Inc., a publicly traded footwear focused specialty retail company, and Jack in the Box, Inc., a publicly traded quick service burger chain.

Skills and Qualifications:
■Mr. Roach has substantial executive leadership experience across a number of industries and sectors.
■He has deep expertise in supplier relationship management, sourcing strategies and material procurement.
■Mr. Roach has extensive knowledge of risk management and business planning to improve organizational growth prospects.

Skills and Qualifications:
■Mr. Tehle has extensive knowledge of financial reporting, internal controls and procedures, and risk management. He also has experience with human capital management, including compensation oversight.
■He brings significant public company experience to the Board in addition to significant experience as chief financial officer of a public company. Mr. Tehle is designated as a financial expert (for Audit Committee purposes).

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	13

PROPOSAL 1

Ann E. Ziegler

INDEPENDENT

Age: 65 Director since: 2018 Committees: Nominating and Corporate Governance (Chair) Executive Other Current Public Company Directorships: Reynolds Consumer Products Inc. Wolters Kluwer N.V.	Past Public Company Directorships: Groupon, Inc. Hanesbrands Inc.

Ms. Ziegler is the former Senior Vice President and Chief Financial Officer of CDW Corporation, a technology solutions provider, serving in the role from 2008 to 2017. From 2005 until 2008, Ms. Ziegler served as Senior Vice President, Administration and Chief Financial Officer of Sara Lee Food and Beverage, a division of Sara Lee Corporation, a global consumer goods company. From 2003 until 2005, Ms. Ziegler served as Chief Financial Officer of Sara Lee Bakery Group. From 2000 until 2003, Ms. Ziegler served as Senior Vice president, Corporate Development of Sara Lee. Prior to joining Sara Lee, Ms. Ziegler was a corporate attorney at the law firm Skadden, Arps, Slate, Meagher & Flom. Ms. Ziegler has served on the boards of directors of Reynolds Consumer Products Inc., a leading provider of household products and publicly traded company, since 2020, as well as the Supervisory Board of Wolters Kluwer N.V., a global provider of information software and services, since 2017. Ms. Ziegler also serves on the Board of Governors of the Smart Museum of Art of the University of Chicago. Ms. Ziegler previously served on the board of directors of Groupon, Inc., a publicly traded local marketplace company, and Hanesbrands, Inc., a publicly traded apparel company.

Skills and Qualifications:
■Ms. Ziegler brings significant executive leadership experience in the food and technology industries.
■She has extensive knowledge of financial reporting, internal controls and procedures, risk management, corporate development, and mergers and acquisitions.
■She brings significant public company experience to the Board, in addition to significant experience as a chief financial officer of a public company.

14	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

PROPOSAL 1
DIRECTOR NOMINATING PROCESS
The Nominating and Corporate Governance Committee recommends candidates to the Board it believes are qualified and suitable to become members of the Board. The Nominating and Corporate Governance Committee also considers the performance of incumbent directors in determining whether to recommend them for reelection. Recommendations may be received by the Nominating and Corporate Governance Committee from various sources, including current and former directors, a search firm retained by the Nominating and Corporate Governance Committee, stockholders, Company executives, and candidates themselves.
In the case of a vacancy on the Board, including a vacancy created by an increase in the size of the Board, the Nominating and Corporate Governance Committee will recommend to the Board an individual to fill the vacancy.
STOCKHOLDER NOMINATIONS
Stockholders who wish to identify director candidates for consideration by the Nominating and Corporate Governance Committee should write to the address provided in the section entitled “Communications with Our Directors” on page 24. Stockholders may also nominate directors for election to the Board as described in the section entitled “Stockholder Proposals for the 2025 Annual Meeting” on page 82. All submissions should comply with the requirements set forth in our Bylaws.
The Nominating and Corporate Governance Committee does not have a separate, formal policy on the consideration of director candidates recommended by stockholders. The Board believes that it is more appropriate to provide the Nominating and Corporate Governance Committee flexibility in evaluating stockholder recommendations. In the event that a director nominee is recommended by a stockholder, the Nominating and Corporate Governance Committee will give due consideration to the director nominee and will use the same criteria used for evaluating individuals nominated by the Board, in addition to considering the information relating to the director nominee provided by the stockholder.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	15

CORPORATE GOVERNANCE
OUR CORPORATE GOVERNANCE PRINCIPLES
The Board believes that a commitment to strong corporate governance standards is an essential element of enhancing long-term shareholder value in a sustainable manner. The Board believes that its commitment to good governance is demonstrated in part by the continuous implementation of best governance practices, as highlighted on page 3, that the Board believes are in the best interests of our Company.
The Board has adopted policies and processes that foster effective Board and Committee oversight of critical matters including strategy, enterprise risk management, financial and other controls, cybersecurity and data security, compliance and ethics, corporate sustainability, Board diversity and refreshment, and management succession planning. The Board and its Committees regularly review the Company’s governance documents, policies and processes in the context of current governance trends, recognized best practices, and legal and regulatory changes.
STRONG TRACK RECORD OF REGULAR GOVERNANCE ENHANCEMENTS
Since our initial public offering in 2016, the Company and its Board have demonstrated a commitment to the continuous implementation of best governance practices through the following governance enhancements. The Board continually re-evaluates its corporate governance practices against peers, and receives and reviews feedback from our stockholders regarding our governance practices.

Regular enhancements since our initial public offering demonstrate the Board’s commitment to the continuous implementation of corporate governance best practices

2023	✓	KKR exit transaction resulted in the elimination of multiple classes of stock through cancellation of Series A Preferred Stock

	✓	KKR exit transaction resulted in the restoration of the right of common stockholders to elect all directors

2022	✓	Separated Chair / CEO roles

	✓	Refreshed three of four committee chairs and rotated Committee assignments

	✓	Expanded Compensation and Human Capital Committee charter to capture its human capital oversight responsibilities

IPO through 2021	✓	Expanded Nominating and Corporate Governance Committee Charter to reflect oversight of corporate sustainability strategies

	✓	Added directors and refreshed membership of Audit, Nominating and Corporate Governance, and Compensation and Human Capital Committees

	✓	Removed supermajority vote standard to remove directors and amend Charter and Bylaws

	✓	Adopted majority vote standard in uncontested director elections with director resignation policy

	✓	Appointed Lead Independent Director

16	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
SEPARATE CEO AND NON-EXECUTIVE CHAIR ROLES
The Board separates the roles of Chief Executive Officer and Non-Executive Chair of the Board. On January 5, 2023, Mr. Flitman commenced his role as our Chief Executive Officer and as a member of the Board. Concurrently, Mr. Dutkowsky resumed his position as our Non-Executive Chair of the Board.

David E. Flitman	Robert M. Dutkowsky

As Chief Executive Officer, Mr. Flitman:
■Determines the strategic direction for the Company
■Leads the development of the Company’s short- and long-term plans
■Sets meaningful and measurable operating and strategic goals for the Company
■Focuses on execution of the Company’s goals
■Establishes a strong performance culture
■Develops our organizational structure, operating model, and management succession plans
■Provides day-to-day leadership over operations
■Supplies the Board with regular updates on key issues, status of operations, and business developments
■Sets the “tone at the top”

As Non-Executive Chair of the Board, Mr. Dutkowsky:
■Confers with the CEO on the Company’s strategy and long-term plan
■Serves as a liaison between management and the Board
■Presides over Board meetings and facilitates leadership
■Sets the Board’s schedule and prioritizes areas of focus
■Directs stockholder engagement and leads governance matters
■Provides management with feedback regarding information that is necessary for the independent directors to effectively perform their duties
■Leads the Board’s annual review of the CEO’s performance
■Serves as Chair of Executive Committee

The Board believes this allocation of responsibilities provides a clear and efficient leadership structure for the Company.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	17

CORPORATE GOVERNANCE
MEETINGS OF THE BOARD AND ITS COMMITTEES

4 Meetings of the Board held in fiscal year 2023	Each director attended at least 75% of all meetings of the Board and the Committees on which he or she served during fiscal year 2023.

Committee Membership*	Audit	Compensation and Human Capital	Nominating and Corporate Governance	Executive

Cheryl A. Bachelder		C		✓
James J. Barber, Jr.		✓
Robert M. Dutkowsky				C
David E. Flitman
Marla Gottschalk	✓		✓
Sunil Gupta			✓
Carl Andrew Pforzheimer	✓
Quentin Roach		✓
David M. Tehle	C	✓		✓
David A. Toy	✓
Ann E. Ziegler			C	✓
C    Denotes Committee Chair
*Reflects committee membership as of the date of this Proxy Statement. Court D. Carruthers previously served on the Compensation and Human Capital Committee until May 18, 2023, but was not nominated to stand for re-election at our 2023 annual meeting. Prior to his resignation on May 26, 2023, Nathaniel H. Taylor did not serve on any committees of the Board during fiscal year 2023. Scott D. Ferguson previously served on the Nominating and Corporate Governance Committee and the Executive Committee until his resignation on February 28, 2024.

AUDIT COMMITTEE	Members: Ms. Gottschalk Mr. Pforzheimer Mr. Tehle (Chair) Mr. Toy	Meetings held in 2023: 4

Principal Roles and Responsibilities:
■Oversees the quality and integrity of the Company’s financial statements
■Reviews the Company’s compliance with legal and regulatory requirements
■Monitors the Company’s ethics and compliance function
■Determines the qualifications, independence, and performance of the Company’s independent auditors
■Assesses the performance of the Company’s internal audit function and the adequacy of the Company’s internal controls
■Manages the Company’s enterprise risk management program, with primary responsibility for oversight of the Company’s enterprise risk management, assessment, practices, and procedures (including with respect to cybersecurity risk and data security)
The Board has determined that (i) each Audit Committee member qualifies as independent under rules and standards promulgated by the NYSE and SEC; (ii) each Audit Committee member is “financially literate” as required by the corporate governance standards promulgated by the NYSE; and (ii) each of Mr. Tehle, Mr. Toy, and Ms. Gottschalk are “audit committee financial experts,” within the meaning of the regulations promulgated by the SEC.

18	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

COMPENSATION AND HUMAN CAPITAL COMMITTEE	Members: Ms. Bachelder (Chair) Mr. Barber Mr. Roach Mr. Tehle	Meetings held in 2023: 5

Principal Roles and Responsibilities:
■Establishes and monitors the Company’s overall compensation and benefits philosophy
■Maintains and determines the Company’s compliance with key workforce management and human capital policies and practices
■Sets corporate goals and objectives, including annual performance objectives, relevant to the compensation of the CEO and other executive officers
■Evaluates the CEO’s annual performance and approves the CEO’s annual compensation
■Approves annual compensation for other executive officers of the Company (based, in part, on recommendations of the Company’s CEO)
■Approves the design of any benefit plans which pertain exclusively to the Company’s directors or executive officers
■Reviews the Company’s programs, policies, and practices relating to (i) executive development and succession planning; and (ii) cultural beliefs, talent, diversity and inclusion
■Undertakes an annual review and risk assessment of the Company’s compensation policies and practices
■Monitors the independence of the committee’s compensation consultant
■Oversees the preparation of the compensation information, including the Compensation and Human Capital Committee Report, required to be included in our annual proxy statement under the rules promulgated by the SEC
Pursuant to the provisions of its charter, the Compensation and Human Capital Committee may delegate to management the authority to approve awards of stock, options, or other forms of award pursuant to the Company’s equity-based plans to participants who are not Section 16 officers.
In accordance with the provisions of its charter, the Compensation and Human Capital Committee has delegated to our Chief Human Resources Officer the authority to make one-time grants of RSUs and stock option awards under the provisions of the Company’s 2019 Long-Term Incentive Plan (the “2019 Plan”) to any associate who is not a Section 16 officer of the Company, so long as (i) the aggregate number of shares underlying such awards does not exceed 75,000 shares; and (ii) the specified value of such awards to any single participant does not exceed $200,000 on the grant date or $300,000 in the aggregate during any three-year period.
The Board has determined that each member of the Compensation and Human Capital Committee qualifies as independent under rules and standards promulgated by the NYSE and SEC.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	19

CORPORATE GOVERNANCE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	Members: Ms. Gottschalk Mr. Gupta Ms. Ziegler (Chair)	Meetings held in 2023: 4

Principal Roles and Responsibilities:
■Actively engages in the ongoing review of Board and Committee composition, as well as opportunities for refreshment
■Develops and recommends criteria for the selection of Board and Committee candidates
■Identifies and recommends to the Board candidates who are qualified to serve on the Board and its Committees
■Reviews the composition, size, structure, practices, policies, and activities of the Board and its Committees
■Considers the qualifications of any individual nominated for election to the Board by stockholders
■Proposes a slate of candidates for election as directors at each annual meeting of stockholders
■Oversees the Company’s annual self-evaluation process regarding the performance of the Board and its Committees, and recommends ways to improve Board and Committee performance
■Monitors the Company’s actions in furtherance of its corporate sustainability strategies, including reviewing with Company management (at least annually) the Company’s initiatives and accomplishes on environmental, social, and governance matters
■Develops and reviews, at least annually, the Company’s corporate governance policies, practices, and procedures to ensure they reflect evolving best practices
■Recommends appropriate compensation of directors for Board approval
■Oversees orientation programs and continuing education opportunities for directors
The Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as independent under rules and standards promulgated by the NYSE and SEC.

EXECUTIVE COMMITTEE	Members: Ms. Bachelder Mr. Dutkowsky (Chair) Mr. Tehle Ms. Ziegler

Principal Roles and Responsibilities:
■Exercises, to the fullest extent permitted by applicable law and the Company’s governing documents, all of the powers and authority granted to the Board with respect to urgent matters requiring Board action that should not await the Board’s next regularly scheduled meeting
The Executive Committee consists of our Non-Executive Chair of the Board, the chairs of each of the Audit Committee, Compensation and Human Capital Committee, and Nominating and Corporate Governance Committee, and any other director as may be appointed by the Board upon recommendation of the Nominating and Corporate Governance Committee. The Board has determined that each current member of the Executive Committee qualifies as independent under rules and standards promulgated by the NYSE and SEC.
The Executive Committee did not meet in fiscal year 2023.

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CORPORATE GOVERNANCE
BOARD ATTENDANCE AT THE ANNUAL MEETING
Although the Company does not have a written policy concerning Board attendance at annual meetings of the Company’s stockholders, it is our expectation that all directors attend the annual meetings of our stockholders. All of our directors then in office attended the 2023 annual meeting of stockholders.
DIRECTOR EDUCATION AND ORIENTATION
In order to ensure each director’s engagement with and understanding of our strategy, each director participates in an extensive orientation program upon joining the Board, including meeting with members of our executive leadership team and other key management team members to gain a deeper understanding of the Company’s businesses and operations. We also hold Committee-specific orientation sessions when a director joins a Committee for the first time. Directors make onsite market visits, join in supply chain discussions, engage in driver ride-alongs, and participate in immersive warehouse and process education. Company-wide discussions (e.g., “fireside chats”) are also scheduled with new directors, affording our directors the opportunity to interact with our associates and gain perspective on our Company and culture.
At the Board level, periodic briefing sessions are provided to directors on subjects that would assist them in discharging their duties both at the full Board and Committee levels. Access to director resources is provided to our Board members and each director is given the opportunity to become a member of the National Association of Corporate Directors, in each case, at the Company’s expense. Moreover, newly elected and existing directors are strongly encouraged to attend continuing education programs sponsored by third parties to better understand the responsibilities and duties for service on a public company board, and the Company reimburses our directors for the cost of attendance and related travel to such continuing education programs.
ANNUAL BOARD AND COMMITTEE SELF-EVALUATIONS
The Nominating and Corporate Governance Committee oversees the annual self-evaluation process for the Board and each of its Committees. As part of the evaluation process, each director completes a Board and Committee self-evaluation questionnaire developed by the Nominating and Corporate Governance Committee. In fiscal year 2023, the questionnaire responses were compiled and reviewed by internal legal counsel. Each Committee chair received a consolidated summary of the responses, without attribution to any individual director. The Committees reviewed feedback from their respective Committee self-evaluations, as did the full Board, in executive session led by the Committee chair and the Chair of the Board, respectively.
These self-evaluations are generally designed to assess whether the Board or the respective Committee is functioning effectively and to provide a mechanism for the Board or the respective Committee to identify potential areas for improvement. Key learnings from the Board and Committee self-evaluations also play an important role in informing the Board’s approach to refreshment and succession planning. For example, in a typical year, in furtherance of the Board’s commitment to maintaining a Board comprised of members with diverse skills, experiences, and perspectives, the Board self-evaluation specifically asks directors to assess the Board’s progress against that commitment.
RISK OVERSIGHT
We face a broad array of enterprise risks, including market, operational, strategic, legal, regulatory, reputational, cybersecurity/data security, environmental, social, and financial risks. Our approach to enterprise risk management is designed to effectively identify, assess, monitor, prioritize, and mitigate the Company’s principal risks. The Board as a whole has responsibility for enterprise risk oversight, with a focus on the most significant risks facing the Company. In addition, certain Committees of the Board have been assigned oversight of risk areas that are particularly relevant to their respective areas of responsibility and oversight. For example, the Audit Committee oversees our enterprise risk management program and reviews policies and practices with respect to risk assessment and risk management, including discussing with Company management the major financial risk exposures and the steps that have been taken to monitor and control such exposures. The Audit Committee also reviews policies and practices with respect to cybersecurity risk and the Company’s data security policies. The Compensation and Human Capital Committee considers the risks to our business associated with our compensation policies and practices from the perspective of enterprise risk. The Nominating and Corporate Governance Committee reviews the Company’s corporate governance structure, director

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CORPORATE GOVERNANCE
succession matters, and environmental, social, and governance matters as part of their oversight of our corporate sustainability program. All Committees report to the full Board on risk matters as appropriate.
The risk oversight responsibility of the Board and its Committees is supported by our management reporting processes, which are designed to provide visibility to the Board to those Company personnel responsible for risk assessment, and to provide information about management’s identification, assessment, and mitigation strategies for critical risks. Management is responsible for the Company’s day-to-day risk management activities. This includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, reputational, financial, operational, legal, compliance and reporting levels. The Board maintains an open dialogue with, has regular access to, and receives ongoing updates from, management and, when appropriate, outside advisors and experts, with respect to any potential risks identified by Company management. The Board believes that this division of labor among the Board, its Committees, and Company management allows the Company to appropriately monitor risks over the short-, intermediate-, and long-term.

BOARD OF DIRECTORS OVERSIGHT

■Receives updates on our business operations, financial results, and long-range plan at its regularly scheduled meetings
■Monitors overall culture and risk management environment
■Advises management on shaping corporate purpose, values, and strategy
■Reviews an annual enterprise risk management report, which includes probability and potential economic and reputational impact assessments, as well as mitigation actions and monitoring plans
■Receives updates (at least annually) from management regarding the Company’s top enterprise risks
■Evaluates an annual cybersecurity report from Company management

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AUDIT COMMITTEE OVERSIGHT

■Reviews and considers our annual audit risk assessment, which identifies risks related to our internal control over financial reporting and informs our internal and external audit plans
■Appoints our independent auditor and monitors their independence, including a review of the proposed hiring of any of its current or former employees and review of non-audit fees and services provided
■Oversees the implementation of new accounting standards
■Reviews the use and consistent presentation of non-GAAP measures in our earnings releases and SEC filings
■Considers the impact of risk on our financial position and the adequacy of our risk-related internal controls
■Oversees enterprise risk management assessment and receives annual reports on significant risk areas
■Oversees cybersecurity risk and receives a quarterly cybersecurity report, which includes a review of potential threats and vulnerabilities and oversees our cybersecurity framework, which is designed to protect confidentiality, integrity, and availability of critical assets and information
■Receives quarterly updates on litigation, ethics and compliance and food safety trends, and other applicable regulatory developments

COMPENSATION AND HUMAN CAPITAL COMMITTEE OVERSIGHT	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OVERSIGHT

■Assesses, on an annual basis, whether our compensation plans, policies, and practices encourage excessive or inappropriate risk taking by employees
■Evaluates our executive compensation programs to ensure adequate ties to Company performance
■Reviews risks related to talent acquisition, retention and development, employee safety, as well as management succession planning

■Conducts an annual review of our corporate governance policies and practices
■Oversees corporate governance, receiving quarterly updates on emerging corporate governance issues and trends
■Manages annual self-evaluation process for the Board and its Committees
■Monitors and oversees our corporate sustainability strategies and progress against our stated goals, including our greenhouse gas emission (“GHG”) reduction commitments
■Oversees succession planning and Board refreshment efforts

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CORPORATE GOVERNANCE
Oversight of Certain Key Risks: Certain of the Company’s key risks are specifically allocated to the Board and its Committees as part of the Company’s overall enterprise risk management process as follows:

Risk	Oversight

Pricing/Margin Pressure	Board
Supply Chain Cost Structure	Board
Group Purchasing Organization (GPO) Disintermediation and Dependency	Board
Labor Relations	Board
Associate Safety	Compensation and Human Capital Committee
Cyber Security and Aging Technology and Scarcity of Resources	Audit Committee
Food Safety	Audit Committee
STOCKHOLDER ENGAGEMENT
We recognize the value of listening to our stockholders and considering their perspectives. We proactively engage with stockholders throughout the year, maintaining an open dialogue with our stockholders to discuss their areas of focus. As part of our conversations, we provide our stockholders with updates on our corporate governance, executive compensation, corporate sustainability initiatives, and human capital management programs. The feedback we receive from our stockholders informs our Board and Committee agendas. Our stockholder engagement efforts complement the ongoing dialogue throughout the year among stockholders and our CEO, CFO, and investor relations team on our long-term strategy, business results, operations, and outlook.
Direct engagement involves reaching out to the Company’s largest stockholders multiple times throughout the year. We also engage with proxy and other investor advisory firms that represent the interests of various stockholders. Discussions with stockholders may include members of the Board. In fiscal year 2023, we reached out to stockholders holding over 80% of our outstanding shares and held discussions with stockholders representing approximately 38% of outstanding shares. These discussions provided opportunity for robust dialogue and feedback, which was relayed to our Board and Committees.
YEAR-ROUND COMMITMENT TO STOCKHOLDER ENGAGEMENT

Before Annual Meeting	Annual Meeting
■Discuss stockholder proposals with proponents, on a case-by-case basis
■Incorporate stockholder feedback from off-season discussions into proxy statement and other disclosures
■Report on engagement to the Nominating and Corporate Governance Committee
■Publish proxy statement and annual report ■Provide a forum for direct engagement among Board, management, and stockholders ■Receive direct voting feedback

After Annual Meeting	Off-Season Engagement
■Discuss responses to vote results and consider whether additional action is appropriate ■Review and discuss environmental, social, and governance trends ■Consider topics for off-season engagement
■Engage with stockholders to better understand viewpoints and inform Board and management discussions
■Participate in investor and governance-related events to learn about emerging trends and further engage with stockholders
■Evaluate potential changes to policies and practices in light of stockholder feedback

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	23

CORPORATE GOVERNANCE
RESPONSIVENESS TO STOCKHOLDER FEEDBACK
In recent years, we have taken a number of actions based on stockholder feedback to strengthen our corporate governance, compensation and human capital, and corporate sustainability programs and related disclosure. For example, in recent years we:
■Refreshed our Committee charters to ensure that the Compensation and Human Capital Committee charter codified its human capital oversight responsibilities and the Nominating and Corporate Governance Committee charter reflected oversight of our corporate sustainability priorities and strategies.
■Declassified our Board, separated the roles of CEO and Chair, removed supermajority vote standards to remove directors, and adopted a majority vote standard in uncontested director elections with a director resignation policy.
■Included additional discussion in our proxy statements regarding our leadership transition, related compensation arrangements, and succession planning.
■Enhanced our disclosure of Board skills and attributes through the inclusion of a skills and attributes matrix in our annual proxy statement.
■Reinstated our practice of awarding PRSUs as part of our LTIP design, with PRSUs comprising 50% of long-term awards.
■Provided enhanced associate gender and ethnic/racial diversity disclosures in our annual corporate sustainability report.
■Significantly improved environmental reporting in our annual corporate sustainability report, including by (i) setting science-based GHG emissions targets and reporting, during fiscal year 2023, our progress against such targets in 2022; (ii) reporting Scope 3 GHG emissions; and (iii) adding quantitative metrics aimed at providing increased transparency on our environmental performance.
These examples evidence our continued commitment to remain responsive on a variety of stockholder concerns.
Additionally, at our 2023 annual meeting, our stockholders considered a stockholder proposal seeking to have us adopt a policy stating that, in the event of a change in control, only partial or pro-rata accelerated vesting would be permitted for performance-based share awards granted to any senior executive officer of our Company. Though the proposal was not approved by our stockholders, we discussed the proposal during our year-round outreach efforts with several of our institutional stockholders. We discussed our corporate governance and executive compensation practices, including our existing double-trigger vesting practices and our focus of performance orientation and stockholder alignment. We continue to believe that our current executive compensation practices reflect good governance for our stockholders and that our practices remain consistent with companies in our peer group.
COMMUNICATIONS WITH OUR DIRECTORS
All interested parties, including our stockholders, who wish to contact the Company’s directors may send written correspondence, to the attention of the General Counsel and Corporate Secretary, at the following address:
US Foods Holding Corp.
9399 W. Higgins Road, Suite 100
Rosemont, IL 60018
generalcounsel@usfoods.com
Communications may be addressed to an individual director (including our Chair of the Board), or to non-management directors as a group.

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CORPORATE GOVERNANCE
CORPORATE SUSTAINABILITY
Our Nominating and Corporate Governance Committee, pursuant to its charter, oversees our corporate sustainability program, including program strategy, areas of focus, goals, and progress. The Nominating and Corporate Governance Committee receives quarterly reports from management regarding our corporate sustainability initiatives and accomplishments.
Our General Counsel leads a cross-functional working group to advance our corporate sustainability objectives. This working group is comprised of leaders and subject matter experts from across the enterprise, including Supply Chain, Real Estate, Merchandising, Human Resources, Investor Relations, Legal and Communications. The Corporate Sustainability Working Group regularly works with members from our executive leadership team to plan for, and assess progress against, environment, social and governance commitments and priorities.
OUR CORPORATE SUSTAINABILITY STRATEGY
Our corporate sustainability strategy is organized around our commitments in three key focus areas:

PRODUCTS
Support an ethical, sustainable, and resilient supply chain:
Prioritize supplier diversity, uphold responsible sourcing practices and offer customers a best-in-class portfolio of products that are local, sustainable or support well-being.
PEOPLE Prioritize associates and community: Make a positive difference in the lives of our associates and the communities we serve.
PLANET
Reduce GHG emissions and environmental footprint:
Reduce energy intensity and waste in our facilities, improve transportation efficiency and prioritize alternative fuels in our fleet, and engage suppliers in our value chain.

KEY INITIATIVES
Key Initiatives for our corporate sustainability strategy in fiscal year 2023 and beyond include:
■Responsible Sourcing
■Supplier Diversity
■Sustainable and Well-Being Products (Hungry For Better and Serve Good® Programs)
■Serve Local Program
■Employee Engagement
■Diversity and Inclusion
■People Development
■US Foods Scholars
■Hunger Relief/Charitable Giving
■Greenhouse Gas Emissions
■EVs/Alternative Fuels
■Reduce Miles Driven
■Solar/Renewable Energy
■Energy Efficiency
■Waste Management/Recycling
■Supplier Engagement
WHERE YOU CAN LEARN MORE
Transparency and accountability are central to our corporate sustainability strategy. Each year we publish an annual corporate sustainability report aligned with internationally accepted sustainability reporting standards. Within each report, select key performance metrics and disclosures are externally assured. For more information about our commitments and our progress toward meeting those commitments, please visit http://www.usfoods.com/csr, where you will find our most recent annual report and additional information regarding our corporate sustainability strategy, efforts, initiatives, and accomplishments.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	25

CORPORATE GOVERNANCE
CODE OF CONDUCT
Our Code of Conduct is guided by our values and expectations which we believe are important to delivering exceptional service with the highest degree of honesty and integrity. We require all of our directors, officers, and associates, including our principal executive officer, principal financial officer/principal accounting officer, and controller, to understand and abide by the Code of Conduct, as it sets out expectations for how we work with each other, and with customers, suppliers, communities, and government officials, representing our commitment to continuously deliver excellence with honesty and integrity.
Our Code of Conduct addresses the following, among other topics:
■Diversity, inclusion, and equal opportunity;
■Workplace safety;
■Conflicts of interest;
■Food safety;
■Competition and fair dealing;
■Compliance with laws;
■Anti-corruption and anti-bribery;
■Responsible sourcing / human rights;
■Accurate books and records;
■Professional conduct, including customer relationships and receipt of payments or gifts;
■Insider trading;
■Confidential information;
■Intellectual property;
■Accurate communications and financial disclosures;
■Philanthropy; and
■Environmental stewardship and sustainability.
Our Code of Conduct, which is reviewed periodically by our Audit Committee, requires strict adherence to all laws and regulations applicable to our business and requires employees to report any violations or suspected violations of the Code of Conduct. We have published the Code of Conduct on our investor relations website (https://ir.usfoods.com).
Reporting a Concern or Violation
Our Code of Conduct explains that there are a variety of ways for an employee to get help or report a concern, including through an employee’s manager, any other US Foods manager, Human Resources, an associate’s local legal team member or any other member of the legal department (including any member of the Ethics and Compliance team), or anonymously through the Check-In Line. Our Check-In Line is an externally hosted hotline, which is available 24 hours a day, seven days a week, with translation services if needed.
If a concern raised through any one of our multiple channels for reporting relates to our accounting, internal controls or other financial or audit matters, such concern is forwarded to our Vice President, Internal Audit who is responsible for reporting such matters to the Chair of our Audit Committee. All such matters are investigated and responded to in accordance with the procedures established by the Audit Committee to ensure compliance with the Sarbanes-Oxley Act of 2002.
SUCCESSION PLANNING AND TALENT DEVELOPMENT
Pursuant to our Corporate Governance Guidelines, the Board is required to work with our CEO and senior management to ensure that effective plans are in place for management succession. Our Board’s involvement in succession planning and leadership development is systematic and ongoing, and the Board provides input on important decisions related thereto. The Board has primary responsibility for succession planning for the CEO and oversight of other executive officer positions. Every year, as part of this process, our CEO reports to the Board on management succession planning, including our policies and principles for succession planning and performance review, as well as our policies regarding succession in the case of an emergency or retirement of our CEO. As part of this process, succession candidates are considered, taking into account demonstrated performance, leadership qualities, and the potential to take on more complex responsibilities, as well as various succession-related factors, including retention risk, the competitive landscape for executive talent, and succession time horizons.

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CORPORATE GOVERNANCE
In addition to formal succession planning, directors also have exposure to Company leaders through Board and Committee presentations and discussions, as well as informal events and interactions with key talent throughout the year, both in small-group and one-on-one settings.
CORPORATE GOVERNANCE MATERIALS
The Board has adopted Corporate Governance Guidelines in furtherance of its commitment to the principles of good corporate governance. The Board and the Nominating and Corporate Governance Committee review the Corporate Governance Guidelines annually and make amendments, as they deem necessary or appropriate, based on stockholder feedback, changes in the rules and regulations promulgated by the NYSE and SEC, and corporate best practices.
As described above, the Board has also adopted a Code of Conduct that applies to all of our directors, officers, and associates, including our principal executive officer, principal financial officer/principal accounting officer, and controller. Our directors agree to comply with the Code of Conduct annually. As a matter of course, we make available all legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our investor relations website (https://ir.usfoods.com).
Copies of our Corporate Governance Guidelines; the charters of each of the Audit Committee, the Compensation and Human Capital Committee, and the Nominating and Corporate Governance Committee; and our Code of Conduct are publicly available and may be found by visiting the “Corporate Governance—Governance Documents” page of our investor relations website at https://ir.usfoods.com/investors/corporate-governance/governance-documents/.
ANTI-HEDGING AND ANTI-PLEDGING POLICY
To further align the interests of our directors and executive officers with those of our stockholders, our directors and executive officers are prohibited under the terms of the Company’s insider trading policy from engaging in transactions that involve short-term trades, short sales, exchange traded options, hedging, margin loans, or pledging of or relating to our Common Stock.
The Company’s insider trading policy does not currently prevent our associates, other than executive officers, from engaging in hedging, pledging or other speculative transactions, but it allows management to consider whether to prohibit our associates from engaging in these transactions.
RELATED PARTY TRANSACTIONS
The Audit Committee has adopted a written policy related to the review and approval of related party transactions. Under the policy, the Audit Committee evaluates, and if appropriate, approves any proposed transactions involving the Company and in which any of our directors, nominees for director, executive officers, or significant stockholders (or persons related to any of them) has a direct or indirect interest. Under the policy, certain related party transactions are deemed to be pre-approved, for example, those transactions where the aggregate amount will not exceed $120,000 or where the rates or charges involved are determined by competitive bids. In determining whether to approve a proposed related party transaction, the Audit Committee considers, among other things, whether: the terms of the transaction are fair to the Company and would apply if the transaction did not involve a related party; there are compelling business reasons for the Company to enter into the related party transaction and the nature of any available alternative transactions; the transaction would impair the independence of an otherwise independent director; or the transaction would create an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship.
Other than as set forth below (and, in the case of directors and executive officers, as outlined in the section entitled “Compensation Discussion and Analysis”, beginning on page 33), there were no transactions during fiscal year 2023, and there are no currently proposed transactions, in which the Company was or is to be a participant, in which the amount involved exceeded $120,000 and in which any Company director, nominee, executive officer or any of their immediate family members, or any beneficial holder of more than 5% of our Common Stock, either had or will have a direct or indirect material interest.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	27

CORPORATE GOVERNANCE
COOPERATION AGREEMENT WITH SACHEM HEAD AND SUBSEQUENT TERMINATION
On May 10, 2022, the Company entered into a cooperation agreement (the “Cooperation Agreement”) with Sachem Head Capital Management LP, a Delaware limited partnership, and certain of its affiliates (collectively, “Sachem Head”). Pursuant to the Cooperation Agreement, the Company appointed Mr. Ferguson, Mr. Toy, and Mr. Barber to the Board and certain Committees thereof.
On December 11, 2023, Sachem Head sold a portion of their position in the Company in the open market. Sachem Head sought to reduce its holdings because Sachem Head’s position in the Company had grown disproportionately large relative to Sachem Head’s other holdings due to the Company’s recent performance. The Company repurchased $15 million of Common Stock in the open market, on arm’s length market terms, in connection with Sachem Head’s sales.
On February 28, 2024, the Company and Sachem Head mutually agreed to terminate the Cooperation Agreement. Effective as of the termination of the Cooperation Agreement, neither the Company nor Sachem Head had any further rights, duties or obligations under the Cooperation Agreement, including any obligations on the part of the Company to nominate certain directors to the Board or any new or standing Committees of the Board, or on the part of Sachem Head to vote its shares in accordance with the Board’s recommendations or abide by the standstill restrictions set forth therein. Concurrent with the termination of the Cooperation Agreement, Mr. Ferguson resigned from the Board.
KKR INVESTMENT AND SUBSEQUENT EXIT
On May 6, 2020, pursuant to the terms of an Investment Agreement with KKR Fresh Aggregator L.P., a Delaware limited partnership, which agreement was joined on February 25, 2021 by its transferee KKR Fresh Holdings L.P., a Delaware limited partnership (“KKR”), the Company issued and sold 500,000 shares of the Company’s Series A Preferred Stock, par value $0.01 per share, to KKR Fresh Aggregator L.P. for an aggregate purchase price of $500 million, or $1,000 per share (the “Issuance”). In connection with the Issuance and pursuant to the terms of the Investment Agreement, KKR was permitted to designate Nathaniel H. Taylor as a director nominee.
On March 10, 2023, KKR converted 161,237 shares of Series A Preferred Stock into 7,600,037 shares of the Company’s common stock. On March 31, 2023, the Company paid cash dividends of $7 million on the remaining shares of the Series A Preferred Stock then outstanding.
On May 26, 2023, KKR converted its remaining 371,044 shares of Series A Preferred Stock and completed a secondary offering of 17,425,053 shares of the Company’s common stock. Upon completion of this transaction, KKR no longer held any equity interests in the Company and was no longer considered a related party. Concurrent with the completion of the transaction, Mr. Taylor resigned from the Board and KKR relinquished their right to designate a director nominee. In connection with the May 26, 2023 conversion, the Company repurchased $150 million of common stock in the secondary offering.
During the time in which KKR was considered a related party, investment funds managed by an affiliate of KKR held approximately $15 million in aggregate principal amount of the Company’s incremental senior term loan facility due 2026, as reported by the administrative agent.
OTHER TRANSACTIONS
As of the Record Date, FMR LLC held approximately 9.3% of the Company’s outstanding Common Stock, based solely on information provided in its most recent amendment to its Schedule 13G filed with the SEC. As of December 30, 2023, as reported by the administrative agent of the Company’s 2019 and 2021 Incremental Term Loan Facilities, investment funds managed by an affiliate of FMR LLC held approximately $2 million in aggregate principal amount of the 2021 Incremental Term Loan Facility. Certain FMR LLC affiliates also provide administrative and trustee services for the Company’s 401(k) Plan and provide administrative services for other Company sponsored employee benefit plans.

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DIRECTOR COMPENSATION
OVERVIEW OF NON-EMPLOYEE DIRECTOR COMPENSATION
For fiscal year 2023, our director compensation program provided for the following retainer payments:
■Annual Cash Retainer for Board Service. Non-employee directors serving on the Board each receive an annual cash retainer of $100,000, payable quarterly in arrears.
■Annual Cash Retainer for Chair of the Board. The Chair of our Board receives an additional annual cash retainer of $175,000, payable quarter in arrears.
■Annual Cash Retainer for Committee Chairs. The Chair of the Audit Committee receives an additional annual cash retainer of $25,000, while the Chair of the Compensation and Human Capital Committee and the Chair of the Nominating and Corporate Governance Committee each receive an additional annual cash retainer of $20,000. Each additional cash retainer is paid quarterly, in arrears.
■Additional Cash Retainer for Multi-Committee Service. Directors who serve on the Board’s standing Committees (other than the Executive Committee) receive an additional annual payment of $5,000 for each standing Committee beyond their first Committee (excluding the Executive Committee), each of which is paid quarterly in arrears.
■One-time Fee for Executive Committee Members. Members of the Executive Committee are eligible to receive a special, one-time fee of $20,000 for service on the Executive Committee. No such fees were earned in fiscal year 2023.
In addition to the cash retainers set forth above, each non-employee director receives an annual equity grant of RSUs, with a grant date value of $160,000, which vests on the earlier of the first anniversary of the grant date and the first annual meeting of stockholders that occurs after the grant date. Our directors are permitted to delay the receipt of shares upon vesting until their departure from the Board, so long as an irrevocable election form is signed by the end of the tax year prior to the grant date.
All non-employee directors are entitled to receive reimbursements of expenses for all services as a director, including Committee participation. Reimbursement for non-employee director travel includes airfare, reasonable ground transportation costs, lodging and meal expenses incident to service on the Board or its Committees, subject in each case to the Company’s travel and expense policies. Non-employee directors may also receive reimbursement for the cost of attendance and related travel for continuing education programs in accordance with the Company’s Corporate Governance Guidelines.
As an employee of the Company, Mr. Flitman does not receive additional compensation for serving on the Board. Mr. Dutkowsky did not receive Board retainer payments during the period that he served as our Executive Chairman on an interim basis. Nathaniel H. Taylor, who resigned from the Board on May 26, 2023, elected to waive his right to receive compensation for serving on the Board in fiscal year 2023, including any annual cash retainer or RSU grant.
COMMITTEE OVERSIGHT OF DIRECTOR COMPENSATION
The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the Board regarding our director compensation. The Nominating and Corporate Governance Committee annually reviews our director compensation practices. In completing its review, the Nominating and Corporate Governance Committee receives assistance from Meridian Compensation Partners LLC. The Board reviews the recommendations of the Nominating and Corporate Governance Committee and determines the form and amount of director compensation. For fiscal year 2023, the Nominating and Corporate Governance Committee did not recommend, and the Board did not implement, any changes to our director compensation program.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	29

DIRECTOR COMPENSATION
DIRECTOR STOCK OWNERSHIP GUIDELINES
Our stock ownership guidelines, which apply to each of our non-employee directors, provide that each non-employee director is expected to own and retain shares of our Common Stock, vested or unvested restricted stock units, and vested “in-the-money” options with an aggregate value of at least five times the annual cash retainer, or $500,000, within five years of the date the director joins the Board. All applicable non-employee directors were in compliance with (or were on track to be in compliance with) the guidelines at the end of fiscal year 2023. If the ownership target has not been met within the required time period, and until the ownership target is reached, a non-employee director is required to retain 50% of the net shares acquired upon any future vesting of restricted stock units and/or the exercise of stock options, after deducting shares used to pay applicable taxes and/or the exercise price.
SUMMARY OF FISCAL YEAR 2023 DIRECTOR COMPENSATION
The following table reflects the fees earned by our non-employee directors who were compensated for their service in fiscal year 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(5)(7) ($)		Option Awards(8) ($)	Total ($)

Ms. Bachelder	120,000	160,023	(6)	—	280,023
Mr. Barber	100,000	160,023	(6)	—	260,023
Mr. Carruthers(1)	37,912	—		—	37,912
Mr. Dutkowsky(2)	277,747	160,023	(6)	—	437,770
Mr. Ferguson(3)	100,000	160,023	(6)	—	260,023
Ms. Gottschalk	105,000	160,023	(6)	—	265,023
Mr. Gupta	100,000	160,023	(6)	—	260,023
Mr. Pforzheimer	100,000	160,023	(6)	—	260,023
Mr. Roach	100,000	160,023	(6)	—	260,023
Mr. Taylor(4)	—	—		—	—
Mr. Tehle	130,000	160,023	(6)	—	290,023
Mr. Toy	100,000	160,023	(6)	—	260,023
Ms. Ziegler	120,000	160,023	(6)	—	280,023
(1)Mr. Carruthers was not nominated to stand for re-election at our 2023 annual meeting. The above table reflects non-employee director compensation earned by Mr. Carruthers through May 18, 2023.
(2)From January 1, 2023 until Mr. Flitman’s appointment as CEO on January 5, 2023, Mr. Dutkowsky served as our Executive Chairman on an interim basis. In connection with his interim service as our Executive Chairman, in fiscal year 2023, Mr. Dutkowsky received cash compensation of $5,769, which reflects annual base pay of $500,000, prorated for the period of Mr. Dutkowsky’s service. While serving in this interim role, Mr. Dutkowsky’s compensation for service as Executive Chairman replaced his standard non-employee director compensation. Effective January 5, 2023, the date on which Mr. Flitman commenced his role as CEO, Mr. Dutkowsky resumed his position as our Non-Executive Chair of the Board. From January 5, 2023 through the remainder of fiscal year 2023, Mr. Dutkowsky received non-employee director compensation in accordance with the Company’s standard non-employee director compensation program.
(3)Mr. Ferguson resigned from the Board on February 28, 2024. In connection with Mr. Ferguson’s resignation, Mr. Ferguson forfeited his fiscal year 2023 non-employee director stock award.
(4)Mr. Taylor, who resigned from the Board on May 26, 2023, elected to waive his right to receive compensation for serving on the Board in fiscal year 2023, including any annual cash retainer or RSU grant.
(5)The amounts reported in this column represent the grant date fair value of the RSUs granted to our non-employee directors in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”).
(6)On May 18, 2023, each non-employee director (except for Mr. Carruthers, whose service ceased following our annual meeting, and Mr. Taylor, who elected not to receive any compensation for service on the Board) received a grant of 3,885 RSUs, which vest upon the earlier to occur of the first anniversary of the grant date or, for any director who is not re-elected or does not stand for re-election, the Annual Meeting date, subject to the director’s continued service through the vesting date (unless the director’s service was terminated due to death or disability). The value shown was calculated by multiplying the number of RSUs granted by $41.19, the closing price of a share of our Common Stock on the grant date.

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DIRECTOR COMPENSATION
(7)The following table reflects the aggregate number of outstanding RSUs held by each non-employee director at the end of fiscal year 2023:

Name	Aggregate RSUs (#)

Ms. Bachelder	3,885
Mr. Barber	3,885
Mr. Carruthers*	—
Mr. Dutkowsky	3,885
Mr. Ferguson**	3,885
Ms. Gottschalk	3,885
Mr. Gupta	3,885
Mr. Pforzheimer	3,885
Mr. Roach	3,885
Mr. Taylor***	—
Mr. Tehle	3,885
Mr. Toy	3,885
Ms. Ziegler	3,885
*    Mr. Carruthers’s service with the Board ended on May 18, 2023, and Mr. Carruthers did not receive a fiscal year 2023 grant.
**    Mr. Ferguson’s service with the Board ended on February 28, 2024, following his resignation. Mr. Ferguson forfeited the above mentioned RSUs effective as of his resignation.
***    Mr. Taylor’s service with the Board ended on May 26, 2023, following his resignation.
(8)The following table reflects the aggregate number of outstanding stock options held by each non-employee director at the end of fiscal year 2023. Those non-employee directors who are not listed in the table did not hold any stock options at the end of fiscal year 2023.

Name	Aggregate Stock Options (#)

Mr. Tehle	2,436

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	31

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers (“NEOs”) as disclosed pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, or Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation and our executive compensation philosophy, policies, and practices described in this Proxy Statement.
With this Say-on-Pay proposal, we are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our NEOs, as disclosed in this Proxy Statement. Although the vote on this proposal is advisory and non-binding on the Company and the Board and its committees, we value the perspectives of our stockholders, and the Compensation and Human Capital Committee will consider the outcome of the vote when making future executive compensation decisions. We provide stockholders an opportunity to vote on executive compensation annually. Accordingly, the next Say-on-Pay advisory vote will occur at the 2025 annual meeting.
As discussed in the sections entitled “Compensation Discussion and Analysis” beginning on page 33 and “Executive Compensation” beginning on page 52, which we urge you to review carefully, our executive compensation program is designed to attract, motivate, and retain the right talent and appropriately incentivize our executive officers to stay committed to executing our long-range plan and increasing long-term stockholder value.
We believe our fiscal year 2023 executive compensation program demonstrates our philosophy of aligning pay with performance and is supported by sound compensation policies and practices.
The Board unanimously recommends that our stockholders vote for the following resolution:
“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation” in this Proxy Statement.”

The Board of Directors Recommends a VOTE FOR this Proposal on the proxy card.

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COMPENSATION DISCUSSION AND ANALYSIS
NAMED EXECUTIVE OFFICERS (“NEOs”)
The Compensation and Human Capital Committee determines and approves the compensation of our NEOs. Our NEOs for fiscal year 2023 and their positions were as follows:

David E. Flitman(1)	Chief Executive Officer
Andrew E. Iacobucci(2)	Former Interim Chief Executive Officer and Former Senior Executive Vice President, Field Operations and Chief Commercial Officer
Dirk J. Locascio	Executive Vice President, Chief Financial Officer
Steven M. Guberman	Executive Vice President, Chief Transformation Officer and Nationally Managed Business
John A. Tonnison	Executive Vice President, Chief Information and Digital Officer
William S. Hancock	Executive Vice President, Chief Supply Chain Officer
(1)Mr. Flitman was appointed Chief Executive Officer on January 5, 2023.
(2)Mr. Iacobucci served as our Interim Chief Executive Officer until the commencement of Mr. Flitman’s role as our Chief Executive Officer on January 5, 2023. Effective January 5, 2023, Mr. Iacobucci became the Company’s Executive Vice President, Chief Transition Officer and Mr. Iacobucci later transitioned to the role of Senior Executive Vice President, Field Operations and Chief Commercial Officer, effective March 24, 2023, before his departure from the Company on May 18, 2023.
EXECUTIVE SUMMARY
COMPENSATION PHILOSOPHY
Our overall executive compensation philosophy remained unchanged in fiscal year 2023. Our executive compensation program is designed to attract, motivate, develop, and retain the right talent, in the right places, at the right time. The following guiding principles form the basis of our executive compensation philosophy:

Appropriately balance annual and long-term incentive compensation opportunities to align with our goals, priorities, and the creation of shareholder value	Balance risk and reward to encourage sustainable financial performance	Offer fiscally responsible programs that ensure accountability in meeting our performance goals

FISCAL YEAR 2023 HIGHLIGHTS
In 2023, the strong performance of our 30,000 associates helped drive Net Sales of $35.6 billion, an increase of 4.5% over fiscal year 2022. We exceeded our target of 1.5x restaurant market growth in 2023, consistently gaining share with independent restaurants enabled by technology and our service model advantages, and we expanded our healthcare and hospitality new business pipeline through innovation, such as our VITALS platform for acute care and senior living facilities. To bolster our footprint in key markets, in 2023 we executed two tuck-in acquisitions — Renzi Foodservice and Saladino’s — and we continued to differentiate ourselves through our fresh, on-trend and labor-saving ScoopTM product innovations and unique team-based selling model featuring our expert chefs and restaurant operations consultants.
Also in 2023, we focused on growing our Exclusive Brands to drive margin expansion. Our new flexible schedules in our distribution centers helped to reduce turnover costs. Addressing cost of goods sold, managing pricing to help neutralize commodity volatility, optimizing indirect spend and enhancing our supply chain operations contributed to increased Gross Profit of 11.9% to $6.1 billion in 2023.

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COMPENSATION DISCUSSION AND ANALYSIS
Further, we continued our prudent capital allocation strategy in 2023, reducing Net Leverage to 2.8x Adjusted EBITDA and making significant progress in our $500 million share repurchase program. In fiscal year 2023, we purchased 7,396,224 shares at an aggregate purchase price of approximately $300 million, reflecting our confidence in our future.
As a result of our strategy in action, we grew and Net Income 90.9% to $506 million and grew Adjusted EBITDA 19% to $1.56 billion – exceeding our 2023 guidance. These strong results demonstrate that we are delivering on our promises and effecting solid execution against our long-range plan.
Under the leadership of Mr. Flitman, we remain focused on executing against our long-range strategy to profitably grow market share, further optimizing our gross margins, and improving our operational efficiencies. Notable achievements during fiscal year 2023 include:

Expanded our profitable market share:
■Exceeded 1.5x restaurant market growth in 2023 driven by strong execution
■Drove independent market share gains, enabled by technology and service model advantages. Grew total case volume 4.4%, led by growth in independents, healthcare, and hospitality
■Continued to improve customer mix and profitability, leveraging our differentiated sales support strategy and our omni-channel options including rollout of our MOXēTM mobile ordering platform
■Maintained stronger healthcare and hospitality new business pipeline

Continued to improve operational efficiencies:
■Improved safety results by 23%
■Launched pilot of new routing platform with national implementation planned in fiscal year 2024, aimed at driving further gains in reliability with on-time service and enhance routing efficiencies
■Sustained positive results from flexible scheduling, with flexible scheduling now live in half of our markets
■Continued to invest in MOXēTM, our all-in-one digital platform for customers to place orders, track deliveries, pay bills, and manage inventory

Further optimized gross margins:
■Continued cost of goods sold improvement via collaboration with vendors representing approximately 60 percent of total expenditures
■Continued progress in supply chain productivity and turnover driven by execution of initiatives
■Improved driver productivity levels above 2019 levels and made progress on warehouse initiatives
■Began generating savings on indirect spend, with expectations to accelerate savings in fiscal year 2024

Returned value to stockholders through prudent capital allocation:
■Reduced Net Leverage to 2.8x Adjusted EBITDA at the end of fiscal year 2023, as compared to 3.5x at the end of fiscal year 2022
■Extended debt term structure through the refinancing of our 2025 senior notes and the issuance of longer-dated debt
■Repurchased approximately $300 million in shares
■Closed on Renzi Foodservice and Saladino’s acquisitions

Note: All reconciliations to non-GAAP financial measures referenced in this section can be found in Appendix A.

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COMPENSATION DISCUSSION AND ANALYSIS
2023 COMPENSATION DESIGN
After reviewing market trends, evaluating our Say-on-Pay vote results, and receiving feedback from stockholders, the Compensation and Human Capital Committee determined that our fiscal year 2023 annual and long-term incentive plans should follow a similar structure to our fiscal year 2022 compensation design. The Compensation and Human Capital Committee believes that the fiscal year 2023 compensation plans emphasize our strategic and operational priorities, and that the criteria contained therein focus on the critical drivers of the Company’s future success.
2023 Base Salary (page 45)
No annual merit-based salary increases were provided to our NEOs in fiscal year 2023. Mr. Locascio, Mr. Guberman, and Mr. Tonnison were granted base salary increases in March 2023 to align their respective compensation levels to competitive market practices.
2023 Annual Incentive Plan (also referred to herein as “AIP”) Awards (page 46)
In 2023, our AIP performance goals were designed to highlight the Company’s need for continued top line growth and cost control, while sending a strong signal to the entire organization that operational improvements would be critical to the achievement of our long-range plan. Specifically, while maintaining the primary metric of Adjusted EBITDA, the Compensation and Human Capital Committee replaced the secondary metric of local and national share improvement with a secondary metric based on improvement to our Distribution Cost Per Case. The structure of our fiscal year 2023 AIP utilized the following performance metrics — Adjusted EBITDA (80%) and Distribution Cost Per Case (20%).
In 2023, the Compensation and Human Capital Committee determined to increase AIP target bonus percentages of Mr. Guberman and Mr. Hancock consistent with market benchmarking. The AIP target bonus percentages for the other NEOs remained the same. In fiscal year 2023, the Compensation and Human Capital Committee retained discretion to reduce or eliminate AIP bonus payments if, regardless of achievement against the performance metrics, the Company’s financial performance did not warrant such payments.
2023 Long-Term Equity Incentive Plan (also referred to herein as “LTIP”) Awards (page 48)
Our 2023 LTIP equity grants consisted of a mix of time-based restricted stock units (“RSUs”) (50%) and performance-based RSUs (“PRSUs”) (50%). The 2023 RSUs vest ratably on an annual basis over three years, subject to continued employment through the applicable vesting date. The 2023 PRSUs are subject to performance goals related to Adjusted EBITDA growth rate (70%) and Return on Invested Capital (“ROIC”) (30%). These performance metrics are directly linked to our long-term growth strategy, which we believe will drive shareholder value. Due to difficulty in establishing a single target annual growth rate for Adjusted EBITDA and ROIC for the 2023-2025 performance period, the 2023 PRSUs consist of different growth targets for each year in the three-year performance period (2023, 2024, and 2025). The ultimate vesting and payout at the end of the 2023-2025 performance period will be determined by a simple average of each year’s payout percentages. The 2023 LTIP design follows the same design as the Company’s 2022 LTIP awards. In 2023, the Compensation and Human Capital Committee determined to increase LTIP target values for Mr. Iacobucci, Mr. Locascio, Mr. Guberman, Mr. Hancock, and Mr. Tonnison consistent with market benchmarking.
Leadership Transition and Related Compensation Arrangements (pages 43 and 48)
On May 10, 2022, the Company announced that Pietro Satriano would be stepping down as the Company’s then CEO and would not be standing for re-election at the Company’s 2022 annual meeting. While the Board conducted a search for the Company’s new CEO, the Board appointed Mr. Iacobucci as the Company’s interim CEO. Also in May 2022, the Board formed the independent CEO Search Committee, pursuant to its Cooperation Agreement with Sachem Head, for the purpose of conducting the search for the Company’s permanent CEO. Following an extensive search by the CEO Search Committee, on November 8, 2022, the Company announced the appointment of Mr. Flitman as the Company’s new CEO and a member of the Board, effective January 5, 2023. Upon Mr. Flitman’s appointment as CEO, Mr. Iacobucci became the Company’s Executive Vice President, Chief Transition Officer and later the Company’s Senior Executive Vice President, Field Operations and Chief Commercial Officer.
Mr. Flitman is a highly accomplished executive, who has already made a meaningful impact on our organization by driving safety, operational excellence, profitable growth, shareholder returns, and a high-performing culture. In connection with Mr. Flitman’s

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COMPENSATION DISCUSSION AND ANALYSIS
appointment as CEO, we entered into compensation arrangements with Mr. Flitman. Additionally, we modified compensation arrangements with Mr. Iacobucci and Mr. Locascio, in order to compensate Mr. Iacobucci and Mr. Locascio for leadership and performance during a period of transition, and to ensure compensation aligned to their respective roles and tenure at the Company. These arrangements are discussed in further detail beginning on pages 43 and 48, respectively.
EXECUTIVE COMPENSATION PRACTICES
Each year, the Compensation and Human Capital Committee evaluates whether our executive compensation program is consistent with both our pay-for-performance philosophy, as well as best practices among our peer group and the overall market. The following table reflects the features of our executive compensation program, which we believe reinforces our pay-for-performance philosophy and best practices among our peers and the overall market.

WHAT WE DO...
✓	Pay-for-Performance Philosophy. We directly link a substantial portion of our executive officers’ compensation opportunities to our financial and/or stock performance.

✓	Pre-Established Targets. We set our AIP and LTIP goals at the beginning of the applicable performance periods and do not change targets.

✓	Long-Term Performance Targets. As part of our normal cycle, we grant PRSU awards with performance goals over a three-year period.

✓
“Double-trigger” Change in Control (“CIC”) Severance Benefits. We only entitle executive officers to enhanced CIC severance benefits if their employment is terminated by the Company without cause or by the executive officer for good reason within 18 months following a CIC.

✓	Benchmarking. We review external market data when making compensation decisions and generally target compensation opportunities within a competitive range of the median of our peer group.

✓	Stock Ownership Guidelines. We require stock ownership equal to 6x base salary for our CEO and 3x base salary for our other executive officers.

✓
Clawback Policy. We maintain a policy that requires the Company to recover erroneously awarded incentive-based compensation to our executive officers in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws.

✓	Independent Compensation Consultant. The Compensation and Human Capital Committee selects and engages its own independent consultant, Meridian Compensation Partners, LLC (“Meridian”).

✓	Annual Say-on-Pay Vote. We provide stockholders with the opportunity to cast an advisory vote on our executive compensation on an annual basis.

WHAT WE DON’T DO...
X	No Excessive Perquisites. We do not provide excessive perquisites to our executive officers.

X	No Uncapped Incentive Compensation Opportunities. Our AIP and LTIP performance-based equity awards have maximum payouts of 150% and 200% of their target levels, respectively.

X
No Accelerated Vesting of Equity Awards upon CIC. We do not provide for accelerated vesting of LTIP awards upon a CIC, except where awards are not assumed or there is a qualifying termination within 18 months following the CIC.

X	No Employment Agreements for Defined Terms. We do not have fixed-term employment agreements with any of our executive officers, including our CEO.

X	No Repricing of Underwater Stock Options. We do not allow repricing of outstanding stock options without stockholder approval.

X
No Excise Tax Reimbursements or Gross-Ups. We do not reimburse our executive officers for CIC excise taxes or for taxes related to their annual executive allowance or limited perquisites, other than taxes associated with Mr. Flitman’s relocation.

X	No Supplemental Retirement Benefits. We do not offer supplemental retirement benefit plans to any of our executive officers.

X	No Stock Hedging. We do not allow our executive officers to engage in hedging transactions involving our stock.

X	No Stock Pledging. We do not allow our executive officers to engage in pledging transactions involving our stock.

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COMPENSATION DISCUSSION AND ANALYSIS
PAY-FOR-PERFORMANCE ALIGNMENT
ANNUAL INCENTIVE PLAN
As a result of our fiscal year 2023 financial performance, as described in more detail under “Fiscal Year 2023 Annual Incentive Plan Awards” starting on page 46, the following cash awards approximately equal to 106.8% of target were paid to our NEOs under our fiscal year 2023 AIP:

Named Executive Officer	Fiscal Year 2023 AIP Award ($)

David E. Flitman	2,059,939
Andrew E. Iacobucci	N/A(1)
Dirk J. Locascio	768,216
Steven M. Guberman	590,549
John A. Tonnison	591,566
William S. Hancock	600,014
(1)Mr. Iacobucci did not receive a 2023 AIP Award payout because he departed from the Company on May 18, 2023.
VESTING OF PRIOR PERFORMANCE-BASED AWARDS
There were no prior year performance awards that vested based on financial performance during the three-year performance period ended December 30, 2023. In 2021, the Compensation and Human Capital Committee determined that it was not possible to determine meaningful performance goals for a three-year period after recognizing the significant impact of the COVID-19 pandemic on the Company’s business, as well as then-current uncertainty of the ongoing nature and duration of such impact.
EMPHASIS ON PERFORMANCE-BASED EQUITY
For fiscal year 2023, the Compensation and Human Capital Committee, wishing to incentivize financial performance, determined that one-half of the grant date LTIP value should be awarded in the form of PRSUs and one-half of the grant date LTIP value should be awarded in the form of RSUs. The Compensation and Human Capital Committee did not approve any additional types of equity awards to our NEOs in connection with the fiscal year 2023 LTIP grant. The change in LTIP mix over time (illustrated below) shows our continued emphasis on ensuring that LTIP awards appropriately incentivize achievement of long-term financial goals and link executive pay to our financial performance:

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS
PHILOSOPHY OF OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program is designed to attract, motivate, develop, and retain the right talent, in the right places, at the right time. We strive to provide a total compensation package to our executive officers that is competitive with employers who compete with us for talent and is equitable among our workforce, balancing pay-for-performance alignment with retention considerations. This means that even during temporary downturns in either the foodservice distribution industry or the general economy, our program is designed to appropriately incentivize our executive officers to stay committed to executing our long-range plan and increasing long-term shareholder value. The guiding principles described in the section entitled “Executive Summary” above form the basis of our executive compensation philosophy.
OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program for fiscal year 2023 was built upon the following framework:

Base Salary

Description	■Fixed amount based on market, role, and individual-based factors.
Objective	■Attracts talent and supports retention. Forms basis for AIP target award.
Considerations	■Determined based on competitive market data and considering level of responsibility, individual experience, tenure, qualifications, and, when applicable, individual performance.
Fiscal Year 2023 Decisions
■No annual merit-based salary increases were provided to our NEOs in fiscal year 2023. Mr. Locascio, Mr. Tonnison, and Mr. Guberman were granted base salary increases in March 2023 to align their respective compensation levels to competitive market practices.

AIP Award

Description	■Variable, performance-based, annual cash awards based on achievement against pre-set performance goals.
Objective	■Links executive pay to our financial performance. ■Drives the achievement of annual business objectives.
Considerations
■AIP targets, as a percentage of base salary, are determined based on competitive market data.
■AIP performance goals are constructed with input from management and Meridian, with target performance representing attainable performance and maximum performance representing exemplary performance.

Fiscal Year 2023 Decisions
■Performance goals based on Adjusted EBITDA and Distribution Cost Per Case.
■No individual performance component.
■Increased AIP target bonus percentages of Mr. Guberman and Mr. Hancock consistent with market benchmarking. The AIP target bonus percentages for the other NEOs remained the same.
■Compensation and Human Capital Committee retained discretion to reduce or eliminate bonus payouts under certain circumstances (but did not exercise this discretion with respect to 2023 AIP awards).

LTIP Award

Description
■Variable, performance-based equity compensation in the form of PRSUs, which are earned based on achievement of pre-set performance goals over a three-year performance period.
■Time-based equity compensation in the form of RSUs, the value of which is directly tied to our share price.

Objective
■PRSUs incentivize achievement of three-year financial goals and link executive pay to our financial performance.
■RSUs encourage executive retention through multi-year vesting schedule.
■Both PRSUs and RSUs support our long-range plan by providing executive officers with an ownership stake in the Company and aligning executive officers’ interests with those of our stockholders.

Considerations	■LTIP target grant date values are determined based on competitive market data. ■PRSU goals are Adjusted EBITDA growth rate and ROIC.
Fiscal Year 2023 Decisions
■Increased LTIP target values for Mr. Iacobucci, Mr. Locascio, Mr. Guberman, Mr. Hancock, and Mr. Tonnison to align their respective compensation levels to competitive market practices.
■Executive officers’ LTIP target value allocated equally between grants of time-based RSUs and PRSUs.

Leadership Transition and Related Compensation Arrangements

Description	■Modified certain compensation elements in connection with our January 2023 leadership transition.
Objective
■Provide competitive compensation arrangements to attract and retain an experienced public company CEO.
■Compensate Mr. Iacobucci and Mr. Locascio for leadership and performance during a period of transition, and to ensure compensation aligned to their respective roles and tenure at the Company.
■Ensure short- and medium-term stability across the Company’s leadership team.

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COMPENSATION DISCUSSION AND ANALYSIS

Considerations	■Determined based on competitive market data, level of responsibility and retention goals.
Fiscal Year 2023 Decisions
■Entered into various compensation arrangements with Mr. Flitman in connection with his appointment as CEO of the Company.
■Modified compensation for Mr. Iacobucci and Mr. Locascio, including by providing Special Retention Awards in the form of RSUs.

HOW WE MAKE COMPENSATION DECISIONS
The Compensation and Human Capital Committee, in consultation with management and Meridian, its independent compensation consultant, regularly evaluates whether our executive compensation program reinforces our pay-for-performance philosophy and enhances long-term shareholder value creation.
COMPENSATION AND HUMAN CAPITAL COMMITTEE OVERSIGHT
The Compensation and Human Capital Committee is responsible for overseeing our executive compensation program. The Compensation and Human Capital Committee determines and approves all compensation for our NEOs, including the framework and components of our executive compensation program. When setting compensation levels, the Compensation and Human Capital Committee is assisted by our CEO, who evaluates the performance of and presents an annual compensation recommendation for each of our other executive officers. For fiscal year 2023, this annual process was led by Mr. Flitman, during the first quarter of 2023.
Our Chair of the Board, working closely with the Chair of the Nominating and Corporate Governance Committee and the Chair of the Compensation and Human Capital Committee, together evaluate our CEO’s performance and annual goal setting. For fiscal year 2023, our Chair of the Board consulted with our CEO in setting his goals, and our CEO provided a self-assessment of his performance against such goals. Our Chair of the Board solicited feedback from the full Board regarding our CEO’s performance, and the Chair of our Board and the Chair of the Nominating and Corporate Governance Committee met with Mr. Flitman in executive session to share feedback regarding his performance. Feedback from the Board and from Mr. Flitman’s self-assessment was also shared with the Compensation and Human Capital Committee to inform its decisions regarding CEO compensation.
The Compensation and Human Capital Committee, with the assistance from its independent compensation consultant, Meridian, and inputs from members of our human resources, legal, and finance organizations, annually assesses whether our compensation plans, policies, and practices encourage excessive or inappropriate risk taking by our associates. As a result of this assessment, in fiscal year 2023, the Compensation and Human Capital Committee concluded that our compensation plans, policies, and practices do not encourage excessive or inappropriate risk taking and are not reasonably likely to have a material adverse effect on the Company.
Additionally, the Compensation and Human Capital Committee uses several resources and analytical tools when making decisions related to executive compensation. These resources and tools are described below.
INDEPENDENT COMPENSATION CONSULTANT
Meridian provides independent advice to the Compensation and Human Capital Committee in connection with matters pertaining to executive compensation. The scope of services Meridian provides includes:
■Attending, as requested, select Compensation and Human Capital Committee meetings and assisting with associated preparation work;
■Supporting the Compensation and Human Capital Committee’s decision-making with respect to executive compensation matters;
■Providing advice on our compensation peer group;
■Providing competitive market studies;
■Providing advice on our incentive plan documents;

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COMPENSATION DISCUSSION AND ANALYSIS
■Conducting an annual compensation risk assessment; and
■Updating the Compensation and Human Capital Committee on emerging best practices and changes in the regulatory and compensation governance environment.
Meridian is engaged directly by the Compensation and Human Capital Committee to provide these services. In fiscal year 2023, Meridian did not provide any services to management that were unrelated to executive compensation. In addition, as described in the section entitled “Director Compensation” on page 29, Meridian assists the Nominating and Corporate Governance Committee in the review of our non-employee director compensation program.
After evaluating information presented in accordance with the independence considerations set forth in the rules of the NYSE, the Compensation and Human Capital Committee concluded that Meridian was independent.
HUMAN RESOURCES DEPARTMENT
Our Human Resources Department (“HR”) also works with Meridian to compile benchmarking data (consisting of peer group analysis and supplemental external compensation survey data analysis) and provide recommendations with respect to annual base salary, AIP, and LTIP compensation decisions to the Compensation and Human Capital Committee.
As requested by the Compensation and Human Capital Committee, HR works with Meridian to gather and analyze relevant competitive market data and to identify and evaluate various alternatives for features of our executive compensation program.
ROLE OF CEO IN DETERMINING EXECUTIVE COMPENSATION
Our CEO assists the Compensation and Human Capital Committee by evaluating the performance of our other executive officers and recommending compensation levels based on such performance, experience, and tenure. Our CEO also consults with management regarding recommendations for the Company’s performance goals used in the Company’s AIP and LTIP. In preparing recommendations to the Compensation and Human Capital Committee, our CEO consults benchmarking data and other market surveys from Meridian and HR. Our CEO structures his recommendations to adhere to the principles and objectives described in the section entitled “Philosophy of Our Executive Compensation Program” above. For fiscal year 2023, our annual executive compensation process was led by Mr. Flitman during the first quarter of 2023.
Our CEO is not involved in, or present during, discussions of the Compensation and Human Capital Committee or Board related to his own compensation.
USE OF COMPETITIVE MARKET DATA
We believe our executive compensation program should be competitive with the external market for executive talent. For our executive officers, we generally construct external market comparisons by examining peer group proxy statement data and compensation market survey data. We generally target base salary, AIP target, and LTIP opportunity to be within a competitive range of median for similar executive positions in our peer group. Although the elements of our compensation packages are structured with market practice as a guide, the Compensation and Human Capital Committee believes in the importance of retaining flexibility in structuring our compensation programs and adjusting compensation for the evolving business environment.
Annually, the Compensation and Human Capital Committee and Meridian review our peer group to evaluate whether it continues to reflect companies that are similar to us in business, size, and complexity and with which we compete for top executive talent. In selecting our peer group, we:
■Included only publicly-traded U.S. companies and other companies that file periodic reports with the SEC in order to ensure access to data.
■Identified potential peers from the following categories:
■Food distributors;

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COMPENSATION DISCUSSION AND ANALYSIS
■Non-food distributors in high-volume/low-margin businesses, such as trading companies and distributors, retail distributors, health care distributors, and technology distributors;
■Food/staples retailers; and
■Food products companies.
■Narrowed the list of potential peers based on comparable revenue and EBITDA margin.
PEER GROUP
The Compensation and Human Capital Committee approved the following peer group of companies for executive pay and program comparison purposes for fiscal year 2023, which was the same peer group that the Company used for fiscal year 2022.
■Arrow Electronics, Inc.
■Avnet, Inc.
■Campbell Soup Company
■CDW Corporation
■Conagra Brands, Inc.
■Genuine Parts Company
■Henry Schein, Inc.
■The Kraft Heinz Company
■Owens & Minor, Inc.
■Performance Food Group
■TD SYNNEX Corporation
■Sysco Corporation
■Tyson Foods, Inc.
■United Natural Foods, Inc.
■WESCO International, Inc.
■W.W. Grainger, Inc.
INTERNAL ANALYSIS IN SETTING COMPENSATION ELEMENTS
With respect to annual base salary, AIP awards, and LTIP awards, the Compensation and Human Capital Committee also considers the internal equity of the compensation awarded by using comparisons within the Company based on, among other factors, role, title, tenure, and relative responsibilities.
CONSIDERATION OF 2023 SAY-ON-PAY VOTE
At our 2023 annual meeting, stockholders continued to show strong support for our executive compensation program, with approximately 85% of the votes cast approving, on an advisory basis, the compensation paid to our NEOs. The Compensation and Human Capital Committee considered this result and the support received in the past (averaging more than 90% of the votes cast for approval of our executive compensation program since 2018). Similar to the prior year, our executive compensation program for fiscal year 2023 continued to emphasize performance and retention-based compensation opportunities designed to incentivize our executive officers to execute our long-range plan and increase long-term stockholder value.
We value the perspectives of our stockholders. Past and future advisory votes on executive compensation serve as an additional tool to guide the Compensation and Human Capital Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders by providing the Committee with important information regarding stockholder priorities and their views on competitive market practice.

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COMPENSATION DISCUSSION AND ANALYSIS
OVERVIEW OF 2023 ANNUAL INCENTIVE PLAN DESIGN
Our AIP is designed to offer cash compensation opportunities for eligible associates, including our executive officers, based upon the Company’s annual financial performance. Payments under our AIP are generally made in the first quarter of the fiscal year following the plan year completion. Our executive officers are not eligible to receive an AIP award unless they were employed by the Company at the end of the plan year.
■Full Year Goals: We continued our practice of setting performance targets based on annual measures.
■Goals to Drive Annual Business Objectives: To focus our executive officers on our strategic and operational priorities, profitable market share growth, optimized gross margins and operational efficiency, the Compensation and Human Capital Committee approved 2023 AIP goals consisting of:
■80% Adjusted EBITDA
■20% Distribution Cost Per Case
The Compensation and Human Capital Committee retained discretion to reduce or eliminate payouts under the 2023 AIP if it was determined that, despite achievement against the AIP performance goals, the Company’s performance did not warrant such payments.
In February 2023, the Compensation and Human Capital Committee approved the 2023 AIP design framework, the metrics for the performance goals, the Company’s 2023 performance goals, and annual target awards for our NEOs. The framework for the 2023 AIP for our NEOs was based on the following:

AIP Award	=	Eligible Earnings	X	AIP Target Percentage	X	Business Performance Factor
■Eligible Earnings equal the NEO’s base salary earnings during the applicable plan year. If an NEO’s salary changed during the year, those changes are reflected in the NEO’s Eligible Earnings for purposes of calculating his target award under the AIP.
■The AIP Target Percentage is the percentage used to determine the NEO’s target award (i.e., the award the NEO would receive if the target level of performance was achieved). The AIP Target Percentage is multiplied by Eligible Earnings to determine the NEO’s target award. Individual AIP Target Percentages are reviewed annually against competitive market data. The Compensation and Human Capital Committee approves AIP Target Percentages for each NEO at the beginning of each plan year.
■The Business Performance Factor is calculated based on the Company’s actual performance against predetermined annual goals for Adjusted EBITDA and Distribution Cost Per Case. The Business Performance Factor is multiplied by each NEO’s target award to arrive at the cash bonus award payable to the NEO.
Potential cash bonus awards under the 2023 AIP ranged from 0% to 150% of the NEO’s target award. The Compensation and Human Capital Committee believes that our executive officers’ annual cash bonuses should be based on the Company’s achievement of its performance goals. For this reason, the 2023 AIP did not include any individual performance component. However, the Compensation and Human Capital Committee did retain the ability to use negative discretion to reduce or eliminate an AIP award based on individual performance, though the Compensation and Human Capital Committee did not exercise such discretion during fiscal year 2023.

42	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
OVERVIEW OF 2023 LONG-TERM EQUITY INCENTIVE PLAN AWARDS

LTIP awards are made pursuant to the 2019 Plan which is designed to align our NEOs’ interests with our long-term performance and provide the Company with an important means to recruit, retain, and motivate key personnel. LTIP awards are designed to compensate our NEOs for their long-term commitment to the Company, while motivating sustained increases in our financial performance and stockholder value. Moreover, the LTIP awards create long-term incentive opportunities that are competitive with the opportunities offered by the companies with which we compete for talent.
In fiscal year 2023, based on stockholder feedback, proxy advisor expectations and market practice, we continued our practice of including PRSUs as a significant portion of the total 2023 LTIP mix, with PRSUs and RSUs each representing 50% of the total LTIP mix.

The Compensation and Human Capital Committee set each NEO’s individual LTIP grant date target value based on competitive market data. The number of RSUs and PRSUs underlying the LTIP awards is based on the target value of the LTIP awards and the closing price of our Common Stock on the date of grant. RSUs vest ratably on an annual basis over three years, subject to the NEO’s continued employment through the applicable vesting date. PRSUs fully vest on the third anniversary of the grant date if, and only to the extent that, certain performance goals are achieved during the three-year performance period ending on the last day of the Company’s 2025 fiscal year, subject to the executive’s continued employment with the Company.
The performance goals set for the PRSUs are based on a mix of Adjusted EBITDA growth rate and ROIC. Due to difficulty in establishing a single target annual growth rate for Adjusted EBITDA and ROIC for the 2023-2025 performance period, the 2023 PRSUs consist of different growth targets that are set for each year in the three-year performance period (2023, 2024, and 2025). The ultimate payout and vesting at the end of the three-year performance period will be determined by the simple average of the resulting payout percentages based on each year’s performance against that year’s growth rate. PRSUs are earned at between 0% and 200% of the target award amount based on the achievement of the performance goals at the end of the performance period.
Leadership Transition and Related Compensation Arrangements
CEO COMPENSATION
On May 10, 2022, the Company announced that Pietro Satriano would be stepping down as the Company’s then CEO and would not be standing for re-election at the Company’s 2022 annual meeting. While the Board conducted a search for the Company’s new CEO, the Board appointed Mr. Iacobucci as the Company’s interim CEO. Also in May 2022, the Board formed the CEO Search Committee, pursuant to its Cooperation Agreement with Sachem Head, for the purpose of conducting the search for the Company’s permanent CEO. Following an extensive search by the CEO Search Committee, on November 8, 2022, the Company announced the appointment of Mr. Flitman as the Company’s new CEO and a member of the Board, effective January 5, 2023.
The compensation package for Mr. Flitman was negotiated primarily by the Chair of the Compensation and Human Capital Committee, with support and input from the members of the CEO Search Committee (which consisted entirely of independent directors including two of the three directors named by Sachem Head pursuant to the Cooperation Agreement) and the Board’s compensation consultant. In arriving at Mr. Flitman’s proposed compensation, the Compensation and Human Capital Committee considered Mr. Flitman’s prior experience as a public company CEO and his proven track record of driving safety, operational excellence, profitable growth, shareholder returns, and a high-performing culture at his prior companies. The Compensation and Human Capital Committee also considered compensation Mr. Flitman would be forfeiting from his prior company when designing a compensation package that would attract Mr. Flitman to join the Company. The Compensation and Human Capital Committee balanced these considerations with a desire to ensure that Mr. Flitman’s total compensation represented a highly performance-

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COMPENSATION DISCUSSION AND ANALYSIS
based, at-risk mix of compensation. The Compensation and Human Capital Committee arrived at a total annual compensation package that the Committee believes represents appropriate market positioning for an experienced public company CEO, while ensuring appropriate incentivization and retention. Mr. Flitman’s compensation package was recommended by the Compensation and Human Capital Committee to the full Board, and the Board unanimously approved the package prior to Mr. Flitman’s appointment.
Mr. Flitman’s fiscal year 2023 target compensation included (i) base salary of $1,300,000, (ii) a target AIP bonus opportunity equal to 150% of his base salary, and (iii) an LTIP award with a target grant date value equal to 555% of his base salary. Each element of Mr. Flitman’s fiscal year 2023 target compensation, as well as his total compensation, was determined based on benchmarking against the Company’s peer group.
In addition to Mr. Flitman’s annual compensation, the Board approved one-time, make-whole awards for Mr. Flitman, granted at the time of commencement of Mr. Flitman’s employment with the Company, to account for commensurate cash and equity awards that Mr. Flitman forfeited at his prior employer. Pursuant to such one-time, make-whole grants, Mr. Flitman received the following equity and cash awards.
•RSUs with a grant date value of $10,000,000, which vest ratably over a three-year period on each anniversary of the grant date.(1)
•PRSUs with a grant date value of $6,000,000, which vest in two equal tranches, as detailed below, subject to Mr. Flitman’s continued employment with the Company through the applicable vesting dates.
◦50% of the PRSUs vest on the second anniversary of the grant date (January 5, 2025), if the stock price for the Company’s Common Stock equals or exceeds $40 per share on any 30 consecutive days during the period between January 5, 2023 and January 5, 2025;(2) and
◦50% of the PRSUs vest on the fourth anniversary of the grant date (January 5, 2027), if the stock price for the Company’s Common Stock equals or exceeds $55 per share on any 30 consecutive days during the period between January 5, 2023 and January 5, 2027.
•A cash award of $3,000,000 that was subject to repayment if Mr. Flitman voluntary terminated his employment prior to the six-month anniversary of his start date.
In addition, Mr. Flitman is a party to an executive severance agreement with the Company the key terms of which are described beginning on page 49.
The chart below provides an overview of Mr. Flitman’s compensation in fiscal year 2023. At the time of grant, over 95% of Mr. Flitman’s total compensation for fiscal year 2023 was either performance-based compensation or compensation granted with a risk of forfeiture. As of the filing of this Proxy Statement, over 66% of Mr. Flitman’s one-time, make-whole awards remain subject to performance criteria or the risk of forfeiture.
(1)One third of Mr. Flitman’s RSUs vested on February 6, 2024.
(2)The performance criteria for the first tranche of Mr. Flitman’s PRSUs was met on July 14, 2023.

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COMPENSATION DISCUSSION AND ANALYSIS
SPECIAL RETENTION AWARDS AND BONUS PAYMENT
In connection with our leadership transition that occurred in January 2023, for the purposes of (i) compensating Mr. Iacobucci and Mr. Locascio for leadership and performance during a period of transition; and (ii) ensuring compensation aligned to their respective roles and tenure at the Company, the Compensation and Human Capital Committee approved special retention awards for Mr. Iacobucci and Mr. Locascio, in the form of RSUs (the “Special Retention Awards”).
The size of these awards, each with a target value of $2,000,000, was determined by the Compensation and Human Capital Committee based on market data. Each Special Retention Award vests ratably on an annual basis over a three-year period, commencing with the first anniversary of the grant date, subject to earlier vesting upon the occurrence of certain events. Mr. Iacobucci forfeited the RSUs granted in connection with the Special Retention Award when he left the Company on May 18, 2023. One third of Mr. Locascio’s Special Retention Award vested on March 27, 2024, and one third will vest on each of March 27, 2025 and March 27, 2026, subject to earlier vesting upon the occurrence of certain events.
In addition to the Special Retention Awards, Mr. Locascio also received a cash retention bonus of $1,750,000 on March 31, 2023, which was offered in June 2022 and was conditioned on Mr. Locascio’s continued service through the leadership transition.
COMPONENTS OF 2023 EXECUTIVE COMPENSATION PROGRAM
For fiscal year 2023, except as otherwise noted below, our NEOs’ compensation primarily consisted of a base salary, an AIP award, and LTIP awards. In addition, Mr. Flitman received special make-whole awards in connection with his appointment as CEO of the Company, Mr. Iacobucci and Mr. Locascio each received a Special Retention Award, and Mr. Locascio received a cash retention bonus. The components of these one-time awards and bonus payments are described in greater detail below.
BASE SALARY
No annual merit-based salary increases were provided to our NEOs in fiscal year 2023. Mr. Locascio, Mr. Guberman, and Mr. Tonnison were granted base salary increases in March 2023 to align their respective compensation levels to competitive market practices.
The following table shows the annual base salary rates that were in effect for fiscal year 2023, as approved by the Compensation and Human Capital Committee:

Named Executive Officer	Fiscal Year 2023 Base Salary ($)

David E. Flitman(1)	1,300,000
Andrew E. Iacobucci	900,000
Dirk J. Locascio(2)	725,000
Steven M. Guberman(3)	570,000
John A. Tonnison(4)	620,000
William S. Hancock	575,000
(1)Mr. Flitman was appointed our CEO on January 5, 2023.
(2)Mr. Locascio’s base salary was increased from $700,000 to $725,000, effective March 26, 2023.
(3)Mr. Guberman’s base salary was increased from $550,800 to $570,000, effective March 26, 2023.
(4)Mr. Tonnison’s base salary was increased from $600,000 to $620,000, effective March 26, 2023.

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COMPENSATION DISCUSSION AND ANALYSIS
FISCAL YEAR 2023 ANNUAL INCENTIVE PLAN AWARDS
Eligible Earnings, the AIP Target Percentages, and AIP Target Awards for our NEOs under our fiscal year 2023 AIP were as follows:

Named Executive Officer	Fiscal Year 2023 Eligible Earnings ($)	AIP Target Percentage	Fiscal Year 2023 AIP Target Award ($)

David E. Flitman(1)	1,285,753	150%	1,928,630
Andrew E. Iacobucci	N/A(2)	150%	N/A(2)
Dirk J. Locascio(3)	719,247	100%	719,247
Steven M. Guberman(4)	565,581	100%	565,581
John A. Tonnison(5)	615,398	90%	553,858
William S. Hancock(6)	575,000	100%	575,000
(1)Mr. Flitman joined the Company as our CEO on January 5, 2023. Eligible earnings reflect his actual salary earned for fiscal year 2023.
(2)As a result of Mr. Iacobucci’s departure from the Company, Mr. Iacobucci’s original fiscal year 2023 eligible earnings of $1,350,000 were reduced to zero and Mr. Iacobucci was not entitled to a fiscal year 2023 AIP award.
(3)Mr. Locascio’s base salary was increased from $700,000 to $725,000, effective March 26, 2023. Eligible earnings reflect his blended salary for fiscal year 2023.
(4)Mr. Guberman’s base salary was increased from $550,800 to $570,000 and his AIP Target Percentage increased from 90% to 100%, in each case, effective March 26, 2023. Eligible earnings reflect his blended salary for fiscal year 2023, and his Fiscal Year 2023 AIP Target Award reflects his revised AIP Target Percentage.
(5)Mr. Tonnison’s base salary was increased from $600,000 to $620,000, effective March 26, 2023. Eligible earnings reflect his blended salary for fiscal year 2023.
(6)Mr. Hancock’s AIP Target Percentage was increased from 90% to 100%, effective March 26, 2023. Mr. Hancock’s Fiscal Year 2023 AIP Target Award reflects his revised AIP Target Percentage.
Business Performance Factors and Potential Payouts
In 2023, our AIP performance goals were designed to highlight the Company’s need for continued top line growth and cost control, while sending a strong signal to the entire organization that operational improvements would be critical to the achievement of our long-range plan. Specifically, while maintaining the primary metric of Adjusted EBITDA, the Compensation and Human Capital Committee replaced the secondary metric of local and national share improvement with a secondary metric based on improvement to our Distribution Cost Per Case. The threshold, target, and maximum goals and unweighted payout percentages for fiscal year 2023 are set forth in the following table:

Weight	Performance Metric	Threshold (25% Payout)	Target (100% Payout)	Maximum (150% Payout)

80%	Adjusted EBITDA(1)	$1.35B	$1.50B	$1.65B
20%	Distribution Cost Per Case(2)	-$0.047	$0.027	$0.101
(1)See Appendix A for a reconciliation of this non-GAAP measure.
(2)Improvement to Distribution Cost Per Case as compared to fiscal year end 2022. Negative value for threshold amount indicates an increase in Distribution Cost Per Case as compared to fiscal year end 2022, but indicates a significant improvement over prior year-over-year trends.
The Compensation and Human Capital Committee believes the threshold and target levels of performance represented challenging but attainable performance, while the maximum level represented extremely challenging and exemplary performance. Prior to application of the relative weightings, the threshold payout percentage for each goal was 25% and the maximum payout percentage was 150%.

46	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal Year 2023 AIP Actual Performance
Based on the Company’s actual performance against the goals described below, the business performance factor for the fiscal year 2023 AIP was determined by the Compensation and Human Capital Committee as follows:

		FISCAL YEAR 2023 AIP			BUSINESS PERFORMANCE FACTOR PAYOUT
WEIGHTING		THRESHOLD (25% Payout)	TARGET (100% Payout)	MAXIMUM (150% Payout)

80%	Adjusted EBITDA(1)		$1.559B Actual ▼		95.7%

		$1.35B	$1.50B	$1.65B

20%	Distribution Cost Per Case(2)	$0.017 Actual ▼			11.1%

		-$0.047	$0.027	$0.101

		2023 AIP BUSINESS PERFORMANCE FACTOR PAYOUT			106.8%
(1)See Appendix A for a reconciliation of this non-GAAP measure.
(2)Improvement to Distribution Cost Per Case as compared to fiscal year end 2022. Negative value for threshold amount indicates an increase in Distribution Cost Per Case as compared to fiscal year end 2022, but indicates a significant improvement over prior year-over-year trends.
Fiscal Year 2023 AIP Actual Awards
Accordingly, based on the Company’s performance for fiscal year 2023, the fiscal year 2023 AIP awards approved by the Compensation and Human Capital Committee and paid to each NEO in 2024 were as follows:

Named Executive Officer	Fiscal Year 2023 AIP Target Award ($)	Fiscal Year 2023 AIP Actual Award ($)

David E. Flitman	1,928,630	2,059,939
Andrew E. Iacobucci	N/A(1)	N/A(1)
Dirk J. Locascio	719,247	768,216
Steven M. Guberman	565,581	590,549
John A. Tonnison	553,858	591,566
William S. Hancock	575,000	600,014
(1)As a result of Mr. Iacobucci’s departure from the Company, Mr. Iacobucci was not entitled to a fiscal year end 2023 AIP award.

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COMPENSATION DISCUSSION AND ANALYSIS
FISCAL YEAR 2023 LONG-TERM INCENTIVE PLAN AWARDS
For 2023, the Compensation and Human Capital Committee, wishing to incentivize financial performance, determined that one-half of the grant date LTIP value should be awarded in the form of PRSUs and one-half of the grant date LTIP value should be awarded in the form of RSUs. The Compensation and Human Capital Committee did not approve any additional types of equity awards to our NEOs in connection with the 2023 annual LTIP grant. The aggregate grant date value and the number of RSUs and PRSUs that were awarded to our NEOs under the 2023 LTIP, and the vesting conditions attributable to each of the awards, are as follows:

Named Executive Officer	Fiscal Year 2023 Aggregate Grant Value ($)	Number of RSUs(1)	Number of PRSUs(2)

David E. Flitman	7,215,000	100,656	100,656
Andrew E. Iacobucci(3)	2,250,000	31,390	31,390
Dirk J. Locascio	2,000,000	27,902	27,902
Steven M. Guberman	1,350,000	18,834	18,834
John A. Tonnison	1,200,000	16,742	16,742
William S. Hancock	1,100,000	15,346	15,346
(1)The number of RSUs awarded was calculated by dividing one-half of the grant date value set by the Compensation and Human Capital Committee by the closing price of our Common Stock on the grant date. The RSUs vest in three equal tranches annually on each anniversary of the grant date, generally subject to the NEO’s continued employment through the applicable vesting date.
(2)The number of PRSUs awarded was calculated by dividing one-half of the grant date value set by the Compensation and Human Capital Committee by the closing price of our Common Stock on the grant date. The PRSUs vest on the third anniversary of the grant date if, and only to the extent that, certain performance goals are achieved during a three-year performance period ending on the last day of the Company’s 2025 fiscal year, subject to the executive’s continued employment with the Company.
(3)As a result of Mr. Iacobucci’s departure from the Company, Mr. Iacobucci forfeited his fiscal year 2023 LTIP grants.
SPECIAL RETENTION AWARDS AND BONUS PAYMENT
In connection with our leadership transition that occurred in January 2023, the Compensation and Human Capital Committee approved grants of Special Retention Awards for Mr. Iacobucci and Mr. Locascio. The purpose of the Special Retention Awards was to compensate Mr. Iacobucci and Mr. Locascio for leadership and performance during the period of transition and to ensure compensation aligned to their respective roles and tenure at the Company. The aggregate grant value and the number of RSUs underlying the Special Retention Awards granted to Mr. Iacobucci and Mr. Locascio was as follows:

Named Executive Officer	Grant Value ($)	Number of RSUs(1)

Andrew E. Iacobucci(2)	2,000,000	55,804
Dirk J. Locascio(3)	2,000,000	55,804
(1)The number of RSUs awarded was calculated by dividing the grant date value set by the Compensation and Human Capital Committee by the closing price of our Common Stock on the grant date.
(2)As a result of Mr. Iacobucci’s departure from the Company, Mr. Iacobucci forfeited the RSUs granted in connection with the Special Retention Award.
(3)One third of Mr. Locascio’s Special Retention Award vested on March 27, 2024. Of the remaining unvested RSUs, one third will vest on each of March 27, 2025 and March 27, 2026, subject to earlier vesting upon the occurrence of certain events.
In addition to the Special Retention Awards, Mr. Locascio also received a cash retention bonus of $1,750,000 on March 31, 2023, which was offered in June 2022 and was conditioned on Mr. Locascio’s continued service through the leadership transition.

48	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SEVERANCE AGREEMENTS
All of our executive officers are employed “at will” and have no defined term of employment with us. Each of our executive officers has an executive severance agreement with the Company which provides additional compensation considerations in the event of (i) termination of the executive’s employment by the Company other than for “cause” or (ii) termination of the executive’s employment by the executive with “good reason.” The executive severance agreements are designed to provide standard protections to both the executive officer and the Company and help us to ensure continuity and aid in recruitment and retention. We believe that the severance benefits are reasonable and appropriate to protect our executive officers against circumstances over which they do not have control.
The key terms of our executive severance agreements include:
■Severance Benefits. In the event of a qualifying termination and subject to the execution of a release, severance benefits include: (1) accrued and unpaid base salary through the date of termination, (2) a prorated AIP award for the year of termination, (3) salary continuation for 18 months (24 months for Mr. Flitman), (4) a fixed bonus equal to 1.5x (2x for Mr. Flitman) the executive’s then-current AIP target award, payable in equal annual installments over 18 months (24 months for Mr. Flitman), and (5) if the executive timely elects to continue health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), a lump-sum payment equal to the aggregate premium cost for COBRA benefit continuation during the severance period. A change in control of the Company, by itself, does not trigger any severance benefits. In the event of a qualifying termination within 18 months following a change in control of the Company, and subject to the execution of a release, severance benefits include: (1) accrued and unpaid base salary through the date of termination, (2) a prorated AIP award for the year of termination, (3) a lump sum payment equal to 24 months (36 months for Mr. Flitman) of the executive’s annual base salary, (4) a fixed bonus equal to 2x (3x for Mr. Flitman) the executive’s then-current AIP target award, and (5) if the executive timely elects to continue health coverage pursuant to COBRA, a lump-sum payment equal to the aggregate premium costs for COBRA benefit continuation during the severance period.
■Restrictive Covenants. Executive officers are subject to certain non-disclosure, non-competition, non-solicitation, and non-interference covenants. Additionally, executive officers must maintain the confidentiality of, and refrain from disclosing or using, our confidential information at all times and our trade secrets for any period of time during which the information remains a trade secret under applicable law.
■Clawback of Severance Benefits. An executive’s severance benefits are subject to “clawback” if he or she violates any of the above restrictive covenants or if a financial restatement results from fraud attributable to the executive. In addition to recovery of severance compensation pursuant to the foregoing, the Company may be entitled to recoup certain incentive compensation from the executive under our Clawback Policy, as described below.
■No Excise Tax Reimbursements or Gross-Ups. Executive officers are not reimbursed for excise taxes in connection with a change in control of the Company. Further, no gross-ups on any severance benefits are provided to executive officers.
RETIREMENT BENEFITS AND OTHER COMPENSATION
The only retirement benefits currently provided to our executive officers are (1) those under the US Foods 401(k) Plan (our tax-qualified 401(k) savings plan), which is offered to all eligible associates, and (2) the continued vesting of annual LTIP awards granted beginning in March 2020, provided that the executive has attained age 60 with at least five years of service and the awards have been outstanding for over a year prior to retirement. Mr. Guberman previously accrued benefits under the US Foods, Inc. Defined Benefit Pension Plan and the Alliant Foodservice, Inc. Pension Plan, which have since been consolidated into the US Foods Consolidated Defined Benefit Retirement Plan and are now frozen for all associates except those at a small number of union locations.
Consistent with our pay-for-performance philosophy, we limit executive perquisites. Each of our executive officers receives an annual executive allowance, which is intended to defray expenses such as those for financial and legal planning, and professional organization membership. Each of our executive officers also receives a monthly cellular phone allowance. We generally do not reimburse our executive officers for taxes related to their annual executive allowance or their other compensation or benefits. In

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COMPENSATION DISCUSSION AND ANALYSIS
addition to these limited perquisites, pursuant to Mr. Flitman’s offer agreement, the Company agreed to reimburse Mr. Flitman for the costs of Mr. Flitman’s (i) relocation from Dallas, Texas to South Carolina, as well as the taxes associated with such relocation; and (ii) first class commercial air travel between Dallas, Texas (or South Carolina, following his relocation) and the Company’s headquarters. See the notes to the Summary Compensation Table for a description of the limited perquisites provided to our NEOs.
CLAWBACK POLICY
In accordance with SEC and NYSE rules, the Compensation and Human Capital Committee adopted a policy for the recovery of erroneously awarded compensation, effective December 1, 2023. Pursuant to the policy, the Company is required to recover or “clawback” any erroneously awarded incentive-based compensation to our executive officers in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. This policy applies to all incentive-based compensation received by an executive officer of the Company during the three completed fiscal years immediately preceding the date that the Company is required to prepare a restatement and after the effective date of the policy.
STOCK OWNERSHIP POLICY FOR EXECUTIVE OFFICERS
Each of our executive officers is required to satisfy certain stock ownership guidelines. These guidelines have been designed to closely align our executive officers’ financial interests with those of our stockholders. The guidelines require equity holdings with a value of six times base salary for our CEO and three times base salary for our executive officers.
The following forms of Company equity qualify towards the stock ownership guidelines: (i) common stock owned outright, including restricted stock, vested RSUs, and common stock acquired from the exercise of stock options; (ii) common stock held by an executive officer pursuant to the Company’s Employee Stock Purchase Plan; (iii) unvested RSUs and unvested restricted stock; and (iv) the “in the money” value (i.e., the spread between current stock price and exercise price) of vested but unexercised stock options. An executive officer’s stock ownership also includes equity owned jointly with, or separately, by the individual’s immediate family member(s) (spouse and/or dependent children) and equity held in trust for the individual’s immediate family member(s).
Executive officers have five years from their hire or promotion date to reach the applicable guideline. If the ownership target has not been met within the required time period, and until the ownership target is reached, an executive officer is required to retain 50% of the net shares acquired upon any future vesting of RSUs and restricted stock and/or the exercise of stock options, after deducting shares used to pay applicable taxes and/or the exercise price.
The Compensation and Human Capital Committee reviews executive stock ownership levels annually for executive officers and ensures compliance where necessary. In evaluating the stock ownership levels of each executive officer, the Company uses the average closing stock price measured over a 30-day period to value stock holdings. The base salary used in the calculation of the stock ownership guidelines is based on the annualized base salary at the time compliance is evaluated.
All of our executive officers were in compliance with (or were on track to be in compliance with) the guidelines at the end of fiscal year 2023. Notably, all of our executive officers would still be in compliance with (or on track to be in compliance with) the guidelines if “in the money” vested, but unexercised stock options were not included in the calculation of such executive officer’s stock ownership.

50	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
The Compensation and Human Capital Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company. Based on the review and discussions, the Compensation and Human Capital Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023.
Compensation and Human Capital Committee
Cheryl A. Bachelder, Chair
James J. Barber, Jr.
Quentin Roach
David M. Tehle

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	51

EXECUTIVE COMPENSATION
FISCAL YEAR 2023 SUMMARY COMPENSATION TABLE
The following table provides information regarding the compensation of the NEOs, listed by name and current position below, for fiscal year 2023, as well as fiscal year 2022 and fiscal year 2021, where applicable:

Name and Principal Position	Year	Salary(3) ($)	Bonus(4) ($)	Stock Awards(5) ($)	Option Awards(5) ($)	Non-Equity Incentive Plan Compensation(6) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(7) ($)	All Other Compensation(8) ($)	Total ($)

David E. Flitman Chief Executive Officer(1)	2023	1,285,000	3,000,000	23,215,061	—	2,059,939	—	324,257	29,884,257
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
Andrew E. Iacobucci Former Interim Chief Executive Officer; Senior Executive Vice President, Field Operations and Chief Commercial Officer	2023	349,615	—	4,250,051	—	—	—	28,567	4,628,234
	2022	826,154	—	2,500,079	—	1,493,047	—	28,953	4,848,233
	2021	699,531	—	2,108,661	625,018	472,751	—	29,160	3,935,121
Dirk J. Locascio Executive Vice President, Chief Financial Officer	2023	719,231	1,750,000	4,000,031	—	768,216	—	32,600	7,270,078
	2022	656,841	250,000	1,500,072	—	791,465	—	31,000	3,229,378
	2021	576,300	—	1,729,939	500,018	394,850	—	30,950	3,232,057
Steven M. Guberman Executive Vice President, Chief Transformation Officer and Nationally Managed Business	2023	565,569	—	1,350,022	—	590,549	20,738	32,000	2,558,879
	2022	550,800	—	1,750,032	—	597,522	—	31,775	2,930,129
	2021	550,800	100,000	1,729,939	500,018	377,378	—	32,983	3,291,118
John A. Tonnison Executive Vice President, Chief Information and Digital Officer(2)	2023	615,385	—	1,200,066	—	591,566	—	27,200	2,434,217
	2022	600,000	—	2,000,087	—	650,895	—	27,614	3,278,596
	—	—	—	—	—	—	—	—	—
William S. Hancock Executive Vice President Chief Supply Chain Officer(2)	2023	575,000	—	1,100,002	—	600,014	—	31,930	2,306,946
	2022	572,115	—	2,000,087	—	620,580	—	24,292	3,217,074
	—	—	—	—	—	—	—	—	—
(1)Mr. Flitman joined the Company as CEO on January 5, 2023. Mr. Flitman was not a NEO of the Company for fiscal year 2022 or fiscal year 2021.
(2)Neither Mr. Tonnison nor Mr. Hancock was deemed to be a NEO of the Company for fiscal year 2021.
(3)The amount reported in this column for fiscal year 2021 for Mr. Iacobucci includes a bi-weekly stipend in the amount of $5,000 through February 11, 2021 as additional compensation for his interim leadership of our local sales organization.
(4)The amount reported in this column for fiscal year 2023 for (i) Mr. Locascio represents the one-time, cash retention bonus awarded in recognition Mr. Locascio’s continued service through the leadership transition discussed in the section titled “Special Retention Awards and Bonus Payment” beginning on page 48; and (ii) for Mr. Flitman represents the one-time, make-whole cash award further discussed in the section titled “Leadership Transition and Related Compensation Arrangements — CEO Compensation” beginning on page 43. The amount reported in this column for fiscal year 2022 for Mr. Locascio represents a discretionary cash bonus awarded in recognition of outstanding performance. The amount reported in this column for fiscal year 2021 for Mr. Guberman represents a discretionary cash bonus awarded in recognition of his continuing efforts related to the integration of the Food Group as well as his leadership of certain key initiatives.

52	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
(5)The amounts reported in these columns represent the grant date fair value of the RSUs and stock options granted to the NEOs in each fiscal year. The grant date fair values have been calculated in accordance with the ASC Topic 718. The assumptions made in the valuation reflected in these columns are set forth in the following notes to the Company’s Consolidated Financial Statements:

For Stock and Option Awards Granted in Fiscal Year	Consolidated Financial Statements For the Year Ended	Included with Form 10-K Filed	Note

2023	December 30, 2023	February 15, 2024	16
2022	December 31, 2022	February 16, 2023	16
2021	January 1, 2022	February 17, 2022	16
For PRSUs granted during fiscal year 2023, the Company assumed that these awards would pay out at the targeted number of shares, and the grant date fair values set forth in the Stock Awards column for each NEO reflects this assumption. Assuming maximum performance is achieved, the grant date value of the PRSUs would be as follows:

	Value of PRSUs
Named Executive Officer	At Target ($)	Assuming Maximum Performance ($)

David E. Flitman	3,607,511	7,215,022
Andrew E. Iacobucci	1,125,018	2,250,036
Dirk J. Locascio	1,000,008	2,000,016
Steven M. Guberman	675,011	1,350,022
John A. Tonnison	600,033	1,200,066
William S. Hancock	550,001	1,100,002
The amount reported in this column for fiscal year 2023 for Mr. Flitman includes the one-time, make-whole equity award further discussed in the section titled “Leadership Transition and Related Compensation Arrangements — CEO Compensation” beginning on page 43.
(6)The amounts reported in this column for fiscal year 2023 represent the fiscal year 2023 AIP award payments which were paid in March 2024. For additional information, see the section entitled “Fiscal Year 2023 Annual Incentive Plan Awards” on page 46.
(7)The amount reported in this column for Mr. Guberman represents the actuarial change in the present value of accumulated benefits under the US Foods Consolidated Defined Benefit Retirement Plan maintained by the Company. For 2021 and 2022, the changes for Mr. Guberman were negative $2,547 and negative $96,326, respectively, which accordingly are not reported in this column. These amounts have been determined as of the measurement dates used for financial statement reporting purposes for the applicable fiscal year, and have been calculated using interest rate and mortality assumptions consistent with those used in the Company’s audited financial statements for the applicable fiscal year. For additional information, see the section entitled “Retirement Benefits and Other Compensation” on page 49 and the section entitled “Pension Benefits” on page 59.
(8)Amounts shown in the All Other Compensation column for fiscal year 2023 are comprised of the following:

Named Executive Officer	Executive Allowance ($)	401(k) Match ($)	Other ($)

David E. Flitman	20,000	13,200	291,057(a)
Andrew E. Iacobucci	18,500	9,692	(b)
Dirk J. Locascio	18,500	13,200	(b)
Steven M. Guberman	18,500	13,200	(b)
John A. Tonnison	18,500	8,400	(b)
William S. Hancock	18,500	13,130	(b)
(a)Includes reimbursements of (i) $190,586 for relocation expenses in connection with Mr. Flitman’s relocation from Dallas, Texas to South Carolina, as well as $69,642 in taxes associated with such relocation; and (ii) $30,529 for first class commercial air travel between Dallas, Texas or South Carolina and the Company’s headquarters, in each case, as required by the terms of Mr. Flitman’s offer agreement. Amount also includes reimbursements of less than $2,000 in the aggregate for cellular phone allowances.
(b)Includes reimbursements of less than $2,000 in the aggregate for each NEO for miscellaneous personal expenses, such as cellular phone allowances and work-from-home allowances.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	53

EXECUTIVE COMPENSATION
FISCAL YEAR 2023 GRANTS OF PLAN-BASED AWARDS
The following table provides information regarding plan-based awards granted to the NEOs during fiscal year 2023:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

David E. Flitman
2023 AIP	—	2/9/2023	482,158	1,928,630	2,892,945
Make Whole PRSUs	1/5/2023	11/22/2022							168,162(4)	6,000,020
Make Whole RSUs	2/6/2023	11/22/2022							264,831(4)	10,000,019
RSUs (2023 LTIP)	3/27/2023	2/9/2023							100,656(5)	3,607,511
PRSUs (2023 LTIP)	3/27/2023	2/9/2023				50,328	100,656	201,312		3,607,511
Andrew E. Iacobucci
2023 AIP	—	2/9/2023	337,500	1,350,000	2,025,000
RSUs (2023 LTIP)	3/27/2023	2/9/2023							87,194(6)	3,125,033
PRSUs (2023 LTIP)	3/27/2023	2/9/2023				15,695	31,390	62,780		1,125,018
Dirk J. Locascio
2023 AIP	—	2/9/2023	179,812	719,247	1,078,870
RSUs (2023 LTIP)	3/27/2023	2/9/2023							83,706(6)	3,000,023
PRSUs (2023 LTIP)	3/27/2023	2/9/2023				13,951	27,902	55,804		1,000,008
Steven M. Guberman
2023 AIP	—	2/9/2023	141,395	565,581	848,372
RSUs (2023 LTIP)	3/27/2023	2/9/2023							18,834(5)	675,011
PRSUs (2023 LTIP)	3/27/2023	2/9/2023				9,417	18,834	37,668		675,011
John A. Tonnison
2023 AIP	—	2/9/2023	138,465	553,858	830,787
RSUs (2023 LTIP)	3/27/2023	2/9/2023							16,742(5)	600,033
PRSUs (2023 LTIP)	3/27/2023	2/9/2023				8,371	16,742	33,484		600,033
William S. Hancock
2023 AIP	—	2/9/2023	143,750	575,000	862,500
RSUs (2023 LTIP)	3/27/2023	2/9/2023							15,346(5)	550,001
PRSUs (2023 LTIP)	3/27/2023	2/9/2023				7,673	15,346	30,692		550,001
(1)The amounts reported in these columns represent the threshold, target, and maximum awards payable to the NEOs under our fiscal year 2023 AIP. As a result of Mr. Iacobucci’s departure from the Company on May 18, 2023, Mr. Iacobucci forfeited the above-mentioned 2023 AIP awards.
(2)These amounts represent the PRSUs granted to the NEOs as LTIP awards under the 2019 Plan, as further discussed in the section entitled “Fiscal Year 2023 Long-Term Incentive Plan Awards” on page 48. The PRSUs vest on the third anniversary of the grant date if, and only to the extent that, certain performance goals are achieved during a three-year performance period ending on the last day of the Company’s 2025 fiscal year, subject to the executive’s continued employment with the Company.

54	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
(3)The amounts reported in this column represent the grant date fair value of each of the equity awards calculated in accordance with ASC Topic 718.
(4)These amounts represent the one-time, make-whole equity awards of PRSUs with stock price performance criteria and RSUs granted to Mr. Flitman and further discussed in the section titled “Leadership Transition and Related Compensation Arrangements — CEO Compensation” beginning on page 43.
(5)These amounts represent time-based RSUs granted to the NEOs as LTIP awards under the 2019 Plan, as further discussed in the section entitled “Fiscal Year 2023 Long-Term Incentive Plan Awards” on page 48. The RSUs are scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company.
(6)These amounts include time-based RSUs granted to the NEOs as LTIP awards under the 2019 Plan, as well as a special grant of time-based RSUs granted to the NEOs under the 2019 Plan, as further discussed in the section entitled “Special Retention Awards and Bonus Payment” on page 48. On May 18, 2023, as a result of his departure from the Company, Mr. Iacobucci forfeited the RSUs granted in connection with the Special Retention Award. One third of Mr. Locascio’s Special Retention Award vested on March 27, 2024. Of the remaining unvested RSUs, one third will vest on each of March 27, 2025 and March 27, 2026, subject to earlier vesting upon the occurrence of certain events.
DESCRIPTION OF PLAN BASED AWARDS
ANNUAL INCENTIVE PLAN (AIP) AWARDS
Our AIP awards are annual cash incentive award opportunities granted to our executive officers under our fiscal year 2023 AIP for the 2023 period. Target levels for these awards are generally set as a percentage of base salary. Target percentages are reviewed annually against competitive market data.
These awards are cash awards designed to reward executive officers for achieving financial performance goals, which for fiscal year 2023 consisted of annual Adjusted EBITDA and improvement in our Distribution Cost Per Case. The performance targets are described in the “Compensation Discussion and Analysis” section under the subheading “Fiscal Year 2023 Annual Incentive Plan Awards” beginning on page 46.
RESTRICTED STOCK UNITS (RSUs)
RSUs are time-based awards granted to our executive officers under our 2019 Plan. The RSUs generally vest ratably on an annual basis over three years, and an executive’s right to the RSUs is generally subject to continued employment by the Company. If any of the following circumstances arise during the vesting period, however, the RSUs will fully vest: (i) immediately prior to a change in control if the RSUs would not otherwise be continued, converted, assumed or replaced in connection with the transaction; (ii) immediately if the executive’s employment is terminated “without cause” or “for good reason” during the 18 months following a change in control in which the RSUs are continued, converted, assumed or replaced in connection with the transaction; or (iii) immediately upon an executive’s death or permanent disability (with regard to recent grants). In addition, with regard to recent annual grants, in the event of an executive’s retirement during the vesting period (if the retirement is one or more years following the grant date), the RSUs will continue to vest in accordance with the vesting schedule, subject to the executive’s continued compliance with certain covenants. If an executive’s employment is terminated for “cause” or an executive voluntarily resigns (other than the Special Retention Awards described below), the RSUs will be forfeited. The annual RSUs granted in fiscal year 2023 are more fully described in the “Compensation Discussion and Analysis” section under the subheading “Fiscal Year 2023 Long-Term Incentive Plan Awards” beginning on page 48.
With regard to the RSUs granted in fiscal year 2023 as Special Retention Awards described in the “Compensation Discussion and Analysis” section under the subheading “Special Retention Awards and Bonus Payment” beginning on page 48, these RSUs vest over a three-year period. Moreover, in addition to the vesting conditions described above, these special RSU awards will fully vest immediately if an executive is terminated “without cause” during the vesting period; these RSUs do not vest in the event of an executive’s retirement during the vesting period.
PERFORMANCE-BASED RESTRICTED STOCK UNITS (PRSUs)
PRSUs are performance-based awards granted to our executive officers under our 2019 Plan. The PRSUs generally vest to the extent that certain performance goals are achieved during the performance period, and an executive’s right to the PRSUs is generally subject to continued employment by the Company. If any of the following circumstances arise during the performance period, however, the PRSUs will fully vest at the “target” performance level: (i) immediately prior to a change in control if the PRSUs would not otherwise be continued, converted, assumed or replaced in connection with the transaction; or (ii) immediately if the executive’s employment is terminated “without cause” or “for good reason” during the 18 months following a change in control in which the PRSUs are continued, converted, assumed or replaced in connection with the transaction. In the event of an executive’s death, permanent disability, or retirement during the performance period (if the retirement is one or more years

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	55

EXECUTIVE COMPENSATION
following the grant date), the PRSUs will vest proportionately on the vesting date based on both achievement of performance goals and the executive’s period of employment during the performance period. If an executive’s employment is terminated for “cause” or an executive voluntarily resigns, the PRSUs will be forfeited. The PRSUs granted in fiscal year 2023 are more fully described in the “Compensation Discussion and Analysis” section under the subheading “Fiscal Year 2023 Long-Term Incentive Plan Awards” beginning on page 48.
STOCK OPTIONS
No stock options were granted to our executive officers in fiscal year 2023. For stock options granted in prior fiscal years, such stock options have an exercise price equal to the closing stock price on the grant date. The executive’s right to the stock option is generally subject to continued employment by the Company. If any of the following circumstances arise during the vesting period, however, the stock options will fully vest and become exercisable: (i) immediately prior to a change in control if the stock options would not otherwise be continued, converted, assumed or replaced in connection with the transaction; (ii) immediately if the executive’s employment is terminated “without cause” or “for good reason” during the 18 months following a change in control in which the stock options are continued, converted, assumed or replaced in connection with the transaction; or (iii) immediately upon an executive’s death or permanent disability (with regard to recent grants). In addition, with regard to recent grants, in the event of an executive’s retirement during the vesting period (if the retirement is one or more years following the grant date), the stock option will continue to vest in accordance with the vesting schedule, subject to the executive’s continued compliance with certain covenants.
Once vested, stock options can be exercised, but must be exercised before the relevant option expiration date. In the event of an executive’s death or permanent disability, vested stock options remain exercisable for one year (but not beyond the option expiration date). In the event of an executive’s retirement (with regard to recent grants), vested stock options remain exercisable for five years (but not beyond the option expiration date). In the event of an executive’s termination for “cause,” all outstanding vested and unvested stock options are immediately forfeited. In the event of an executive’s termination for any other reason, vested stock options remain exercisable for 90 days (but not beyond the option expiration date).

56	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2023
The following table provides information regarding each NEO’s outstanding stock options, RSUs, and PRSUs as of December 30, 2023:

	Option Awards					Stock Awards
Name	Date of Award	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)

David E. Flitman	3/27/2023	—	—	—	—	100,656(3)	4,570,789	100,656(11)	4,570,789
	2/6/2023	—	—	—	—	264,831(4)	12,025,976	—	—
	1/5/2023	—	—	—	—	84,081(5)	3,818,118	84,081(5)	3,818,118
Andrew E. Iacobucci	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
Dirk J. Locascio	3/27/2023	—	—	—	—	83,706(3)	3,801,089	27,902(11)	1,267,030
	6/6/2022	—	—	—	—	15,305(6)	695,000	—	—
	3/28/2022	—	—	—	—	9,005(7)	408,917	13,507(12)	613,353
	3/29/2021	17,883	8,942	36.95	3/29/2031	—	—	—	—
	3/29/2021	—	—	—	—	4,511(8)	204,845	25,373(13)	1,152,188
	3/23/2020	65,252	—	13.29	3/23/2030	—	—	—	—
	3/25/2019	34,651	—	34.56	3/25/2029	—	—	—	—
	3/26/2018	21,863	—	33.56	3/26/2028	—	—	—	—
	6/3/2017	25,101	—	30.39	6/3/2027	—	—	—	—
Steven M. Guberman	3/27/2023	—	—	—	—	18,834(3)	855,252	18,834(11)	855,252
	6/6/2022	—	—	—	—	15,305(6)	695,000	—	—
	3/28/2022	—	—	—	—	11,256(7)	511,135	16,883(12)	766,657
	3/29/2021	17,883	8,942	36.95	3/29/2031	—	—	—	—
	3/29/2021	—	—	—	—	4,511(8)	204,845	25,373(13)	1,152,188
	3/23/2020	85,252	—	13.29	3/23/2030	—	—	—	—
	3/25/2019	34,651	—	34.56	3/25/2029	—	—	—	—
	3/26/2018	25,721	—	33.56	3/26/2028	—	—	—	—
	6/3/2017	33,468	—	30.39	6/3/2027	—	—	—	—
	6/23/2016	64,409	—	23.18	6/23/2026	—	—	—	—

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	57

EXECUTIVE COMPENSATION

	Option Awards					Stock Awards
Name	Date of Award	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)

John A. Tonnison	3/27/2023	—	—	—	—	16,742(3)	760,254	16,742(11)	760,254
	6/6/2022	—	—	—	—	30,610(9)	1,390,000	—	—
	3/28/2022	—	—	—	—	9,005(7)	408,917	13,507(12)	613,353
	8/2/2021	19,689	9,845	33.57	8/2/2031	—	—	—	—
	8/2/2021	—	—	—	—	9,930(10)	450,921	—	—
	7/12/2021	—	—	—	—	—	—	25,373(13)	1,152,188
William S. Hancock	3/27/2023	—	—	—	—	15,346(3)	696,862	15,346(11)	696,862
	6/6/2022	—	—	—	—	30,610(9)	1,390,000	—	—
	3/28/2022	—	—	—	—	9,005(7)	408,917	13,507(12)	613,353
	3/29/2021	15,200	7,601	36.95	3/29/2031	—	—	—	—
	3/29/2021	—	—	—	—	3,835(8)	174,147	21,567(13)	979,357
(1)The stock options reported in this column are scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date.
(2)The aggregate market values reported in these columns are calculated by multiplying the unvested shares by $45.41, the closing price of a share of our Common Stock as reported on the NYSE on December 29, 2023, the last trading day of fiscal year 2023.
(3)One third of these RSU awards are scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date. As of December 30, 2023, these awards had three remaining vesting dates (March 27, 2024, March 27, 2025, and March 27, 2026). For Mr. Locascio, the award amount includes RSUs granted as part of the Company’s 2023 LTIP grants, as well as a special grant of time-based RSUs granted to the NEOs under the 2019 Plan, as further discussed in the section entitled “Special Retention Awards and Bonus Payment” on page 48.
(4)One third of this RSU award is scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date. As of December 30, 2023, this award had three remaining vesting dates (February 6, 2024, February 6, 2025, and February 6, 2026). One third of this RSU award vested on February 6, 2024.
(5)This PRSU award vests in two equal tranches of 84,081 each if the following conditions are met: (i) the first tranche of 84,081 shares will vest on the second anniversary of the grant date, or January 5, 2025, if the share price for the Common Stock equals or exceeds $40 per share on any 30 consecutive days during the period between the date of grant and January 5, 2025; and (ii) the second tranche of 84,081 shares will vest on the fourth anniversary of the grant date, or January 5, 2027, if the share price for the Common Stock equals or exceeds $55 per share on any 30 consecutive days during the period between the date of grant and January 5, 2027. The performance criteria for the first tranche of PRSUs was satisfied on July 14, 2023.
(6)These RSU awards vested in full on March 29, 2024.
(7)One third of these RSU awards are scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date. As of December 30, 2023, these awards had two remaining vesting dates (March 28, 2024 and March 28, 2025). One third of this RSU award vested on March 28, 2024.
(8)One third of these RSU awards are scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date. As of December 30, 2023, these awards had one remaining vesting date (March 29, 2024). These RSU awards vested in full on March 29, 2024.
(9)One half of these RSU awards vested in full on March 29, 2024. The remaining one-half of these RSU awards will vest on March 31, 2025, subject to the executive’s continued employment with the Company through the vesting date.
(10)One third of this RSU award is scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date. As of December 30, 2023, this award had one remaining vesting date (August 2, 2024).
(11)These PRSU awards are scheduled to vest on the third anniversary of the grant date if, and only to the extent that, certain performance goals are achieved during a three-year performance period ending on the last day of the Company’s 2025 fiscal year, subject to the executive’s continued employment with the Company through the vesting date. The amounts reported for each PRSU award have been determined based on achieving the target value of performance.
(12)These PRSU awards are scheduled to vest on the third anniversary of the grant date if, and only to the extent that, certain performance goals are achieved during a three-year performance period ending on the last day of the Company’s 2024 fiscal year, subject to the executive’s continued employment with the Company through the vesting date. The amounts reported for each PRSU award have been determined based on achieving the target value of performance.
(13)These PRSU awards represent the Value Creation Awards granted to the NEOs in 2021, which are scheduled to vest at the end of a four-year performance period, based on achievement of certain performance goals, subject to the executive’s continued employment with the Company through the applicable vesting date. The amounts reported for each Value Creation Award has been determined based on achieving the target value of performance.

58	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
FISCAL YEAR 2023 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding the exercise of stock options and the vesting of stock awards for each of the NEOs during fiscal year 2023:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

David E. Flitman	—	—	—	—
Andrew E. Iacobucci	189,221	2,786,204	66,734	2,351,546
Dirk J. Locascio	—	—	25,734	911,841
Steven M. Guberman	—	—	31,876	1,128,160
John A. Tonnison	—	—	14,432	582,110
William S. Hancock	—	—	13,387	527,432
(1)The amount reported in this column was calculated by multiplying the number of shares acquired on exercise by the difference between the closing price per share of our Common Stock on the date of exercise and the exercise price of the stock option.
(2)The amount reported in this column was calculated by multiplying the number of shares of our Common Stock that vested by the closing price per share of our Common Stock on the vesting date.
PENSION BENEFITS
US FOODS CONSOLIDATED DEFINED BENEFIT RETIREMENT PLAN
Mr. Guberman is our only NEO entitled to benefits payable under our defined benefit (pension) plan. Mr. Guberman previously accrued benefits under the US Foods, Inc. Defined Benefit Pension Plan and the Alliant Foodservice, Inc. Pension Plan, both of which were consolidated into the US Foods Consolidated Defined Benefit Retirement Plan and are now frozen for all associates except those at a small number of union locations.
Under the US Foods, Inc. Defined Benefit Pension Plan (which was frozen with respect to exempt associates as of September 15, 2004), a participant’s normal retirement benefit is equal to one percent (1%) of the participant’s final average compensation, multiplied by the participant’s years of credited service. For the purposes of benefit calculation, Mr. Guberman’s final average compensation is generally deemed to be the average of his salary and bonus during his period of credited service. In the case of a married participant, the normal form of payment is a 100% joint and survivor annuity upon reaching normal retirement age, which the plan defines as the first day of the month following the later of attainment of age 65 and five (5) years of vesting service. Under the US Foods, Inc. Defined Benefit Pension Plan, a participant may elect to receive a lump sum payment if the present value of the benefit at the time of retirement is less than $15,000. Participants generally become vested in their benefits after completing five (5) years of vesting service.
Under the Alliant Foodservice, Inc. Pension Plan (which was frozen with respect to exempt associates as of December 31, 2002), a participant’s normal retirement benefit is equal to: (1) an amount equal to the participant’s accumulated pension credits (which is a percentage based on the participant’s age), multiplied by the participant’s final average compensation; plus (2) an amount equal to one-third of the participant’s accumulated pension credits, multiplied by the excess of the participant’s final average compensation over the participant’s Social Security breakpoint amount (which is two-thirds of the Social Security wage base); plus (3) an amount equal to $300, multiplied by the participant’s years of non-contributory credited service. For the purposes of benefit calculation, Mr. Guberman’s final average compensation is generally deemed to be the average of his salary and bonus for the 36 consecutive months in which he was highest compensated during the last 120 months of his participation in the plan. In the case of a married participant, the normal form of payment is a 100% joint and survivor annuity upon reaching normal retirement age, which the plan defines as the first day of the month following the later of attainment of age 65 and five (5) years of vesting service. Under the Alliant Foodservice, Inc. Pension Plan, a participant may elect to receive a lump sum payment of the entire benefit amount. Participants generally become vested in their benefits after completing five (5) years of vesting service.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	59

EXECUTIVE COMPENSATION
Mr. Guberman’s pension benefits take into account only compensation earned before, and years of credited service up to, the respective dates on which the sub-plans were frozen.
PENSION BENEFITS
The following table provides information regarding Mr. Guberman’s benefits payable under the specified sub-plan as of the last business day of fiscal year 2023 (December 29, 2023):

Name	Pre-Consolidation Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)

Steven M. Guberman	US Foods, Inc. Defined Benefit Pension Plan	1.71	28,247	—
	Alliant Foodservice, Inc. Pension Plan	11.58	206,198	—
(1)The amounts reported in these columns have been determined as of the measurement dates used for financial statement reporting purposes for fiscal year 2023. The number of years of credited service is equal to the number of years the specified executive was eligible to participate in the applicable sub-plan. The present values of the accumulated defined benefit plan benefits have been calculated using interest rate and mortality assumptions consistent with those discussed in Note 18 to the Company’s consolidated financial statements included in our Annual Report on Form 10-K for fiscal year ended December 30, 2023. The present values of the accumulated benefit for each participant were based on a discount rate of 5.15% and the post-retirement mortality assumptions set forth in the Society of Actuaries Pri-2012 Private Retirement Plans Base Mortality Table, subject to a blue collar adjustment, and projected forward using the Society of Actuaries MP-2020 Mortality Improvement Scale.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following tables provide information regarding potential payments by the Company to each of the NEOs in various termination and change in control scenarios. The amounts reported in the tables assume that the triggering event took place on December 29, 2023 (the last business day of fiscal year 2023), and that any Company equity is continued, converted, assumed, or replaced in connection with a change in control transactions. These amounts are merely estimates based on compensation, benefit, and equity levels for each executive in effect on that date. The tables report only amounts that are increased, accelerated, or otherwise payable to the NEO as a result of the applicable termination or change in control scenario, and have not been adjusted to reflect any excise tax under Sections 280G and 4999 of the Internal Revenue Code that may be assessed on the payments and/or benefits (nor reduced to cause the payments and/or benefits not to be subject to excise tax). The tables also exclude any amounts that are generally available to all salaried associates and do not discriminate in favor of the NEOs. Note that while Mr. Iacobucci served as our Interim CEO until January 5, 2023, information for Mr. Iacobucci is not included in the below tables because Mr. Iacobucci left the Company on May 18, 2023 and his departure did not result in increased or accelerated benefits. We are not able to determine the actual amounts that would be payable to an NEO unless and until an actual termination scenario occurs. For additional information, see the section entitled “Executive Severance Agreements” beginning on page 49.
DAVID E. FLITMAN
CHIEF EXECUTIVE OFFICER

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)

Cash Compensation(2)	$8,582,795	$11,700,000	—	—	$8,582,795	$11,700,000	$2,082,795	—
Long-term Equity Incentives(3)	—	$24,985,672	—	—	$13,903,653	$24,985,672	$20,438,537	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	$704,000	—
Health and Welfare Benefits Continuation(5)	$31,955	$31,955	—	—	$31,955	$31,955	—	—
TOTAL	$8,614,750	$36,717,627	—	—	$22,518,403	$36,717,627	$23,225,332	—

60	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
DIRK J. LOCASCIO
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)

Cash Compensation(2)	$2,949,373	$3,625,000	—	—	$2,949,373	$3,625,000	$774,373	—
Long-term Equity Incentives(3)	—	$7,065,883	—	—	—	$7,065,883	$6,011,583	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	$1,448,000	—
Health and Welfare Benefits Continuation(5)	$32,955	$43,940	—	—	$32,955	$43,940	—	—
TOTAL	$2,982,328	$10,734,823	—	—	$2,982,328	$10,734,823	$8,233,955	—
STEVEN M. GUBERMAN
EXECUTIVE VICE PRESIDENT, CHIEF TRANSFORMATION OFFICER AND NATIONALLY MANAGED BUSINESS

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)

Cash Compensation(2)	$2,318,817	$2,850,000	—	—	$2,318,817	$2,850,000	$608,817	—
Long-term Equity Incentives(3)	—	$3,963,790	—	—	—	$3,963,790	$3,171,125	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	$728,000	—
Health and Welfare Benefits Continuation(5)	$22,299	$29,732	—	—	$22,299	$29,732	—	—
TOTAL	$2,341,116	$6,843,522	—	—	$2,341,116	$6,843,522	$4,507,942	—
JOHN A. TONNISON
EXECUTIVE VICE PRESIDENT, CHIEF INFORMATION AND DIGITAL OFFICER

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)

Cash Compensation(2)	$2,363,000	$2,914,000	—	—	$2,363,000	$2,914,000	$596,000	—
Long-term Equity Incentives(3)	—	$4,500,265	—	—	—	$4,500,265	$3,811,300	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	$1,096,000	—
Health and Welfare Benefits Continuation(5)	$10,232	$13,643	—	—	$10,232	$13,643	—	—
TOTAL	$2,373,232	$7,427,907	—	—	$2,373,232	$7,427,907	$5,503,300	—

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	61

EXECUTIVE COMPENSATION
WILLIAM S. HANCOCK
EXECUTIVE VICE PRESIDENT, CHIEF SUPPLY CHAIN OFFICER

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)

Cash Compensation(2)	$2,339,158	$2,875,000	—	—	$2,339,158	$2,875,000	$614,158	—
Long-term Equity Incentives(3)	—	$4,044,446	—	—	—	$4,044,446	$3,401,181	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	$2,176,000	—
Health and Welfare Benefits Continuation(5)	$31,462	$41,949	—	—	$31,462	$41,949	—	—
TOTAL	$2,370,620	$6,961,395	—	—	$2,370,620	$6,961,395	$6,191,338	—
(1)Retirement is treated the same as a voluntary termination by the NEO without good reason under the terms of our executive severance agreements. For equity awards granted on or after March 23, 2020, under the terms of the applicable award agreement, outstanding time-based equity awards will continue to vest in accordance with the vesting schedule set forth in the applicable award agreement in the event of the NEO’s “retirement,” subject to continued compliance with his restrictive covenant agreements with the Company (including, without limitation, non-competition and non-solicitation agreements), provided that the awards will not continue to vest if the NEO retired on or prior to the one-year anniversary of the grant date. As of the assumed date of termination, none of the NEOs met the criteria for “retirement” (which is attainment of 60 years of age and a minimum of five (5) years of service), and no amounts have been included in the tables with respect to the continued vesting of these awards due to a qualifying retirement.
(2)In the event of a termination by the NEO for “good reason” or a termination by the Company without “cause,” cash compensation was calculated as follows:
(a)18 months of base salary (24 months for Mr. Flitman) as in effect immediately before the termination or, if following a change in control, 24 months of base salary (36 months for Mr. Flitman) as in effect immediately before the termination;
(b)the NEO’s AIP award for the year in which the termination occurs, prorated to the date of termination and based on actual performance, or, if following a change in control, based on the NEO’s then current target percentage; and
(c)an amount equal to the NEO’s then-current AIP target award multiplied by 1.5 (2.0 for Mr. Flitman) or, if following a change in control, an amount equal to the NEO’s then-current AIP target award multiplied by 2.0 (3.0 for Mr. Flitman).
In the event of the NEO’s permanent disability or death, the NEO would receive AIP accrued at the time of such event, based on actual results for the time of such NEOs service. Consistent with prior years, we have calculated the amounts shown in the tables above based on actual AIP results for the full year without pro ration, and have assumed that the NEO’s current base salary and AIP Target Percentage were in effect for the entirety of fiscal year 2023.
(3)The amounts reported represent the aggregate value of long-term equity incentive awards that would vest under the specified termination scenario based on the closing price of a share of our Common Stock on December 29, 2023, and assume that any Company equity is continued, converted, assumed, or replaced in connection with a change in control transaction. Under the terms of our annual equity award agreements, upon the NEO’s termination by the Company without “cause” or resignation by the NEO for “good reason,” in either case within the 18-month period immediately following the change in control, all RSUs will fully vest (with any PRSUs vesting at the “target” performance level) and all outstanding stock options will fully vest and become exercisable. Effective for equity awards granted on or after March 23, 2020, under the terms of the applicable award agreement, in the event of the NEO’s permanent disability or death, all RSUs will fully vest and all time-based, unvested stock options will fully vest and become exercisable for one (1) year thereafter (but in no event beyond the options’ normal expiration date). In the event of the NEO’s permanent disability or death, PRSUs will vest proportionately on the vesting date based on both achievement of performance goals and the executive’s period of employment during the performance period. For the Value Creation Awards granted in 2021, under the terms of the applicable award agreement, in the event of the NEO’s permanent disability or death, the awards vest based on achievement of the performance goals through the termination date which would have resulted in no payout as of December 29, 2023.
For the RSUs granted in 2022 and 2023 as Special Retention Awards described in the “Compensation Discussion and Analysis” section under the subheading entitled “Special Retention Awards and Bonus Payment” beginning on page 48, these special RSU awards will fully vest immediately if an executive is terminated “without cause” during the vesting period.
(4)The amounts reported include cash payments that the NEO would receive under our enhanced Long-Term Disability insurance program. Under the enhanced program, the benefit is increased from 60% of monthly earnings, subject to a maximum monthly benefit of $12,000, to 66 2/3% of monthly earnings, subject to a maximum monthly benefit of $20,000. Accordingly, the amounts reported in this row reflect the difference between the maximum benefits under the standard and enhanced Long-Term Disability insurance programs ($8,000) multiplied by the number of months until the NEO’s retirement age under the Social Security Act.
(5)These amounts represent the estimated cost of the continuation of medical and dental coverage through COBRA for the NEO and his covered dependents for 18 months (or 24 months, in the case of Mr. Flitman) or, if following a change in control, for 24 months. Although each NEO is also entitled to certain career transition and outplacement services and access to certain office and administrative services for a period not to exceed 12 months following the termination, we have not included an amount attributable to these services as their value is not reasonably ascertainable.

62	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our CEO to the annual total compensation of the Company’s median employee. To determine this pay ratio, we took the following steps:
■Identification of Median Employee: As required by SEC rules, we identified a new median employee for fiscal year 2023. The consistently applied compensation measure that we used to identify our median employee was fiscal year 2023 salary and wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for all employees, excluding our CEO and the individuals noted below, who were employed by us on December 16, 2023. We annualized the compensation data for all of our full-time employees, which included 5,904 employees who were hired during fiscal year 2023 but did not work for us for the entire fiscal year. We did not annualize the compensation for temporary or seasonal workers, and we did not include contractors in our calculations of the median employee. Additionally, as permitted by SEC rules, we excluded approximately 800 employees who joined the Company as a result of the Company’s acquisitions of substantially all of the assets of (i) Renzi Bros., Inc., which closed on July 7, 2023; and (ii) Saladino’s, inc., which closed on December 1, 2023. Since the date used to select the median employee, there have been no changes in the Company’s employee population or compensation arrangements that we believe would significantly impact the pay ratio disclosure.
■Calculation of Median Employee Annual Compensation: We have aggregated all of the elements of the median employee’s compensation for fiscal year 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $83,050. The difference between the median employee’s salary and wages (the consistently applied compensation measure used to identify the median employee) and the median employee’s annual total compensation represents the estimated annual value of the employee’s health and welfare benefits (estimated for the employee and his or her eligible dependents at $10,310), employer matching contributions under our 401(k) plan of $1,032, a telecommunications allowance of $300, and a cash bonus under the Company’s AIP in the amount of $7,121.
■Calculation of CEO Annual Compensation: We had two principal executive officers during fiscal year 2023, Mr. Iacobucci and Mr. Flitman. SEC rules permit us to either (i) calculate and combine the compensation provided to each CEO for service as CEO in fiscal year 2023; or (ii) annualize the compensation of the CEO on the date selected to identify the median employee. We have elected to use option (ii) and have calculated Mr. Flitman’s annualized compensation for the full fiscal year 2023, which is substantially similar to the compensation reported in our Summary Compensation Table for Mr. Flitman given Mr. Flitman’s arrival at the Company on January 5, 2023.
For purposes of calculating the pay ratio for fiscal year 2023 and determining this combined compensation amount, we combined annualized portions of certain items such as salary and health and welfare benefits, and included actual compensation for certain items, such as AIP, stock awards, and perquisites.
The annual total compensation of our median employee was $83,050. In light of the additional one-time, make-whole awards that we paid to our CEO in fiscal year 2023 in order to successfully recruit him to the Company, our 2023 CEO pay ratio is significantly higher than the CEO pay ratio has been in the past and will be in future years when we are not providing one-time, make-whole grants to our CEO. For fiscal year 2023, our CEO’s annualized compensation inclusive of the one-time, make-whole awards was $29,910,211 and the resulting CEO pay ratio was 360 to 1. Alternatively, if we were to exclude these one-time, make-whole compensation values, which we believe represents a more accurate representation of our CEO pay ratio, our CEO’s annualized compensation for fiscal year 2023 would have been $10,910,172 and the resulting CEO pay ratio would have been 131 to 1.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	63

PAY VERSUS PERFORMANCE
The following table provides information regarding compensation paid to the Company’s chief executive officers and other NEOs along with the cumulative total shareholder return (“TSR”) of the Company and a peer group index, the Company’s Net Income, and the Company’s Adjusted EBITDA which is considered the most important financial measure used by the Company to link compensation actually paid to the Company’s NEOs to Company performance. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the section entitled “Compensation Discussion and Analysis”, beginning on page 33.

									Value of Initial Fixed $100 Investment(3) Based on:		(Stated in millions)
Year	Summary Compensation Table Total Compensation for CEO Flitman ($)	Compensation Actually Paid to CEO Flitman ($)(1)	Summary Compensation Table Total Compensation for CEO Iacobucci ($)	Compensation Actually Paid to CEO Iacobucci ($)	Summary Compensation Table Total Compensation for CEO Satriano ($)	Compensation Actually Paid to CEO Satriano ($)	Average Summary Compensation Table Total Compensation for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs ($)(2)	Cumulative Total Shareholder Return (Company) ($)	Cumulative Total Shareholder Return (Peer Group ($)	Net Income (Loss) ($)	Adjusted EBITDA ($)(4)

2023	29,884,257	34,791,429	4,628,234	(4,062,524)	N/A	N/A	3,642,530	5,122,362	110.10	141.72	506	1,559
2022	N/A	N/A	4,848,233	4,838,268	12,853,892	(5,566,000)	3,163,794	3,069,797	81.45	124.38	265	1,310
2021	N/A	N/A	N/A	N/A	13,744,942	14,264,225	3,429,976	3,478,342	83.39	140.67	164	1,057
2020	N/A	N/A	N/A	N/A	5,655,097	12,372,465	1,948,663	3,672,637	79.75	114.19	(226)	648
(1)The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules and shown in the table below.
(2)For 2023, reflects compensation information for our NEOs, other than any person serving as CEO, as outlined in the section entitled Compensation Discussion and Analysis, beginning on page 33. For 2022, reflects compensation information for Mr. Locascio, Mr. Tonnison, Mr. Hancock, and Mr. Guberman. For 2021 and 2020, reflects compensation information for Mr. Locascio, Mr. Iacobucci, Mr. Guberman, and Jay A. Kvasnicka, Executive Vice President, Field Operations.
(3)Cumulative total shareholder return (“TSR”) assumes an initial investment of $100 as of the market open on December 31, 2019 (the beginning of fiscal year 2020) for the Company’s Common Stock as well as the common stock of companies in our peer group as measured by the S&P 500 Food & Staples Retailing Index. For 2020, the measurement period was one year; for 2021, the measurement period was two years; for 2022, the measurement period was three years; and, for 2023, the measurement period was four years.
(4)See Appendix A for a reconciliation of Adjusted EBITDA.

64	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

PAY VERSUS PERFORMANCE
To calculate the compensation actually paid amounts in the table above, the following table shows the respective adjustments to the amounts reported in the Summary Compensation Table (“SCT”):

	FY2023			FY2022			FY2021		FY2020
Adjustments	CEO Flitman ($)	CEO Iacobucci ($)	Other NEOs Average ($)	CEO Satriano ($)	CEO Iacobucci ($)	Other NEOs Average ($)	CEO Satriano ($)	Other NEOs Average ($)	CEO Satriano ($)	Other NEOs Average ($)

Total from SCT	29,884,257	4,628,234	3,642,530	12,853,892	4,848,233	3,163,794	13,744,942	3,429,976	5,655,097	1,948,663
Adjustments for defined benefit and actuarial plans
Minus: Pension value reported in SCT	—	—	(5,185)	—	—	—	—	—	—	(17,289)
Plus: Pension value attributable to service in current year and any change in pension value attributable to plan amendments made in the current year	—	—	—	—	—	—	—	—	—	—
Impact of adjustments for defined benefit and actuarial plans	—	—	(5,185)	—	—	—	—	—	—	(17,289)
Adjustments for stock and options awards
Minus: SCT Amounts	(23,215,061)	(4,250,051)	1,912,530	(6,000,054)	(2,500,079)	1,812,570	(11,420,007)	(2,355,888)	(4,700,001)	(1,300,003)
Plus: Value of equity granted during fiscal year, unvested as of end of fiscal year	28,122,232	—	2,508,055	—	2,636,266	1,910,758	10,059,039	1,976,990	16,849,092	4,281,141
Plus/Minus: Change in fair value of equity outstanding at beginning and end of fiscal year(1)	—	—	820,125	—	(79,323)	(294,818)	834,895	199,197	(1,553,982)	(330,969)
Plus/Minus: Change in value for awards vested in fiscal year	—	62,302	69,367	937,314	233,171	102,632	1,045,356	228,066	(3,877,741)	(908,906)
Minus: Forfeited awards in fiscal year	—	(4,503,009)	—	(13,357,152)	—	—	—	—	—	—
Impact of adjustments for stock and option awards	4,907,171	(8,690,758)	1,485,016	(18,419,892)	(9,965)	(93,997)	519,283	48,366	6,717,368	1,741,263
Compensation Actually Paid (As calculated)	34,791,429	(4,062,524)	5,122,362	(5,566,000)	4,838,268	3,069,797	14,264,225	3,478,342	12,372,465	3,672,637
(1)Calculation methodology is in accordance with SEC guidance: Black-Scholes was used for stock option valuation with values ranging from $1.34 - $33.09 and Monte Carlo simulation used for certain performance-based restricted stock units.
FINANCIAL PERFORMANCE MEASURES
The following table identifies the most important financial performance measures used by the Compensation and Human Capital Committee to link the “compensation actually paid” to our CEOs and other NEOs in fiscal year 2023 to company performance.

Financial Performance Measures
Adjusted EBITDA
Distribution Cost Per Case
Return on Invested Capital (ROIC)
For additional details regarding our most important financial performance measures, see the sections entitled “Compensation Discussion and Analysis — Overview of 2023 Annual Incentive Plan Design” and “Compensation Discussion and Analysis — Overview of 2023 Long-Term Equity Incentive Plan Awards, beginning on pages 42 and 43, respectively.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	65

PAY VERSUS PERFORMANCE
RELATIONSHIP BETWEEN PAY AND FINANCIAL PERFORMANCE
As described in more detail in the “Compensation Discussion and Analysis” section, beginning on page 33, our executive compensation program reflects a pay-for-performance philosophy. The below graphical illustrations demonstrate the relationship between compensation actually paid to our NEOs over the last three fiscal years as compared to Net Income, Adjusted EBITDA, and cumulative TSR over the last four fiscal years. In addition, the last chart includes a comparison of our cumulative TSR in comparison to the cumulative TSR of our peer group.

66	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN
The US Foods Holding Corp. Amended and Restated Employee Stock Purchase Plan (as amended and restated, the “ESPP”) was originally adopted by the Board and approved by the Company’s stockholders on June 1, 2016. On May 4, 2018, at the Company’s 2018 annual meeting, the Company’s stockholders approved an amendment to the ESPP to increase the number of shares of the Company’s Common Stock available for issuance under the ESPP from 1,250,000 to 4,750,000 shares.
As such, the Company is currently permitted to offer up to 4,750,000 shares of the Company’s Common Stock under the ESPP. As of February 29, 2024, 371,550 shares of the Company’s Common Stock remained available for issuance under the ESPP. At current participation levels, we estimate that, in the absence of an amendment to increase the number of shares that may be offered under the ESPP, all available shares could be exhausted by as early as September 1, 2024, depending on participation levels and the price of our Common Stock. If the proposed amendment (the “ESPP Amendment”) is approved by our stockholders, the number of shares available under the ESPP will be increased by 3,500,000 shares to 8,250,000 shares of the Common Stock. We believe that this increase in the number of shares available under the ESPP will enable eligible employees to purchase shares under the ESPP until approximately 2028 based on current participation levels and the current price of the Company’s Common Stock.
The Board believes that approval of the ESPP Amendment is in the best interests of the Company and our stockholders. The ESPP Amendment will help give the Company the ongoing ability to attract and retain the employee and management talent necessary for the Company’s continued success by enabling eligible employees to continue to acquire an interest in the Company by purchasing shares of the Company’s Common Stock through payroll deductions.

The Board of Directors recommend a VOTE FOR this proposal on the proxy card.

DESCRIPTION OF THE ESPP
The following is a description of the ESPP, as proposed to be amended. This description is qualified in its entirety by reference to the amended and restated ESPP, as modified to reflect the proposed amendment. A copy of the amended and restated ESPP is attached to this Proxy Statement as Appendix B and incorporated herein by reference.
ADMINISTRATION
The ESPP is administered by the Compensation and Human Capital Committee. The Compensation and Human Capital Committee has full power to construe and interpret the ESPP and to establish and amend rules and regulations for its administration. All determinations of the Compensation and Human Capital Committee are final and binding.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	67

PROPOSAL 3
AVAILABLE SHARES
As approved by our stockholders in 2018, the maximum number of shares of our Common Stock that can be issued under the ESPP is 4,750,000 shares, subject to adjustment by the Compensation and Human Capital Committee, as described below. As noted above, as of February 29, 2024, 4,378,450 shares have already been acquired by employees under the ESPP and 371,550 shares remain available, and it is anticipated that all available shares under the ESPP could be purchased by as early as September 1, 2024, depending on participation levels and the price of our Common Stock. If our stockholders approve the ESPP Amendment, a total of 8,250,000 shares of the Common Stock would be available under the ESPP, subject to adjustment, as described below. This represents an increase of 3,500,000 shares over the number of shares that would have been available in the absence of the ESPP Amendment.
ADJUSTMENTS
In the event of certain changes in the capitalization of the Company, such as mergers, consolidations, reorganizations, recapitalizations, stock dividends, stock splits, combinations of shares, changes in our corporate structure or other relevant changes in capitalization that result in a change in the outstanding shares of the Company, the Compensation and Human Capital Committee will make equitable and proportionate anti-dilution adjustments to the number of shares of the Common Stock available for purchase under the ESPP.
ELIGIBILITY
All employees of the Company and its subsidiaries are eligible to participate in the ESPP if they are employed by the Company or a subsidiary on the date on which the Compensation and Human Capital Committee grants an eligible employee the right to purchase shares of Common Stock (the “Offering Date”). An employee will not be entitled to participate in the ESPP if, immediately after the grant of a right to purchase under the ESPP, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. As of February 29, 2024, approximately 30,300 employees were eligible to participate in the ESPP.
PARTICIPATION
An eligible employee may enroll in the ESPP five (5) to fifteen (15) business days prior to an Offering Date by authorizing a payroll deduction on a form provided by the ESPP custodian, which authorization will become effective on the next Offering Date, provided that the Compensation and Human Capital Committee may adopt rules permitting payroll authorizations to become effective at other times. The ESPP allows payroll deductions to be made from a participant’s pay on each payday of the “Offering Period” (as defined below) at a percentage rate between 1% and 10% of the participant’s eligible compensation. Subject to compliance with the Company’s insider trading policy, the deduction rate may be reduced or increased at any time during an Offering Period by filing a new authorization form with the ESPP custodian, with such change being effective as soon as practicable. For purposes of the ESPP, an “Offering Period” is the period between the Offering Date and the date on which the shares of Common Stock are purchased. In addition, no employee may purchase shares of Common Stock that would exceed a fair market value of $25,000 for any calendar year in which the right is outstanding at any time, to be determined in the manner provided by the applicable provisions of the Internal Revenue Code.
PURCHASES
The Compensation and Human Capital Committee will specify the duration of each Offering Period, provided that no Offering Period may be shorter than one month or longer than 27 months. On the last day of each Offering Period, also referred to as the “Purchase Date,” the Compensation and Human Capital Committee or an agent appointed by the Compensation and Human Capital Committee will purchase shares of the Common Stock on each participant’s behalf in an amount equal to the number of shares of Common Stock that the accumulated payroll deductions credited to a participant’s account during the Offering Period may purchase, based on a per share purchase price equal to 85% of the fair market value of a share of Common Stock on the Purchase Date. An employee must be employed by the Company or a subsidiary on the Purchase Date in order to participate in the purchase for that Offering Period. The fair market value of a share of the Common Stock on a given date will be determined by the Compensation and Human Capital Committee based upon the reported closing sales price per share of the Common Stock on such date. On February 29, 2024, the closing sales price per share of the Common Stock as reported on the NYSE was $50.79.

68	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

PROPOSAL 3
Amounts representing a fractional share that were withheld but not applied toward the purchase of shares of Common Stock during an Offering Period may be applied toward the purchase of additional shares of Common Stock under a subsequent Offering Period. If the limit on the number of shares of Common Stock available to be purchased under the ESPP is reached, then the last purchase of Common Stock will be allocated among the participants pro rata based upon the number of shares that would have been purchased under the ESPP without the limitation.
The Compensation and Human Capital Committee may require that shares of Common Stock purchased by a participant under the ESPP be retained by the participant for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares of Common Stock. Subject to the holding period described in the prior sentence, the participant may sell shares of Common Stock in the participant’s account and distribute the proceeds to the participant, net of all commission costs incurred in connection with the sale of the shares of Common Stock. Other than fees related to sale or delivery on behalf of a participant, any administrative or commission expenses incurred, or fees charged, by the agent will be paid by the Company. Notwithstanding the foregoing, shares of Common Stock purchased by a participant under the ESPP cannot be sold or otherwise transferred by the participant to anyone else until six months after the Purchase Date.
CEASING PARTICIPATION
If a participant becomes ineligible to participate in the ESPP at any time, all payroll deductions made on his or her behalf that have not been used to purchase shares of Common Stock will be returned to the participant as soon as practicable, without interest. If a participant otherwise elects to stop participating in the ESPP at any time, he or she may elect to either have his or her unused payroll deductions applied to the next Offering Period or have them returned as soon as practicable, without interest. If a Participant stops participating in the ESPP, he or she will not be eligible to participate in the ESPP again until the next Offering Date following the date his or her participation ceased.
TRANSFERABILITY
A participant’s rights under the ESPP are not transferable by the participant except by will or the laws of descent and distribution.
EFFECTIVE DATE, AMENDMENT AND TERMINATION
The ESPP Amendment was approved by the Board on March 18, 2024 and will become effective upon approval by our stockholders at the Annual Meeting. The Compensation and Human Capital Committee may amend the ESPP at any time, except that the Compensation and Human Capital Committee may not increase the number of shares of the Common Stock available for issuance under the ESPP (except upon certain adjustments relating to changes in capitalization, as described above), change the class of our affiliates whose employees are eligible to participate in the ESPP, or effect a change inconsistent with Section 423 of the Internal Revenue Code or the regulations thereunder without stockholder consent. The Compensation and Human Capital Committee may terminate the ESPP at any time.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following provides a general summary of certain U.S. federal income tax consequences to participants and the Company with respect to Common Stock purchased under the ESPP, based upon laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the ESPP. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.
The ESPP is designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. As a result, an eligible employee who elects to participate in the ESPP will not recognize taxable income and the Company will not be entitled to a deduction either at the time the eligible employee elects to participate in the ESPP or at the time that the participant purchases shares of Common Stock under the ESPP. When a participant sells or otherwise disposes of the Common Stock, the participant will recognize income. The character and amount of such income depends generally on the length of time such stock was held by the participant.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	69

PROPOSAL 3
If an employee sells or otherwise disposes of the Common Stock acquired under the ESPP after two years from the Offering Date and one year from the Purchase Date, if later, then the employee must treat as ordinary income the lesser of (i) the amount, if any, by which the fair market value of the Common Stock at the time of disposition exceeds the purchase price paid, and (ii) assuming that the Compensation and Human Capital Committee has not determined a different purchase price for shares purchased pursuant to the ESPP, 10% of the fair market value of the Common Stock on the Offering Date. Any gain on the disposition in excess of the amount treated as ordinary income will be long-term capital gain. If the shares are sold or otherwise disposed of at a price below the purchase price under the ESPP, the loss will be treated as long-term capital loss. The Company will not be allowed a deduction if the holding period requirements described in this paragraph are satisfied.
If an employee sells or otherwise disposes of the Common Stock purchased under the ESPP within two years from the Offering Date and one year from Purchase Date, if later, then the employee will recognize ordinary income on the excess of the fair market value of the Common Stock on the date of purchase over the purchase price. Any difference between the sale price of the shares and the fair market value on the Purchase Date will be capital gain or loss. The Company will be entitled to a deduction equal to the ordinary income recognized by the employee but will not be entitled to any deduction with respect to the amount recognized by such participant as capital gain.
The foregoing general tax discussion is intended for the information of our stockholders in considering how to vote with respect to this proposal and not as tax guidance to employees who participate in the ESPP. Employees of the Company and its subsidiaries are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign, and other tax consequences to them of participating in the ESPP.
NEW PLAN BENEFITS
Because the number of shares of Common Stock that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and not withdraw from the ESPP, the amount of payroll deductions elected by each employee, and the fair market value of shares of the Common Stock at future dates, the actual number of shares of Common Stock that may be purchased by any individual (or any group of individuals) is not determinable.
EQUITY COMPENSATION PLAN INFORMATION
The Company has four equity compensation plans under which shares of Common Stock are authorized for issuance to eligible directors, officers and employees: (i) the 2007 Stock Incentive Plan for key employees of USF Holding Corp. and its Affiliates (as amended, the “2007 Plan”); (ii) the 2016 US Foods Holding Corp. Omnibus Incentive Plan (as amended, the “2016 Plan”); (iii) the ESPP; and (iv) the 2019 Plan. Since May 1, 2019, the Company has issued awards under two of the four equity compensation plans under which shares of Common Stock are authorized for issuance: the 2019 Plan and the ESPP. The 2007 Plan terminated according to its terms on December 21, 2017. The 2019 Plan replaced the 2016 Plan when the stockholders of the Company approved the 2019 Plan on May 1, 2019. The following table summarizes equity compensation plan information for the 2007 Plan, the 2016 Plan, the 2019 Plan, and the ESPP, all stockholder approved, as a group as of fiscal year end 2023:

	Equity Compensation Plan Information
	(a)	(b)	(c)
Plan Category	Number of shares underlying outstanding options, warrants and rights(1)	Weighted-average exercise price of shares underlying outstanding options, warrants and rights(2)	Number of shares available for future issuance (excluding shares reflected in column (a))(3)
Equity compensation plans approved by stockholders	5,899,189	$25.24	6,644,521
Equity compensation plans not approved by stockholders	—	—	—
TOTAL	5,899,189	$25.24	6,644,521
(1)This number consists of 73,974 shares subject to outstanding awards granted under the 2007 Stock Incentive Plan for Key Employees of USF Holding Corp. and its Affiliates, 993,336 shares subject to outstanding awards under the 2016 US Foods Holding Corp. Omnibus Incentive Plan, and 4,831,879 shares subject to outstanding awards under the US Foods Holding Corp. 2019 Long-Term Incentive Plan (the “2019 Plan”).
(2)This weighted-average exercise price is calculated based on the exercise prices of outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding RSUs, which have no exercise price.
(3)This number consists of 6,272,971 shares available for issuance under the 2019 Plan, and 371,550 shares reserved for issuance under the ESPP. 127,670 additional shares were sold to participants of the ESPP on the March 1, 2024 purchase date and are no longer available for issuance.

70	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte has acted as our independent registered public accounting firm since 2006 and has been appointed by the Audit Committee to audit our financial statements for fiscal year 2024. Representatives from Deloitte are expected to be present at the Annual Meeting, with the opportunity to make statements if they wish to do so, and are expected to be available to respond to appropriate questions.
Although we are not required to seek stockholder ratification of the appointment of the independent registered public accounting firm, the Board believes it is a sound corporate governance practice. If the appointment of Deloitte is not ratified at the Annual Meeting, the fiscal year 2024 appointment will remain unchanged, but the Audit Committee will consider the outcome of the vote on this proposal in determining whether it will appoint Deloitte as the independent registered public accounting firm for fiscal year 2025

The Board of Directors and its Audit Committee recommend a VOTE FOR this proposal on the proxy card.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES
Before the Company engages Deloitte to provide any audit or non-audit services, each engagement is submitted to the Audit Committee for its approval. The Audit Committee has adopted a policy concerning approval of audit and non-audit services proposed to be provided by the independent registered public accounting firm to the Company. The policy requires that all services, including audit services and permissible audit-related, tax, and non-audit services, proposed to be provided by the independent registered public accounting firm to the Company be pre-approved by the Audit Committee. The Audit Committee has also adopted procedures authorizing the Chair of the Audit Committee to pre-approve interim requests for services under a specified dollar threshold, provided that the pre-approval is reviewed with the full Audit Committee at its next meeting. The pre-approval policy was in effect for services to be performed by Deloitte with respect to fiscal year 2023.
FEES PAID TO DELOITTE
The following table sets forth the aggregate fees billed by Deloitte for audit services rendered in connection with consolidated financial statements and reports for fiscal year 2023 and fiscal year 2022 and for audit-related, tax, and other services rendered during fiscal year 2023 and fiscal year 2022 for the Company and its subsidiaries (all of which were pre-approved by the Audit Committee), as well as applicable out-of-pocket costs incurred in connection with the services:

Fee Category	2023	2022

Audit Fees(1)	$3,991,546	$3,613,834
Audit-Related Fees(2)	$281,427	—
Tax Fees(3)	$228,629	$181,250
All Other Fees(4)	$99,971	$121,370
TOTAL FEES:	$4,601,573	$3,916,454
(1)Includes the aggregate fees for professional services rendered for the audit of the Company’s annual consolidated financial statements and the quarterly reviews of its consolidated financial statements. The fees are for services that are normally provided in connection with statutory or regulatory filings or engagements.
(2)Includes the aggregate fees for professional services rendered in connection with the Company’s SEC filings (exclusive of those noted in footnote 1 above) and other research and consultation services, including due diligence related to mergers and acquisitions.
(3)Includes the aggregate fees for professional services rendered for tax compliance, consultation, and planning.
(4)Consists of the aggregate fees for all services other than those described above, including consulting work related to operational compliance with regulations.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	71

AUDIT COMMITTEE REPORT
In assisting the Board in overseeing and monitoring the quality and integrity of the Company’s financial statements, the Audit Committee:
1.Reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 30, 2023 (the “Audited Financial Statements”) and the report on internal control over financial reporting with management;
2.Discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
3.Received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and discussed with Deloitte its independence from the Company and management.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023.
Audit Committee
David M. Tehle, Chair
Marla Gottschalk
Carl Andrew Pforzheimer
David A. Toy

72	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS
The following table sets forth information as of March 18, 2024, the Record Date, unless otherwise indicated in the footnotes below, with respect to the beneficial ownership of our Common Stock by: (i) each individual or entity known to us to own beneficially more than 5% of our capital stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. For each applicable beneficial owner, percent ownership has been computed based on a total of 245,274,867 shares of our Common Stock outstanding as of March 18, 2024.
The amounts and percentages of shares of our Common Stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of the security. A person is also deemed a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be acquired this way are deemed to be outstanding for purposes of computing a person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities to which that person has no economic interest.
Except as otherwise indicated in the footnotes to the following table, each of the beneficial owners listed below has, to our knowledge, sole voting and investment power for the indicated shares of our capital stock. Unless otherwise noted, the address of each beneficial owner listed below is c/o US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018.

	Shares Of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent

FMR LLC(1) 245 Summer Street, Boston, MA 02210	22,721,460	9.3%
The Vanguard Group, Inc.(2) 100 Vanguard Boulevard, Malvern, PA 19355	22,222,569	9.1%
Blackrock, Inc.(3) 50 Hudson Yards, New York, NY 10001	19,418,472	7.9%
Sachem Head Capital Management LP(4) 250 West 55th Street, 34th Floor, New York, New York 10019	15,937,785	6.5%
Boston Partners(5) One Beacon Street, 30th FL, Boston, MA 02108	15,282,523	6.2%
Directors and Named Executive Officers(6)
Cheryl A. Bachelder	33,660	*
James J. Barber, Jr.	8,793	*
Robert M. Dutkowsky	118,045	*
David E. Flitman	84,579	*
Marla Gottschalk	8,793	*
Steven M. Guberman	346,942	*
Sunil Gupta	21,687	*
William S. Hancock	73,008	*

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	73

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS

	Shares Of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Andrew E. Iacobucci(7)	48,294	*
Dirk J. Locascio	315,196	*
Carl Andrew Pforzheimer	35,734	*
Quentin Roach	8,793	*
David M. Tehle	33,968	*
John A. Tonnison	62,616	*
David A. Toy	8,793	*
Ann E. Ziegler	27,443	*
All directors and executive officers as a group (22 people)(6)	1,730,416	0.7%
*Less than 1%.
(1)Based solely on information as of December 29, 2023 in Amendment No. 10 to Schedule 13G filed with the SEC by FMR LLC (“FMR”) and Abigail P. Johnson on February 8, 2024. As of December 29, 2023, FMR reported having sole voting power over 19,336,649 shares of our Common Stock and FMR and Abigail P. Johnson reported having sole dispositive power over 22,721,460 shares of our Common Stock.
(2)Based solely on information as of December 29, 2023 in Amendment No. 6 to Schedule 13G filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 13, 2024. As of December 29, 2023, Vanguard reported having sole voting power over no shares of our Common Stock, shared voting power over 85,914 of our Common Stock, sole dispositive power over 21,891,750 shares of our Common Stock, and shared dispositive power over 330,819 shares of our Common Stock.
(3)Based solely on information as of December 31, 2023 in Schedule 13G filed with the SEC by Blackrock, Inc. (“Blackrock”) on January 26, 2024. As of December 31, 2023, Blackrock reported having sole voting power over 18,820,971 shares of our Common Stock and sole dispositive power over 19,418,472 shares of our Common Stock.
(4)Based solely on information as of February 29, 2024 in Amendment No. 8 to Schedule 13D filed with the SEC by Sachem Head Capital Management LP, Uncas GP, LLC, Sachem Head GP LLC, and Scott D. Ferguson. As of February 29, 2024, Sachem Head Capital Management LP, Uncas GP LLC, and Scott D. Ferguson reported having sole dispositive and sole voting power over no shares of our Common Stock, and shared dispositive and shared voting power over 15,937,785 shares of our Common Stock; As of February 29, 2024, Sachem Head GP LLC reported having sole dispositive and sole voting power over no shares of our Common Stock and shared voting and shared dispositive power over 5,995,000 shares of our Common Stock.
(5)Based solely on information as of December 31, 2023 in Amendment No. 2 to Schedule 13G filed with the SEC by Boston Partners on February 13, 2024. As of December 31, 2023, Boston Partners reported having sole voting power over 12,273,481 shares of our Common Stock, shared voting power over 10,928 shares of our Common Stock, and sole dispositive power over 15,282,523 shares of our Common Stock.

74	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS
(6)Includes shares of our Common Stock subject to stock options that are or may become exercisable within 60 days of March 18, 2024 and shares underlying RSUs that are scheduled to vest within 60 days of March 18, 2024:

Name	Stock Options (#)	Unvested RSUs (#)

Cheryl A. Bachelder	—	3,885
James J. Barber, Jr.	—	3,885
Robert M. Dutkowsky	—	3,885
Scott D. Ferguson	—	—
David E. Flitman	—	33,552
Marla Gottschalk	—	3,885
Steven M. Guberman	270,326	31,722
Sunil Gupta	—	3,885
William S. Hancock	22,801	28,757
Andrew E. Iacobucci	—	—
Dirk J. Locascio	173,692	52,219
Carl Andrew Pforzheimer	—	3,885
Quentin Roach	—	3,885
David M. Tehle	2,436	3,885
John A. Tonnison	19,689	25,387
David A. Toy	—	3,885
Ann E. Ziegler	—	3,885
All directors and executive officers as a group (22 people)	711,878	278,096
(7)The information included for Mr. Iacobucci represents Mr. Iacobucci’s common stock ownership as of May 18, 2023, the date on which Mr. Iacobucci’s employment with the Company terminated. Mr. Iacobucci also had 189,211 options that were exercisable as of such date but which are no longer exercisable.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires officers, directors and persons who beneficially own more than 10% of the company’s shares to file reports of ownership on Form 3 and reports of changes in ownership on Forms 4 or 5 with the SEC. The reporting officers, directors, and 10% stockholders are also required by SEC rules to furnish the company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports, the company believes that all Section 16(a) filing requirements applicable to its directors, officers and 10% stockholders were complied with during fiscal year 2023.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	75

ABOUT THE ANNUAL MEETING
Why did you provide me this Proxy Statement?
We provided you this Proxy Statement because you were a holder of our Common Stock as of the March 18, 2024 (the “Record Date”), and the Board is soliciting your proxy to vote your stock at the Annual Meeting. As permitted by SEC rules, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our registered and beneficial stockholders beginning on or about April 2, 2024. The Notice explains how to access the Proxy Statement and 2023 Annual Report and how to vote. If you have received a Notice by mail, you will not receive a printed copy of the Proxy Statement or fiscal year 2023 Annual Report in the mail, unless you request them. To request a printed copy of our proxy materials, you should follow the instructions included in the Notice.
For information on how to receive electronic delivery of our annual reports to stockholders, proxy statements, proxy cards, and notices of internet availability of proxy materials, please see the section entitled “About Electronic Delivery” on page 82.
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board has designated Dirk J. Locascio and Martha Ha as the Company’s proxies for the Annual Meeting.
What will I be voting on?
At the Annual Meeting, the holders of our Common Stock will be asked to vote on:

		Our Board’s Recommendation	More Information

Proposal 1	The election of nine director nominees to the Board	FOR EACH DIRECTOR NOMINEE	Page 8
Proposal 2	The approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement (commonly known as a “Say-on-Pay” proposal)	FOR	Page 32
Proposal 3	The approval of an amendment to the ESPP to increase the number of authorized shares	FOR	Page 67
Proposal 4	The ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2024	FOR	Page 71
Who is entitled to vote on these matters?
You are entitled to vote at the Annual Meeting if you owned shares of our Common Stock as of the close of business on the Record Date. On the Record Date, 245,274,867 shares of our Common Stock were outstanding and eligible to be voted. Each share of Common Stock owned as of the close of business on the Record Date is entitled to one vote on each matter that is properly brought before the Annual Meeting and on which our common stockholders are entitled to vote.
How many shares of Common Stock must be present to hold the Annual Meeting?
Business may not be conducted at the Annual Meeting unless a quorum is present. Under our Bylaws, a majority of the outstanding voting power of the shares, present or represented by proxy, and entitled to vote at the Annual Meeting, constitutes a quorum. If there are not sufficient shares present or represented by proxy at the Annual Meeting to constitute a quorum for approval of any matter to be voted upon, the Annual Meeting may be adjourned to permit further solicitation of proxies in order to achieve a quorum. Abstentions or withheld votes and broker non-votes are counted as shares present and entitled to vote for purpose of determining whether a quorum is present.

76	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

ABOUT THE ANNUAL MEETING
How many votes do I have?
Each record holder of our Common Stock will have the right to cast one vote for each share of Common Stock he or she owns on each matter that is properly brought before the Annual Meeting and on which our common stockholders are entitled to vote. As of the Record Date, there were 245,274,867 shares of Common Stock outstanding.
What vote is required, and how will my votes be counted, to elect the director nominees and to approve each of the other proposals discussed in this Proxy Statement?

Proposal	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes

Proposal 1: The election of nine director nominees to the Board.
Each director nominee must receive more votes cast “FOR” his or her election than votes cast “AGAINST” his or her election.

If an incumbent director nominee fails to be elected, he or she will promptly tender resignation to the Board. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation. After the Board acts on the resignation, it will publicly announce its decision and rationale within 120 days after the date the election results were certified.
		N/A	Broker discretionary voting is not permitted, and broker non-votes have no effect on the outcome of this proposal.

Proposal 2: The approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement (commonly known as a “say-on-pay” proposal).	Votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal.	An abstention has no effect on the outcome of the proposal.	Broker discretionary voting is not permitted, and broker non-votes will have no effect on the outcome of this proposal.

Proposal 3: The approval of an amendment to the ESPP to increase the number of authorized shares.	Votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal.	An abstention has no effect on the outcome of the proposal.	Broker discretionary voting is not permitted, and broker non-votes will have no effect on the outcome of this proposal.

Proposal 4: The ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2024.	Votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal.	An abstention has no effect on the outcome of the proposal.	Broker discretionary voting is permitted, so broker non-votes are not expected.

OUR BOARD RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF OUR DIRECTOR NOMINEES, “FOR” THE SAY-ON-PAY PROPOSAL, “FOR” THE AMENDMENT TO THE ESPP, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	77

ABOUT THE ANNUAL MEETING
Why are you conducting a virtual-only Annual Meeting?
We are conducting this year’s Annual Meeting entirely in a virtual-only meeting format, which provides our stockholders with expanded access to the Annual Meeting by providing an accessible platform for stockholders who would not otherwise be able to attend the meeting in-person. Like our prior in-person annual meetings, stockholders will have ample opportunity to ask questions or provide comments.
How do I participate in the virtual Annual Meeting?
We are holding the Annual Meeting in a virtual-only meeting format, and you will not be able to attend the Annual Meeting at a physical location. To participate in the virtual Annual Meeting, login at www.virtualshareholdermeeting.com/USFD2024 and enter the 16-digit control number included on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. If your shares are in street name (as defined below), instructions should be provided on the voting instruction card provided by your broker, bank, or other nominee. Contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number to gain access to the virtual meeting.
Stockholders will have the same rights and opportunities to participate in our virtual Annual Meeting as they would at an in-person meeting. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote during the meeting.
Who is allowed to attend the Annual Meeting?
You are entitled to participate in the virtual Annual Meeting if you were a stockholder of record as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. Even if you plan to attend the virtual Annual Meeting, we recommend that you also vote by proxy as soon as possible so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.
If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote during the meeting.
How can I request technical assistance during the Annual Meeting?
The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Central Daylight Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the meeting to allow time for stockholders to log in and test the computer audio system. We encourage you to log in prior to the meeting start time. Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the audio webcast of the meeting. If you encounter technical difficulties accessing the audio webcast, please follow the instructions on the pre-meeting message listed on the website.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and mobile phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection from wherever they intend to participate in the virtual Annual Meeting.
May I ask questions at the virtual Annual Meeting?
Yes. We expect that all of our directors and executive officers, as well as representatives of our independent registered public accounting firm, Deloitte, will attend the virtual Annual Meeting and be available to answer questions. We will provide our stockholders the opportunity to ask questions and make statements about a proposal during the formal business of the meeting. Questions and comments of a general nature will be held until after the conclusion of the formal business of the Annual Meeting. Instructions for submitting questions and making statements will be posted on the virtual meeting website. This live question and answer session will be conducted in accordance with certain Rules of Conduct. These Rules of Conduct will be posted to the virtual meeting platform on the day of the Annual Meeting, and may include certain procedural requirements, such as limiting repetitive or follow-up questions, so that more stockholders will have an opportunity to ask questions. Out of consideration for other stockholders, we request that stockholders limit questions and comments to one and time to two minutes or less. This will allow every stockholder who wishes to speak an opportunity to do so.

78	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

ABOUT THE ANNUAL MEETING
Who is soliciting proxies for the Annual Meeting with this Proxy Statement?
The Board is soliciting proxies for the Annual Meeting. We will pay the costs of this solicitation. We have retained Georgeson LLC (“Georgeson”) to assist with the solicitation of proxies for the Annual Meeting for a fee of approximately $20,000, plus routine out-of-pocket expenses. Proxies may be solicited in person, through the mail, or by telephone, email, or other electronic means by our directors, officers, and employees without additional compensation. We will also reimburse brokers, nominees, and fiduciaries for their costs in sending proxy materials to holders of our common stock.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name with Equiniti Trust Company, LLC (formerly, American Stock Transfer & Trust Company, LLC), the Company’s transfer agent, you are considered the stockholder of record, or a registered holder, with respect to those shares.
If your shares are held in a brokerage account or by a bank or other nominee (“in street name”), you are considered the beneficial owner of those shares.
How do I vote by proxy before the Annual Meeting?
If your shares are held directly in your own name, and you received a Notice of Internet Availability of Proxy Materials, you may vote your shares over the internet at www.proxyvote.com or by telephone by dialing 1-800-690-6903. To vote over the internet or by telephone, you will need your unique 16-digit control number, which is included on the Notice. These stockholders may also vote their shares by mail by requesting a paper or electronic copy of the proxy materials, which will include a proxy card with instructions.
If your shares are held directly in your own name, and you received printed or electronic copies of the proxy materials, you may vote your shares by mail by completing, signing, and dating the proxy card. To vote over the internet at www.proxyvote.com or by telephone by dialing 1-800-690-6903, you should refer to your proxy card for instructions and use your unique 16-digit control number which is included on your proxy card.
If your shares are held in street name, you should vote your shares by following the instructions from your broker, bank or other nominee.
What shares are included on a proxy or voting instruction card?
Each proxy or voting instruction card represents the shares held by you as of the close of business on the Record Date. You may receive more than one proxy or voting instruction card if you hold your shares in multiple accounts, or if some of your shares are registered directly in your name with the Company’s transfer agent and some of your shares are held in street name through a broker, bank, or other nominee. Please vote the shares on each proxy card or voting instruction card to ensure that all of your shares are counted at the Annual Meeting.
What if I have shares registered in my name and don’t vote on a particular matter when returning a proxy card?
Properly signed proxy cards received by the Corporate Secretary before the close of voting at the Annual Meeting will be voted according to the directions provided. If a signed proxy card is returned without stockholder direction on a matter, the shares will be voted as recommended by the Board.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	79

ABOUT THE ANNUAL MEETING
Will my shares held in street name be voted if I don’t provide instructions?
Current NYSE rules allow brokers to vote shares on certain “routine” matters for which their customers do not provide voting instructions. If you own shares in street name through a broker, bank, or other nominee, the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2024 (Proposal 4) is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions. The election of directors (Proposal 1), the advisory Say-on-Pay proposal (Proposal 2), and the proposal regarding an amendment to the ESPP (Proposal 3) are not “routine” proposals; therefore, your broker will be unable to vote your shares on these proposals if you do not instruct your broker how to vote, which is referred to as a “broker non-vote.”
I have shares registered in my name, and also have shares in a brokerage account. How do I vote these shares?
Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank or other nominee will send you instructions on how to vote those shares.
How can I vote at the virtual Annual Meeting?
Stockholders of record may vote their shares electronically at the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/USFD2024.
If you hold your shares in street name, you must follow the voting instructions provided by your brokerage firm, bank, or other nominee to vote your shares at the virtual Annual Meeting.
Even if you plan to attend the virtual Annual Meeting, we encourage you to vote your shares by internet, telephone, or mail prior to the Annual Meeting.
Can I change my vote or revoke my proxy?
If your shares are registered directly in your name, you may change your vote or revoke your proxy by:
■Delivering written notice to the Corporate Secretary that is received on or before 11:59 p.m. (Eastern Daylight Time) on May 14, 2024;
■Submitting a later dated proxy over the Internet or by telephone in accordance with the instructions in the Notice or the proxy card; or
■Voting your shares electronically during the Annual Meeting.
If your shares are held in street name, you should contact your broker, bank, or other nominee to change your vote or revoke your proxy.
Who counts the votes?
A representative of Broadridge Financial Solutions, Inc., the Company’s independent tabulating agent, will count the votes and serve as the inspector of election at the Annual Meeting.
Will my vote be kept confidential?
Yes. The Company’s policy is that all proxy or voting instruction cards, ballots and vote tabulations which identify the vote of an individual stockholder are to be kept secret unless required by law. Your vote will be disclosed to the Company or its agents only: (i) to allow the independent election inspectors to certify the results of the vote; (ii) if there is a proxy contest involving us; or (iii) if you make a written comment on your proxy or voting instruction card.
What is the deadline for voting?
The deadline for voting by telephone or electronically is 11:59 p.m. (Eastern Daylight Time) on May 14, 2024. If you attend the virtual Annual Meeting, you may vote your shares electronically during the meeting.

80	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

ABOUT THE ANNUAL MEETING
Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?
No. Delaware law does not provide stockholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.
What happens if the Annual Meeting is adjourned?
Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of our Common Stock at the adjourned Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.
Where can I find the results of the Annual Meeting?
We will report the voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days following our Annual Meeting, a copy of which will also be available on our website, https://ir.usfoods.com/investors.
How Can I Inspect a List of Stockholders Entitled to Vote at the Meeting?
Stockholders wishing to inspect the list of registered stockholders of the Company as of the Record Date should send an e-mail to generalcounsel@usfoods.com. Please include (i) your name and (ii) if you hold your shares through a broker, bank or other intermediary, an image of your stock ownership statement. Upon verification of your status as a stockholder, you will be provided access to view and inspect the list of registered stockholders as of the Record Date. Stockholders will not be able to download or print the list.
Whom do I contact if I have questions about the Annual Meeting?
If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Stockholders, Banks, and Brokers:
Call Toll-Free: 866-889-2033

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	81

OTHER MATTERS
OTHER BUSINESS
We are not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the persons named in the accompanying proxy will vote the shares of our Common Stock they represent according to their judgment.
ABOUT HOUSEHOLDING
Stockholders with multiple accounts who have elected to receive printed copies of proxy materials and share the same last name and household mailing address will receive a single set of printed copies of our proxy materials, unless we are instructed otherwise. Each stockholder will, however, receive a separate proxy card. Any stockholder who would like to receive separate copies of our proxy materials may call, email, or write us at the following address, and we will promptly deliver them. Alternatively, if you received multiple copies of our proxy materials and would like to receive combined mailings in the future, please call, email, or write us at the following address:
US Foods Holding Corp.
9399 W. Higgins Road, Suite 100
Rosemont, IL 60018
Attention: General Counsel
generalcounsel@usfoods.com
(847) 720-8000
Stockholders who hold their shares in street name should contact their broker, bank, or other nominee regarding combined mailings.
ABOUT ELECTRONIC DELIVERY
If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please go to www.proxyvote.com to vote using the Internet, select “Delivery Settings” and follow the instructions to indicate that you agree to receive or access proxy materials electronically in the future years.
STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING
Nomination of Director Candidates: Stockholders may nominate candidates to serve on the Board. Our Bylaws require stockholders seeking to make a director nomination to give notice at least 90 days, but no more than 120 days, prior to the date of the first anniversary of the preceding year’s annual meeting. As a result, you must deliver notice of a nomination to us no earlier than January 15, 2025 and no later than the close of business on February 14, 2025 in order to nominate a candidate for director at our 2025 annual meeting. The notice must contain the information required by our Bylaws, and should be addressed to: US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018, Attention: General Counsel and Corporate Secretary.
Proposals for Business for Inclusion in Next Year’s Proxy Statement (Rule 14a-8 Stockholder Proposals): To be considered for inclusion in our proxy statement for the 2025 annual meeting, the Company must receive notice of a stockholder proposal on or before December 3, 2024. The proposal must comply with the SEC rules regarding eligibility for inclusion in our proxy statement, and should be addressed to: US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018, Attention: General Counsel and Corporate Secretary.

82	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

OTHER MATTERS
Non-Rule 14a-8 Stockholder Proposals: If you intend to present a proposal at an annual meeting other than by submitting a stockholder proposal for inclusion in our proxy statement for that meeting, our Bylaws require you to give notice at least 90 days, but no more than 120 days, prior to the date of the first anniversary of the preceding year’s annual meeting. As a result, you must deliver notice of a proposal to us no earlier than January 15, 2025 and no later than the close of business on February 14, 2025 in order to present it at the 2025 annual meeting. The notice must contain the information required by our Bylaws, and should be addressed to: US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018, Attention: General Counsel and Corporate Secretary.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2025.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	83

APPENDIX A
NON-GAAP FINANCIAL MEASURES
In this Proxy Statement, we discuss Adjusted EBITDA, Adjusted Diluted EPS, Net Debt and Net Leverage Ratio, all of which are non-GAAP financial measures. Set forth below is a methodology for determining, and our rationale for using, these measures.

Metric	Definition	Rationale for Use

Adjusted EBITDA	EBITDA is defined as net income, plus interest expense – net, income tax provision (benefit), and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for: (1) restructuring costs and asset impairment charges; (2) shared-based compensation expense; (3) the non-cash impact of last-in, first-out (LIFO) reserve adjustments; (4) loss on extinguishment of debt; (5) business transformation costs; and (6) other gains, losses, or costs as specified in the agreements governing our indebtedness.	We believe Adjusted EBITDA provides meaningful supplemental information about our operating performance because it excludes amounts that we do not consider part of our core operating results when assessing our performance. Adjusted EBITDA is used in connection with certain covenants and restricted activities under the agreements governing our indebtedness. We also believe that the presentation of Adjusted EBITDA is useful to investors because it may be used by securities analysts, investors, and other interested parties in their evaluation of the operating performance of companies in our industry.

Adjusted Diluted EPS	Adjusted Diluted EPS is calculated as Adjusted net income divided by weighted average diluted shares outstanding (non-GAAP).	We believe the presentation of Adjusted Diluted EPS is useful to investors because the measurement excludes amounts that we do not consider part of our core operating results when assessing our performance and it may be used by securities analysts, investors, and other interested parties in their evaluation of the operating performance of companies in our industry.

Net Debt and Net Leverage Ratio	Net Debt is defined as total debt net of total Cash, cash equivalents and restricted cash remaining on the balance sheet as of the end of the most recent fiscal quarter. The Net Leverage Ratio is calculated by dividing Net Debt by Adjusted EBITDA.	We use Net Debt as a supplemental measure to GAAP measures to review the liquidity of our operations. We believe that Net Debt is a useful financial metric to assess our ability to pursue business opportunities and investments. We believe that the Net Leverage Ratio is useful to investors because it may be used by securities analysts, investors, and other interested parties in their evaluation of the relative capital structures of companies in our industry.

We caution readers that these definitions may not be the same as similar measures used by other companies. Not all companies and analysts calculate these measures in the same manner. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by presenting the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

A-1	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

APPENDIX A
US FOODS HOLDING CORP. NON-GAAP RECONCILIATION (UNAUDITED)

	For the year ended
	Consolidated US Foods
($ in millions, except share and per share data)	December 30, 2023	December 31, 2022	January 1, 2022	January 2, 2021(12)

Net income (loss) (GAAP)	$506	$265	$164	$(226)
Interest expense—net	324	255	213	238
Income tax provision (benefit)	172	96	50	(68)
Depreciation expense	349	327	323	343
Amortization expense	46	45	55	79
EBITDA (Non-GAAP)	$1,397	$988	$805	$366
Adjustments:
Restructuring costs and asset impairment charges(1)	14	12	11	39
Share-based compensation expense(2)	56	45	48	40
LIFO reserve adjustments(3)	(1)	147	165	25
Loss on extinguishment of debt(4)	21	—	23	—
Business transformation costs(5)	28	52	22	22
COVID-19 bad debt (benefit) expense(6)	—	—	(15)	47
COVID-19 product donations and inventory adjustment (7)	—	—	—	50
COVID-19 other related expenses(8)	—	—	3	13
Business acquisition and integration related costs and other(9)	44	66	(5)	46
Adjusted EBITDA (Non-GAAP)	$1,559	$1,310	$1,057	$648
Diluted EPS (GAAP)	$2.02	$1.01	$0.54	$(1.15)
Restructuring costs and asset impairment charges(1)	0.06	0.05	0.04	0.18
Share-based compensation expense(2)	0.22	0.18	0.19	0.18
LIFO reserve adjustments(3)	—	0.59	0.66	0.11
Loss on extinguishment of debt(4)	0.08	—	0.09	—
Business transformation costs(5)	0.11	0.21	0.09	0.10
COVID-19 bad debt (benefit) expense(6)	—	—	(0.06)	0.21
COVID-19 product donations and inventory adjustments(7)	—	—	—	0.23
COVID-19 other related expenses(8)	—	—	0.01	0.06
Business acquisition and integration related costs and other(9)	0.18	0.26	(0.02)	0.21
Income tax provision (benefit), as adjusted(10)	(0.04)	(0.16)	0.01	0.09
Adjusted Diluted EPS (Non-GAAP)(11)	$2.63	$2.14	$1.55	$0.22
Weighted-average diluted shares outstanding (Non-GAAP)(12)	249,984,664	251,231,662	249,886,068	219,838,120
(1)Consists primarily of severance and related costs associated with organizational realignment and other impairment charges. For fiscal year 2022, also consists of the write-off of old leases ROU asset and lease liability of $9 million associated with entering into new lease agreements for four distribution facilities.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	A-2

APPENDIX A
(2)Share-based compensation expense for expected vesting of stock awards and employee stock purchase plan.
(3)Represents the impact of LIFO reserve adjustments.
(4)Includes early redemption premium and the write-off of certain pre-existing debt issuance costs.
(5)Transformational costs represent non-recurring expenses prior to formal launch of strategic projects with anticipated long-term benefits to the Company. These costs generally relate to third party consulting and non-capitalizable construction or technology. For fiscal year 2023, business transformation costs related to projects associated with information technology infrastructure initiatives. For fiscal year 2022, business transformation costs consisted of new facility openings, supply chain strategy improvements, and information technology infrastructure initiatives. For fiscal year 2021 and fiscal year 2020, business transformation costs consisted primarily of costs related to significant process and systems redesign across multiple functions.
(6)Includes the changes in the reserve for doubtful accounts expense reflecting the collection risk associated with our customer base as a result of the COVID-19 pandemic.
(7)Includes COVID-19 related expenses related to inventory adjustments and product donations.
(8)Includes COVID-19 related costs that we are permitted to add back under certain agreements governing our indebtedness.
(9)Includes: (i) aggregate acquisition and integration related costs of $41 million for fiscal year 2023, $22 million for fiscal year 2022, $22 million for fiscal year 2021, and $45 million for fiscal year 2020; (ii) CEO sign on bonus of $3 million for fiscal year 2023; (iii) contested proxy and related legal and consulting costs of $21 million for fiscal year 2022 and favorable legal settlement recoveries of $29 million for fiscal year 2021; (iv) CEO severance of $5 million for fiscal year 2022; and (v) other gains, losses or costs that we are permitted to add back for purposes of calculating Adjusted EBITDA under certain agreements governing our indebtedness.
(10)Represents our income tax provision (benefit) adjusted for the tax effect of pre-tax items excluded from Adjusted net income and the removal of applicable discrete tax items. Applicable discrete tax items include changes in tax laws or rates, changes related to prior year unrecognized tax benefits, discrete changes in valuation allowances, and excess tax benefits associated with share-based compensation. The tax effect of pre-tax items excluded from Adjusted net income is computed using a statutory tax rate after taking into account the impact of permanent differences and valuation allowances.
(11)Adjusted Diluted EPS is calculated as Adjusted net income divided by weighted average diluted shares outstanding (Non-GAAP).
(12)For purposes of the Adjusted Diluted EPS calculation (Non-GAAP), when the Company has net income (GAAP), weighted average diluted shares outstanding (non-GAAP) is used and assumes conversion of the Series A convertible preferred stock and, when the Company has net loss (GAAP) and assumed conversion of the Series A convertible preferred stock would be antidilutive, weighted-average diluted shares outstanding (GAAP) is used.
Net Debt and Net Leverage Ratios

($ in millions, except ratios)	December 30, 2023	December 31, 2022

Total Debt (GAAP)	$4,674	$4,854
Cash, cash equivalents and restricted cash	$(269)	$(211)
Net Debt (Non-GAAP)	$4,405	$4,643
Adjusted EBITDA(1)	$1,559	$1,310
Net Leverage Ratio(2)	2.8	3.5
(1)Trailing Twelve Months (“TTM”) Adjusted EBITDA
(2)Net Debt/TTM Adjusted EBITDA

A-3	US FOODS HOLDING CORP. | 2024 PROXY STATEMENT

APPENDIX B
US FOODS HOLDING CORP. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
1.    INTRODUCTION
1.1.    PURPOSE OF THE PLAN
The purpose of the Plan is to provide Employees with the opportunity to acquire Shares or an interest in Shares in the Company.
Employees who participate in the Plan are given a right, called a Purchase Right, to buy Shares at the end of the specified Purchase Period.
The Plan is a discretionary plan. Participation by any Employee is purely voluntary.
1.2.    EMPLOYEE STOCK PURCHASE PLAN
The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423 of the Code. The provisions of the Plan will be construed so as to extend and limit participation in a manner consistent with that section of the Code.
1.3.    OTHER SIMILAR PLANS
The Company may establish similar plans for operation in other countries (“Sub-Plans”), as set out in Section 18. The Sub-Plans may be scheduled to the rules of this Plan or set out in separate documents. The Plan is, however, a separate and independent plan from the Sub-Plans.
1.4.    SHARES FOR THE PLAN AND SUB-PLANS
The number of Shares authorized to be issued under the Plan in Section 8 applies in total to both the Plan and any Sub-Plans. The Committee will determine, at its discretion, the method for allocating the Shares under the Plan and the Sub-Plans without stockholder approval.

2.    DEFINITIONS
2.1.    AS USED IN THE PLAN:
“Account” means the bookkeeping account established for a Participant in accordance with Section 10.6.
“Acquiring Company” means a person who obtains control of the Company.
“Acquisition Date” means the end of the Purchase Period (as specified by the Committee in the invitation), at which time the Purchase Right granted under the Plan may be exercised and Shares acquired on behalf of the Participant.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person. For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person by reason of ownership of voting securities, by contract or otherwise.
“Board” means the Board of Directors of the Company or, where appropriate, a duly authorized committee of it.
“Business Day” means any day on which the New York Stock Exchange is open for the transaction of business.
“Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including proposed regulation) include any successor provisions or regulations.
“Committee” means the Compensation Committee of the Board or such other committee selected by the Board to administer the Plan.
“Company” means US Foods Holding Corp, a company incorporated and organized under the laws of the state of Delaware and any successor entity.
“Compensation” as defined in the US Foods 401(k) Plan, as may be amended from time to time.
“Contribution” means the amount of after-tax payroll deduction an Employee has agreed to make, as set out in his application for a Purchase Right.
“Dealing Restrictions” means restrictions imposed by statute, order, regulation or Government directive, or by any code adopted by the Company, or any US or other regulatory requirement restricting dealings in Shares.
“Eligible Employee” means an Employee who meets the requirements specified in the invitation to participate in the Offering and as set forth in Section 3 of the Plan.
“Employee” means an individual employed by a Participating Company.
“Grant Date” means a date selected by the Committee for an Offering to commence.
“Offering” means the grant of Purchase Rights to acquire Shares under the Plan to Eligible Employees.
“Parent” means a Person which is a “parent corporation” of the Company within the meaning of Section 424(e) of the Code.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	B-1

APPENDIX B
“Participant” means a person holding a Purchase Right, including Representatives.
“Participating Companies” means:
(i) any Subsidiary organized under the laws of any state of the United States of America, unless the Committee has determined a Subsidiary is not designated to participate in the Plan; and
(ii) any other Subsidiary designated by the Committee to participate in the Plan (as long as it is not participating in any Sub-Plan).
“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.
“Plan” means this plan known as the US Foods Holding Corp. Amended and Restated Employee Stock Purchase Plan.
“Purchase Period” means a period of time specified in the invitation within an Offering, beginning on the Grant Date and ending on the Acquisition Date, or such earlier date as may be established under Section 11 of the Plan.
“Purchase Price” means the amount payable for each Share on the exercise of a Purchase Right calculated as described in Section 6 of the Plan.
“Purchase Right” means a right to acquire Shares granted under the Plan.
“Representative” means the person entitled to receive the assets of a Participant under a Participant’s will or the laws of intestate succession, in the case of a deceased Participant, or to act as a guardian or conservator for a Participant, in the case of a Participant who is found to be incompetent.
“Securities Act” means the Securities Act of 1933, as amended.
“Share” means a share of the common stock of the Company.
“Sub-Plan” means any employee stock purchase plan established in accordance with Section 18.
“Subsidiary” means a Person which is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
Any references in the Plan to the masculine gender shall include references to the feminine gender and vice versa.
2.2.    HEADINGS
Headings will be ignored in construing the terms of the Plan.

3.    ELIGIBILITY
3.1.    ELIGIBLE EMPLOYEES
A person will be eligible to participate if he or she:
3.1.1.    is employed for the purposes of Section 423(b)(4) of the Code by a Participating Company, including officers and directors, on the Grant Date; and
3.1.2.    (i) has such qualifying period (if any) of continuous service (not exceeding two years prior to the Grant Date), (ii) has such qualifying (if any) minimum number of customarily scheduled hours of work (not exceeding twenty), and/or (iii) such qualifying (if any) minimum number of months customarily worked per calendar year (not exceeding five), in each case as the Committee may from time to time determine.
3.2.    RESTRICTIONS ON ELIGIBILITY
A person will not be eligible for the grant of any Purchase Rights if, immediately after the grant of a Purchase Right, the person owns stock possessing 5 percent or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiary. For the purpose of this Section 3.2, the rules of Section 424(d) of the Code apply in determining the share ownership of any Employee and the Shares which he or she may acquire under all outstanding Purchase Rights. Purchase Rights will be treated as stock owned by the person.

4.    INVITATIONS
4.1.    OPERATION
The Committee has discretion to decide whether the Plan will be operated. When the Committee operates the Plan it must invite all Eligible Employees to apply to participate.
The invitation will continue to have effect in respect of subsequent Offerings under the Plan such that a Participant who has withdrawn from an Offering under Section 10.4 may re-apply to join the Plan under Section 5.1 provided he or she continues to be an Eligible Employee.
4.2.    TIME WHEN INVITATIONS MAY BE MADE
4.2.1.    Invitations may be made at any such time as the Committee determines, subject to any Dealing Restrictions.
4.2.2.    If the Committee cannot make the invitation due to Dealing Restrictions, the Committee may make the invitations at any time after the lifting of such restrictions.
4.3.    FORM OF INVITATION
The invitation will specify:

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4.3.1.    the Grant Date;
4.3.2.    the requirements a person must satisfy in order to be eligible to participate;
4.3.3.    the Purchase Price or how it is to be calculated;
4.3.4.    the length of the Offering, which must not exceed 27 months beginning with the Grant Date;
4.3.5.    how applications must be submitted and the closing date for applying to join the Offering;
4.3.6.    the maximum number, “if any, of Shares over which Purchase Rights may be granted:
(i)    individually;
(ii)    for the Offering;
(iii)    taken in conjunction with Offerings under the Sub-Plans; or
(iv)    for a specific Purchase Period;
4.3.7.    the maximum and minimum permitted Contribution which can be specified in a currency or as a percentage of the Participant’s Compensation;
4.3.8.    when and how frequently the payroll deductions will be made;
4.3.9.    the Acquisition Date at the end of the Offering when the Shares will be acquired; and
4.3.10.    any other terms, consistent with the terms and conditions of the Plan.
The invitation and Offering must comply with the requirements of Section 423(b)(5) of the Code.
4.4. LIMIT ON PARTICIPATION
4.4.1.    No person may be granted a Purchase Right which permits his rights to purchase Shares under all plans of the Company, any Subsidiary or Parent of the Company that are qualified under Section 423 of the Code to exceed US$25,000 of the Fair Market Value of such Shares, determined at the time the Purchase Right is granted, for each calendar year in which such Purchase Right is outstanding at any time.
4.4.2.    To the extent necessary to comply with this requirement, the Committee may:
(i)    cause a Participants Contributions to be decreased in respect of any Offering; or
(ii)    take other actions it considers necessary to ensure compliance with Section 423 of the Code.

5.    ENROLLMENT
5.1.    FORM OF APPLICATION
An application for a Purchase Right will be made in writing, or electronically, in a form specified by the Committee and will require the Eligible Employee to state:
5.1.1.    the Contribution he or she wishes to make;
5.1.2.    that his proposed Contribution, when added to any contributions he or she makes under any other stock purchase plans of the Company, its Subsidiaries or its Parent, will not exceed the maximum permitted under Section 423 of the Code.
An application in the form determined by the Committee which is improperly completed or late may be rejected.
5.2.    SUBSEQUENT OFFERINGS
Unless the Participant withdraws from an Offering under Section 10.4, the Participant’s application is deemed to apply in respect of any subsequent Offerings if they are made available by the Company.
5.3.    INCORPORATION OF TERMS
The terms of each Offering will include, through incorporation by reference, the provisions of this Plan.
6.    PURCHASE PRICE
6.1.    SETTING THE PRICE
The Committee will determine the Purchase Price (or the method by which it shall be determined) at the beginning of the Offering. The Purchase Price must not be less than 85 percent of the Fair Market Value of a Share at the Acquisition Date.
6.2.    FAIR MARKET VALUE
“Fair Market Value” on any particular day means the closing selling price for a Share on the New York Stock Exchange on that day.
If no selling price is reported for a particular date, “Fair Market Value” will be the closing selling price for a Share on the closest preceding Business Day for which such selling price is provided unless otherwise determined by the Committee. If the Shares are listed on any established stock exchange of a national market system (but they are not listed on the New York Stock Exchange), their “Fair Market Value” shall be the closing selling price for the Shares, as quoted on such exchange (or the exchange with the greatest volume of trading in Shares) or system on the date of

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APPENDIX B
such determination, as reported in The Wall Street Journal or such other recognized source as the Committee determines. If the Share is no longer listed on an established market, “Fair Market Value” of a Share will be determined in good faith by the Committee.
7.    GRANT OF PURCHASE RIGHT
7.1.    GRANT
Unless there has been scaling down as described in Section 9, or the Committee decides not to proceed with an Offering, for example, because there are not enough Shares, the Committee must, on the Grant Date, grant to each Eligible Employee who has submitted and not withdrawn a valid application a Purchase Right to acquire, at the Purchase Price, the number of Shares for which the Eligible Employee has applied (or is deemed to have applied) based on the amount of Contributions he or she will make during the Offering.
The Committee will not grant a Purchase Right to anyone who is not an Eligible Employee on the Grant Date. If the Committee tries to do so, the grant will be void.
7.2.    CORRECTION
Any grant of a Purchase Right in excess of the limit in Section 8 or Section 4.4 may be adjusted in any way so as to not exceed those limits.
7.3.    TRANSFERABILITY
Purchase Rights are not transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall only be exercisable during the Participant’s lifetime by the Participant.
8.    SHARES AVAILABLE FOR THE PLAN
8.1.    LIMIT REQUIRED BY IRS RULES
Shares that may be issued or sold pursuant to Purchase Rights granted under the Plan and any Sub-Plan shall not exceed in the aggregate 8,250,000 Shares of the Company. This number is subject to the provisions of Section 14.3 relating to adjustments upon changes in capitalization.
8.2.    EXCLUSIONS
Where a Purchase Right is terminated or lapses without being exercised, these Shares are ignored when calculating the limits in this Section 8.
8.3.    TYPES OF SHARES
The Shares subject to the Plan may be Shares that have been authorized but unissued, Shares that have been bought, or treasury shares.
9.    SCALING DOWN
9.1.    METHOD
If valid applications are received for a total number of Shares in excess of any maximum number specified in the invitation under Section 4.3, Section 4.4 or any limit under Section 8 the Committee will scale down applications by choosing one or more of the following methods:
9.1.1.    reducing the proposed Contributions by the same proportion to an amount not less than the minimum specified in the invitation; or
9.1.2.    reducing the proposed Contributions to a maximum amount chosen by the Committee, which must not be less than the minimum specified in the invitation; or
9.1.3.    using other methods, but these must treat Eligible Employees fairly.
9.2.    INSUFFICIENT SHARES
If, having scaled down as described in Section 9.1, the number of Shares available is insufficient to enable Purchase Rights to be granted to all Eligible Employees making valid applications, the Committee may decide not to grant any Purchase Rights.
10.    PAYROLL DEDUCTIONS
10.1.    START AND END
Contributions will be deducted from payroll on each pay date during an Offering that includes Compensation for time worked during the Offering (unless terminated early in accordance with this section) or such other dates as the Committee may decide. All Contributions are made on an after-tax basis.
10.2.    SUSPENDING CONTRIBUTIONS
A Participant may request to suspend making Contributions at any time prior to the Acquisition Date by notifying the Company in the form and manner designated by the Company. On the Acquisition Date the Participant’s Purchase Right will be exercised and Shares purchased to the extent of the Contributions made until the suspension date, unless a Participant withdraws from the Offering in accordance with Section 10.4. Any suspension under this Section 10.2 will take effect no later than the first pay date following ten (10) business days from the Company’s receipt of the change form and shall be effective for the entire duration of the Offering in which it is made (but not for any succeeding Offering), unless the Committee determines otherwise.
A Participant shall not be permitted to make up any missed Contributions as a result of suspension under this Section 10.2 or otherwise.
10.3.    CHANGING CONTRIBUTIONS
Changes to Contributions during an Offering may be permitted, as the Committee may decide.
10.4.    WITHDRAWAL FROM AN OFFERING

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A Participant may request to withdraw from an Offering at any time prior to the Acquisition Date by notifying the Company in the form and manner designated by the Company. The request will take effect no later than fifteen (15) business days following the Company’s receipt of the request. For the avoidance of doubt, the Company is not obliged to process a request to withdraw from an Offering if the request is submitted later than fifteen (15) days prior to an Acquisition Date. If not processed prior to the relevant Acquisition Date, the request will take effect in respect of the next Offering.
All of the Participant’s Contributions credited to his Account will be paid to him no later than 30 days after receipt of his notice of withdrawal and his Purchase Right for the current Offering will be automatically terminated.
No further Contributions for the purchase of Shares will be permitted or made during the Offering. Unless otherwise required by local law as determined by the Committee in its sole discretion, no interest or earnings shall be payable upon a Participant’s withdrawal from an Offering.
Unless the Committee sets forth limits on the frequency of a Participant’s ability to withdraw from an Offering, a Participant’s withdrawal from an Offering will not have any effect upon his eligibility to participate in the next Offering
10.5.    CONTINUED PARTICIPATION
If so specified on the application, the Participant will continue to participate in successive Offerings unless terminated as provided in this Section 10.
10.6.    ACCOUNT
The Contributions will be credited to a bookkeeping account for the Participant and may be deposited with the general funds of the Company or the Participating Company or, if the Committee so decides, with a banking institution or custodian as designated by the Committee. No interest or earnings shall be paid or credited to the Participant’s Account with respect to any payroll deductions except where required by local law as determined by the Committee.
10.7.    COMPLIANCE WITH SECTION 423
A Participant’s Contributions will, at any time, be decreased to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4.4. Contributions shall recommence at the rate provided in the Participant’s application at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless otherwise withdrawn by the Participant under Section 10.4 or changed under Section 10.3.
10.8.    APPROVED LEAVE OF ABSENCE
During an approved leave of absence, a Participant may continue to participate in the Plan but may elect to suspend Contributions in accordance with Section 10.2 during such leave period.
For the purposes of this Section 10.8, “approved leave of absence” means an Employee’s leave of absence (for example, military leave, maternity leave or sick leave) with the prior approval of an authorized person of his employer, during which period the Employee’s employment relationship is treated as continuing for the purposes of the Plan.
However, if the period of leave exceeds 90 days and the individual’s right to re-employment is not guaranteed either by statute or by contract, the employment relationship is deemed to terminate for the purposes of the Plan on the first day immediately following such 90-day period.
11.    TERMINATION OF EMPLOYMENT
11.1.    GENERAL RULE ON TERMINATION AND DEATH
A Purchase Right lapses immediately if a Participant dies or ceases to be employed by a Participating Company (for example, if he or she resigns). The Contributions credited to his Account will be returned to him or his Representative, as appropriate, without interest, no later than 30 days following the termination of employment and his Purchase Right will be automatically terminated.
11.2.    BENEFICIARY DESIGNATION
Notwithstanding Section 11.1, the Company may allow Participants to designate a beneficiary to receive the Contributions credited to the Participant and any Shares issued pursuant to the Plan which are held by a custodian on behalf of the Participant in the event of the Participant’s death, in accordance with such rules as it shall establish from time to time.
12.    EXERCISE OF PURCHASE RIGHT
12.1.    EXERCISE
Unless a Participant withdraws from the Plan as provided in Section 10.4, his Purchase Right will be exercised automatically on each Acquisition Date, and the maximum number of whole Shares subject to the Purchase Right will be purchased at the applicable Purchase Price with the accumulated Contributions in his Account. The Purchase Right cannot be exercised in part. Any surplus in the Account which is insufficient to purchase a whole Share will be either paid directly to the Participant in cash or carried forward, in either case pursuant to rules established from time to time. However, there are some conditions and exceptions to this general rule on exercise (See, Sections 12.2 and 12.3).
12.2.    CONTRIBUTIONS
A Participant may exercise his Purchase Right only using funds equal to or less than the Contributions for the applicable Offering. A Participant can only use Contributions made before the Acquisition Date applicable to the Purchase Right.
12.3.    REGISTRATION COMPLIANCE
No Purchase Right may be exercised unless the Shares to be issued or transferred upon exercise are covered by an effective registration statement pursuant to the Securities Act or are eligible for an exemption from the registration requirements, and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan.
If, on an Acquisition Date during any Offering, the Shares are not registered or exempt or the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised on the Acquisition Date. The Acquisition Date will be delayed until the Shares are subject

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APPENDIX B
to such an effective registration statement or exempt, and the Plan is in such compliance. The Acquisition Date will in no event be more than 27 months from the Grant Date.
If, on the Acquisition Date under any Offering, as delayed to the maximum extent permissible, the Shares are not registered or exempt and the Plan is not in such compliance, no Purchase Rights will be exercised, and all Contributions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) will be distributed to the Participants with any interest.
12.4.    LAPSE
A Purchase Right will lapse and automatically terminate on the earliest of the dates specified below:
12.4.1.    the date on which the person ceases to be an Employee;
12.4.2.    the date on which the Participant gives notice under Section 10.4 that he or she intends to withdraw from the Plan; and
12.4.3.    as provided in Section 14.1.
13.    ACQUISITION OF SHARES
13.1.    ISSUE OR TRANSFER
The Shares may be issued to a Participant or transferred to a custodian on behalf of the Participant. Subject to Section 12.3:
13.1.1.    Shares to be issued to a Participant following the exercise of a Purchase Right must be issued within 30 days of the Acquisition Date; and
13.1.2.    if Shares are to be transferred to a custodian following the exercise of a Purchase Right, the Committee must effect this transfer within 30 days of the Acquisition Date.
13.2.    RIGHTS
13.2.1.    Shares issued to a Participant on exercise of a Purchase Right rank equally in all respects with the Shares in issue on the date of issue. They are not entitled to any rights attaching to Shares by reference to a record date preceding the date of issue.
13.2.2.    Where Shares are to be transferred to a custodian on the exercise of a Purchase Right, Participants are entitled to all rights attaching to the Shares by reference to a record date after the transfer date. They are not entitled to any rights before that date.
13.3.    CERTIFICATE OF INCORPORATION AND BYLAWS
Any Shares acquired on the exercise of Purchase Rights are subject to the certificate of incorporation and bylaws of the Company in effect from time to time.
13.4.    LISTING
If and so long as the Shares are listed on the New York Stock Exchange or on any other stock exchange where Shares are traded, the Company must apply for listing of any Shares issued pursuant to the Plan prior to or as soon as practicable after their issuance.
14.    CORPORATE EVENTS
14.1.    CHANGE IN CONTROL
Upon the occurrence of a Change in Control (as defined below), the Board, in its sole discretion may:
14.1.1.    provide that each Purchase Right shall be assumed or an equivalent Purchase Right shall be substituted by the successor corporation or parent or subsidiary of such successor corporation;
14.1.2.    establish a date prior to the consummation of the Change in Control that shall be treated as the Acquisition Date, and all outstanding Purchase Rights shall be deemed exercised on such date; or
14.1.3.    the Participant’s accumulated Contributions and any interest (if applicable) will be returned to the Participant as soon as practicable, the Purchase Rights will be cancelled and the Offering will terminate.
14.1.4.    If a Change in Control is pending, the Committee may delay the commencement of an Offering.
14.2.    LIQUIDATION OR DISSOLUTION OF THE COMPANY
If the Company passes a resolution for its liquidation or dissolution, any Offering shall terminate and Purchase Rights will be cancelled as at that date. Any Contributions and interest (if applicable), will be returned to the Participant as soon as practicable.
14.3.    CHANGE IN THE SECURITIES OF THE COMPANY
If any change is made in the Shares of the Company (including by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, change in corporate structure or other transaction), the Committee shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the pre-share price of the Shares. Such mandatory adjustment may include a change in the type(s), class(es) and the maximum number of Shares subject to the Plan pursuant to Section 8, and shall adjust the type(s), class(es) number of Shares and purchase limits of each outstanding Purchase Right and the Purchase Price in any manner equitable to the Participants; this may include retrospective adjustments. If making such an adjustment, the Committee may consider any consideration received by the Company in the transaction. Adjustments may only be made if consistent with the applicable rules under Sections 423 and 424 of the Code.
The Company may notify the Participant of any adjustment made under this Section 14.3.
14.4.    TERMS USED
For the purpose of this Section 14:

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“Change in Control” means the first to occur of the following events after the adoption of the Plan:
14.4.1.    the acquisition (whether by purchase, merger, consolidation, combination, or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”)) of more than 50% (on a fully diluted basis) of either (A) the then outstanding Shares, taking into account as outstanding for this purpose such Shares issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Shares or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; or (III) in respect of an equity award held by a particular participant in an employee incentive plan, any acquisition by such participant or any group of Persons including such participant (or any entity controlled by such participant or any group of Persons including the participant);
14.4.2.    during any period of twelve (12) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14 A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or
14.4.3.    the sale, transfer, or other disposition of all or substantially all of the assets of the Company to any Person that is not an Affiliate of the Company.
15.    GENERAL
15.1.    NOTICES
15.1.1.    Any notice or other document which has to be given to an Eligible Employee or Participant under or in connection with the Plan may be:
(i)    delivered or mailed to him at his address according to the records of his employing company; or
(ii)    sent by e-mail or fax to any e-mail address or fax number which, according to the records of his employing company, is used by him, or in either case such other address which the Company considers appropriate.
15.1.2.    Any notice or other document which has to be given to the Company or other appointed agent under or in connection with the Plan may be delivered or mailed to it at such place as the Committee or its duly appointed agent may from time to time decide and notify to Participants or sent by e-mail or fax to any e-mail address or fax number notified to the sender.
15.1.3.    Notices mailed will be deemed to have been given on the earlier of the date of actual receipt and the seventh day after the mailing date.
15.1.4.    Notices sent by e-mail or fax, in the absence of evidence of non-delivery, will be deemed to have been received on the day after sending.
15.2.    DOCUMENTS SENT TO STOCKHOLDERS
The Company may send to Participants copies of any documents or notices normally sent to the holders of its Shares.
15.3.    COSTS
The Company or a Participating Company (as appropriate) will pay the costs of establishing and administering the Plan. The Company may require each other Participating Company to reimburse the Company for any costs incurred in connection with the grant of Purchase Rights to, or exercise of Purchase Rights by, Employees of that Participating Company.
15.4.    TERMS OF EMPLOYMENT
15.4.1.    For the purposes of this Section 15.4, “Employee” means any employee of the Company or any Subsidiary or associated company of the Company.
15.4.2.    This Section 15.4 applies during an Employee’s employment and after the termination of an Employee’s employment, whether or not the termination is lawful.
15.4.3.    Nothing in this Section or the operation of the Plan forms part of any contract of employment of an Employee. The rights and obligations arising from the employment relationship between the Employee and the Participating Company are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment.
15.4.4.    Subject to Section 4.1, no Employee has a right to participate in the Plan. Participation in the Plan or the grant of Purchase Rights on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Purchase Rights on the same basis, or at all, in any future year.
15.4.5.    The terms of the Plan do not entitle the Employee to the exercise of any discretion by the Company, a Participating Company or the Committee in his favor.
15.4.6.    No Employee will have a claim or right of action in respect of any decision, omission or exercise of discretion, not relating to an existing Purchase Right, which may operate to the disadvantage of the Employee.
15.4.7.    No Employee has any right to compensation for any loss in relation to the Plan, including any loss in relation to:

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APPENDIX B
(i)    any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);
(ii)    any exercise of discretion or a decision made in relation to a Purchase Right or to the Plan, or any failure to exercise discretion or make a decision; or
(iii)    the operation, suspension, termination or amendment of the Plan.
15.4.8.    Participation in the Plan is permitted only on the basis that the Participant accepts all terms and conditions of the Plan, including this Section 15.4. By participating in the Plan, an Employee waives all rights under the Plan, other than the rights expressly granted herein or in any invitation to participate in accordance with the express terms of this Section in consideration for, and as a condition of, the grant of a Purchase Right under the Plan.
15.4.9.    Nothing in this Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights to enforce any term of this Plan. This does not affect any other right or remedy of a third party which may exist.
15.4.10.    Benefits under this Plan shall not be taken into account for the purpose of determining any benefits under any benefit plan unless such plan (or arrangement) specifically provides otherwise.
15.5.    CORPORATE ACTIONS
The existence of any Purchase Right shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or preferred or prior preference stock ahead of or convertible into, or otherwise affecting, the Shares or the rights of them, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
15.6.    EMPLOYEE TRUST
The Company and any Subsidiary may provide money to the trustee of any trust or any other person to enable the trust or him to acquire Shares for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by law.
15.7.    WITHHOLDING
Unless the Participant discharges the liability himself, the Company or a Participating Company, the trustee of any trust or other third party administrator may withhold any amount and make any arrangements as it considers necessary to meet any tax withholding obligation of the Company in respect of Purchase Rights. These arrangements include the sale of any Shares on behalf of a Participant.
15.8.    DATA PRIVACY
By participating in the Plan the Participant consents to the holding and processing of personal data provided by the Participant to the Company, any Subsidiary or associated company trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:
15.8.1.    administering and maintaining Participant records;
15.8.2.    providing information to an associated company, trustees of any trust, registrars, brokers or other third party administrators of the Plan;
15.8.3.    providing information to future purchasers of the Company or the business in which the Participant works; and
15.8.4.    transferring information about the Participant to a country or territory outside the United States of America that may not provide the same statutory protection for the information as the Participant’s home country.
15.9.    OFFSET
To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any Participant under the terms of the Plan to the extent of any amounts owed for any reason by such Participant to the Company or Participating Company and to set off and apply the amounts so withheld from payment of any such amount owed to the Company or Participating Company, whether or not such amount shall then be immediately due and payable and in such order or priority as among such amounts owed as the Company, in its sole discretion, shall determine.
15.10.    REPURCHASE
The Company shall have no obligation to repurchase from any Participant any Shares acquired under the Plan.
15.11.    LEGAL COMPLIANCE
If in the opinion of counsel for the Company, it is necessary or desirable in order to comply with applicable laws or regulations relating to securities or exchange control, the Company may:
15.11.1.    require the Participant to provide confirmation of compliance with such local laws and regulations, without which the Purchase Right may lapse; and/ or
15.11.2.    upon the exercise of the Purchase Right, substitute cash equal to the value of any spread (less any tax and social security contributions) for any Shares.
15.12.    CREDITING SERVICE
In the event of the adoption of the Plan by an Acquiring Company, the merger or consolidation of another company with a Participating Company, or the acquisition by the Company of another company, the Committee shall determine the extent, if any, to which employees affected by the event shall be credited under the Plan with service rendered to his employer prior to the event.
16.    ADMINISTRATION

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APPENDIX B
16.1.    COMMITTEE’S POWERS
The Committee will administer the Plan. Subject to the provisions of the Plan, the Committee has the power:
16.1.1.    to determine when and how Purchase Rights to acquire Shares will be granted and the provisions of each Offering of such Purchase Rights;
16.1.2.    to convert, when necessary, any value denominated in US dollars and cents to an equivalent currency based on a currency exchange rate that it selects for such purpose;
16.1.3.    to designate from time to time which Subsidiaries shall become Participating Companies;
16.1.4.    to construe and interpret the Plan and Purchase Rights granted under the Plan, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan; and
16.1.5.    generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and other Participating Companies and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.
16.2.    COMMITTEE’S DECISION FINAL AND BINDING
All determinations of the Committee are final and binding on Employees, Participants and any other party claiming a right or a benefit under the Plan or in connection with any Offering.
16.3.    INDEMNIFICATION OF COMMITTEE
To the extent permitted by law, the Company shall indemnify the members of the Committee from all claims for liability, loss or damage (including payment of expenses in connection with the defense again such claim) arising from any act or failure to act under the Plan, provided any such member shall give the Company an opportunity, at its own expense, to handle and defend such claims. This shall not include actions which could be held to include criminal liability under applicable law. The provision of this Section 16.3 shall survive the termination of the Plan under Section 17.
17.    CHANGING THE PLAN AND TERMINATION
17.1.    CHANGING THE PLAN
The Committee may at any time change the Plan in any way. The Company shall obtain stockholder approval of such amendments in such a manner and to such a degree as required and to the extent necessary to comply with Section 423 of the Code (or any other applicable law). The Plan may not be amended in any manner that will retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action.
17.2.    NOTICE
The Committee may give written notice of any changes made to any Participant affected.
17.3.    TERMINATION OF THE PLAN
The Committee may terminate the Plan at any time; provided, that no termination will adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such termination. For the avoidance of doubt, Purchase Rights granted before such termination will continue to be valid and exercisable as described in this Section.
18.    OVERSEAS PARTICIPANTS
18.1.    ESTABLISHING PLANS
The Committee may establish plans to operate overseas either by scheduling sub-plans to the Plan, or adopting separate plans in accordance with the authority given by stockholders (together “Sub-Plans”). This includes:
18.1.1.    designating from time to time which Subsidiaries will participate in a particular Sub-Plan;
18.1.2.    determining procedures for eligible employees to enroll in or withdraw from a Sub-Plan, setting or changing payroll deduction percentages, and obtaining necessary tax withholdings; and
18.1.3.    allocating the available Shares under the Plan to the Sub-Plans for particular offerings.
18.2.    OVERSEAS LAWS
If, in the opinion of the Committee, local laws or regulations cause participation in the Plan to become unduly onerous for the Company, a Participating Company or a Participant, the relevant Purchase Right will not be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) will be distributed to the Participant without any interest (unless required by applicable law). No right to compensation for loss of benefit will arise as a result of such an event.
19.    GOVERNING LAW
The laws of the state of Delaware (without regard to its conflicts of laws rules) govern the Plan and all Purchase Rights and their construction. The courts of the state of Delaware have non-exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Purchase Right.

US FOODS HOLDING CORP. | 2024 PROXY STATEMENT	B-9

IN FISCAL YEAR 2023, US FOODS® REPORTED MEANINGFUL PROGRESS TOWARD ACCOMPLISHING OUR CLIMATE GOALS. (1)(2)

In fiscal year 2022, we adopted the following science-based greenhouse gas (GHG) emissions reduction targets, which were approved by the Science Based Targets initiative (SBTi).

US Foods committed to reducing absolute Scopes 1 and 2 GHG emissions 32.5% by 2032 from a 2019 base year.

US Foods committed that 67% of its suppliers by emissions covering purchased goods and services would have science-based targets by 2027.

IN FISCAL YEAR 2023, WE REPORTED MEANINGFUL PROGRESS TOWARD THESE CLIMATE GOALS DURING FISCAL YEAR 2022.

- √ US Foods reduced GHG emissions 13% from a 2019 base year – 40% of the way toward achieving our goal to reduce Scopes 1 and 2 emissions 32.5% by 2032.
- √ 17% of US Foods' suppliers, by emissions, set science-based targets – 25% of the way toward achieving our goal.

We also reported decreasing our emissions intensity by 19% and our energy intensity by 10%, in each case, against a 2015 base year.(3)(4)

IN ADDITION, WE TOOK THE FOLLOWING STEPS IN 2023 TO CONTINUE OUR COMMITMENT OF CONCRETE ACTION TO REDUCE GHG EMISSIONS AND ACCOMPLISH OUR CLIMATE GOALS.

- Reported our second Scope 3 GHG footprint
- Enhanced our Sustainability Accounting Standards Board disclosures with quantitative metrics aimed at providing increased transparency on our environmental performance
- Took delivery of 40 electric trucks
- Continued to achieve a reduction in miles driven by optimizing our truck routing and rightsizing our vehicles by route type to save fuel and reduce our GHG emissions

US Foods plans to report 2023 performance against our climate goals and metrics in our 2023 Sustainability Report in May 2024.

Further information about our climate goals and our continued progress toward such goals can be found at http://www.usfoods.com/csr

(1) Science-based targets set through Science Based Targets Initiative, a partnership that validates corporate GHG emissions reduction targets as science-based; validation widely accepted by investors as best practice in target setting process.

(2) Scope 1 GHG emissions are direct emissions from a company's owned or controlled sourced; Scope 2 GHG emissions are indirect emissions from purchased sources, such as purchased electricity; Scope 3 GHG emissions are all indirect emissions – not including Scope 2 – that occur in a company's value chain.

(3) Emissions intensity measured as pounds of CO2e per case delivered, inclusive of our Food Group and Smart Foodservice acquisitions.

(4) Energy intensity is measured in kilowatt hours per case shipped.

US FOODS HOLDING CORP.
9399 WEST HIGGINS ROAD
SUITE 100
ROSEMONT, IL 60018

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information by 11:59 P.M. Eastern Time on May 14, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/USFD2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions by 11:59 P.M. Eastern Time on May 14, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33545-P01129 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

US FOODS HOLDING CORP.

The Board of Directors recommends you vote FOR the election of the following nine nominees as directors:

1. Election of Directors

Nominees:

		For	Against	Abstain
1a.	Cheryl A. Bachelder	☐	☐	☐
1b.	Robert M. Dutkowsky	☐	☐	☐
1c.	David E. Flitman	☐	☐	☐
1d.	Marla Gottschalk	☐	☐	☐
1e.	Sunil Gupta	☐	☐	☐
1f.	Carl Andrew Pforzheimer	☐	☐	☐
1g.	Quentin Roach	☐	☐	☐
1h.	David M. Tehle	☐	☐	☐
1i.	Ann E. Ziegler	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement.	☐	☐	☐
3. To approve an amendment to the US Foods Holding Corp. Amended and Restated Employee Stock Purchase Plan to increase the number of shares available for issuance.	☐	☐	☐
4. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V33546-P01129

PROXY
US FOODS HOLDING CORP.
ANNUAL MEETING OF STOCKHOLDERS
MAY 15, 2024 AT 8:00 AM (CDT)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of 2024 Annual Meeting of Stockholders and Proxy Statement with respect to the 2024 Annual Meeting of Stockholders of US Foods Holding Corp. (the "Company") to be held at 8:00 AM (CDT) on May 15, 2024, via the Internet at www.virtualshareholdermeeting.com/USFD2024. The undersigned hereby appoints Dirk J. Locascio and Martha Ha, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this proxy, all the shares of common stock of the Company which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before such meeting or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE PROXY IS PROPERLY EXECUTED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR, "FOR" PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side